EXHIBIT 2

PURCHASE AND SALE AGREEMENT

By and Among

THE DETROIT MEDICAL CENTER,
HARPER-HUTZEL HOSPITAL,
DETROIT RECEIVING HOSPITAL AND UNIVERSITY HEALTH CENTER,
CHILDREN’S HOSPITAL OF MICHIGAN,
REHABILITATION INSTITUTE, INC.,
SINAI HOSPITAL OF GREATER DETROIT,
HURON VALLEY HOSPITAL, INC.,
DETROIT MEDICAL CENTER COOPERATIVE SERVICES,
DMC ORTHOPEDIC BILLING ASSOCIATES, LLC,
METRO TPA SERVICES, INC.,
and
MICHIGAN MOBILE PET CT, LLC,

as Seller,

and

VHS OF MICHIGAN, INC.,
VHS HARPER-HUTZEL HOSPITAL, INC.,
VHS DETROIT RECEIVING HOSPITAL, INC.,
VHS CHILDREN’S HOSPITAL OF MICHIGAN, INC.,
VHS REHABILITATION INSTITUTE OF MICHIGAN, INC.,
VHS SINAI-GRACE HOSPITAL, INC.,
VHS HURON VALLEY-SINAI HOSPITAL, INC.,
VHS DETROIT BUSINESSES, INC.,
and
VHS DETROIT VENTURES, INC.,

as Buyer,

and

VANGUARD HEALTH SYSTEMS, INC.

Dated as of June 10, 2010

TABLE OF CONTENTS

		Page

ARTICLE 1	DEFINITIONS AND REFERENCES................................................................	2
	1.1 Definitions.................................................................................................	2
	1.2 Certain References....................................................................................	13

ARTICLE 2	PURCHASE AND SALE OF ASSETS AND RELATED MATTERS...............	14
	2.1 Sale of Assets...........................................................................................	14
	2.2 Excluded Assets.......................................................................................	16
	2.3 Assumed Liabilities...................................................................................	17
	2.4 Excluded Liabilities...................................................................................	19
	2.5 Purchase Price..........................................................................................	19
	2.6 Allocation of Purchase Price......................................................................	20

ARTICLE 3	REPRESENTATIONS AND WARRANTIES OF SELLER..............................	20
	3.1 Organization.............................................................................................	20
	3.2 Powers; Consents; Absence of Conflicts, Etc............................................	20
	3.3 Binding Agreement....................................................................................	21
	3.4 Subsidiaries and Third Party Rights............................................................	21
	3.5 Legal and Regulatory Compliance.............................................................	22
	3.6 Financial Statements..................................................................................	22
	3.7 Operation of the Hospital Businesses.........................................................	22
	3.8 Recent Activities.......................................................................................	23
	3.9 Account Receivable; Inventory..................................................................	24
	3.10 Equipment................................................................................................	24
	3.11 Title to Personal Property..........................................................................	24
	3.12 Real Property...........................................................................................	25
	3.13 Environmental Matters..............................................................................	26
	3.14 Intellectual Properties and Information Systems..........................................	27
	3.15 Insurance..................................................................................................	27
	3.16 Permits and Licenses.................................................................................	27
	3.17 Government Payment Programs: Accreditation..........................................	28
	3.18 Agreements and Commitments..................................................................	28
	3.19 The Assumed Contracts............................................................................	29
	3.20 Employees and Employee Relations...........................................................	30
	3.21 Seller’s Employee Benefit Plans.................................................................	31
	3.22 Litigation and Proceedings.........................................................................	33
	3.23 Taxes.......................................................................................................	34
	3.24 Medical Staff; Physician Relations.............................................................	35
	3.25 Restrictions on Assets...............................................................................	35
	3.26 Brokers and Finders.................................................................................	35
	3.27 Payments..................................................................................................	35
	3.28 Bankruptcy...............................................................................................	35
	3.29 Captive Insurance Companies...................................................................	36
	3.30 Joint Ventures...........................................................................................	36
	3.31 Not-for-Profit Corporations......................................................................	37
	3.32 Undisclosed Liabilities...............................................................................	37
	3.33 Full Disclosure..........................................................................................	37

ARTICLE 4	REPRESENTATIONS AND WARRANTIES OF BUYER AND VANGUARD	37
	4.1 Organization.............................................................................................	37
	4.2 Corporate Powers; Consents; Absence of Conflict, Etc.............................	37
	4.3 Binding Agreement....................................................................................	38
	4.4 Brokers and Finders.................................................................................	38
	4.5 Compliance with Government Programs....................................................	38
	4.6 Litigation and Proceedings.........................................................................	38
	4.7 Bankruptcy...............................................................................................	38
	4.8 Availability of Funds..................................................................................	39
	4.9 Vanguard’s Securities Filing and Financial Statements................................	39
	4.10 Due Diligence...........................................................................................	39
	4.11 Principal Credit Agreement.......................................................................	40
	4.12 Full Disclosure..........................................................................................	40

ARTICLE 5	COVENANTS AND AGREEMENTS OF SELLER..........................................	40
	5.1 Operations................................................................................................	40
	5.2 Negative Covenants..................................................................................	41
	5.3 Buyer Access to and Provision of Additional Information...........................	42
	5.4 Insurance Ratings......................................................................................	44
	5.5 Consent of Others.....................................................................................	44
	5.6 Seller’s Efforts to Close............................................................................	44
	5.7 Employee Terminations.............................................................................	44
	5.8 Seller Termination of 403(b) Plan..............................................................	44
	5.9 Reportable Events.....................................................................................	45
	5.10 No Shop..................................................................................................	45
	5.11 Survival of Covenants...............................................................................	45
	5.12 Premier.....................................................................................................	45
	5.13 Harper Professional Office Building...........................................................	45
	5.14 Severance, Vacation and CTO Policies.....................................................	46

ARTICLE 6	COVENANTS AND OBLIGATIONS OF BUYER..........................................	46
	6.1 Consent of Others.....................................................................................	46
	6.2 Buyer’s Efforts to Close............................................................................	47
	6.3 Employee Matters	47

ARTICLE 7	ADDITIONAL COVENANTS AND OBLIGATIONS.....................................	50
	7.1 Necessary Antitrust Filings........................................................................	50
	7.2 Costs and Expenses..................................................................................	50
	7.3 Fulfillment of Conditions............................................................................	50
	7.4 Release of Encumbrances..........................................................................	51
	7.5 Attorney General Process for Sales of Nonprofit Assets to For Profit Corporations............................................................................................	51

ARTICLE 8	CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER.....................	51
	8.1 Accuracy of Representations and Warranties; Covenants...........................	51
	8.2 Adverse Action or Proceeding..................................................................	51
	8.3 HAS Act..................................................................................................	51
	8.4 Attorney General Approval.......................................................................	51
	8.5 Redemption of the Bonds/Satisfaction of the Indenture...............................	52
	8.6 Captive Insurance Companies...................................................................	52
	8.7 Extraordinary Events.................................................................................	52
	8.8 Opinion of Vanguard’s and Buyer’s Counsel.............................................	52
	8.9 Delivery of Closing Documents..................................................................	54
	8.10 No Material Adverse Change; EBITDA....................................................	54
		54
ARTICLE 9	CONDITIONS AND PRECEDENT TO OBLIGATIONS OF BUYER............	54
	9.1 Representations and Warranties; Covenants..............................................	54
	9.2 Adverse Action or Proceeding..................................................................	55
	9.3 Pre-Closing Confirmations and Contractual Consents................................	55
	9.4 Extraordinary Events.................................................................................	56
	9.5 No Material Adverse Change; EBITDA....................................................	56
	9.6 Title Insurance Policies and Surveys..........................................................	57
	9.7 Opinion of Seller’s Counsel.......................................................................	57
	9.8 The Indenture...........................................................................................	58
	9.9 Lien Terminations......................................................................................	58
	9.10 Hill-Burton................................................................................................	58
	9.11 Captive Insurance Companies...................................................................	58
	9.12 Attorney General Approval.......................................................................	58
	9.13 Insurance..................................................................................................	59
	9.14 Delivery of Closing Documents..................................................................	59
	9.15 Renaissance Zone.....................................................................................	59

ARTICLE 10	CLOSING; TERMINATION OF AGREEMENT..............................................	59
	10.1 Closing.....................................................................................................	59
	10.2 Pre-Closing..............................................................................................	59
	10.3 Deliverables of Seller at Closing................................................................	59
	10.4 Vanguard’s and Buyer’s Deliverables at Closing........................................	61
	10.5 Termination Prior to Closing......................................................................	62
	10.6 Termination for Casualty or Eminent Domain.............................................	63
	10.7 Effect of Termination.................................................................................	63

ARTICLE 11	POST-CLOSING COVENANTS OF SELLER...............................................	65
	11.1 Tax Reporting of Hired Employees............................................................	65
	11.2 Non-Competition......................................................................................	65
	11.3 Change of Corporate Names....................................................................	66
	11.4 Further Assurances...................................................................................	66

ARTICLE 12	POST-CLOSING COVENANTS OF BUYER.................................................	66
	12.1 Buyer Advisory Board; Hospital Advisory Board......................................	66
	12.2 Indigent and Low Income Care.................................................................	67
	12.3 Commitments to Maintain the Hospitals and Provide Core Services...........	68
	12.4 Capital Expenditures.................................................................................	69
	12.5 The Warrants............................................................................................	72
	12.6 Retention of Medical Staff.........................................................................	74
	12.7 No Sale of Hospitals.................................................................................	74
	12.8 Commitment to Education Mission............................................................	74
	12.9 Commitment to Research Mission.............................................................	74
	12.10 Karmanos Cancer Center.........................................................................	74
	12.11 Health and Wellness Initiatives...................................................................	74
	12.12 Supplier Diversity Program........................................................................	75
	12.13 Project Genesis.........................................................................................	75
	12.14 Detroit Based Systems..............................................................................	75
	12.15 National Support Centers..........................................................................	75
	12.16 Naming Conventions.................................................................................	75
	12.17 Annual Reporting Requirements.................................................................	75
	12.18 Post Closing Assistance to Seller...............................................................	76

ARTICLE 13	OTHER POST-CLOSING AGREEMENTS......................................................	76
	13.1 Post-Closing Maintenance of and Access to Information............................	76
	13.2 Cost Reports............................................................................................	77
	13.3 Misdirected Payments...............................................................................	77
	13.4 Collection of Pre-Closing Receivables and Special Accounts.....................	78
	13.5 Cost Report Liabilities...............................................................................	78
	13.6 Advances by Buyer...................................................................................	79

ARTICLE 14	INDEMNIFICATION.......................................................................................	79
	14.1 Indemnification by Seller...........................................................................	79
	14.2 Indemnification by Vanguard and Buyer.....................................................	80
	14.3 Notice and Procedure...............................................................................	80
	14.4 Notice and Control of Litigation................................................................	80
	14.5 Notice of Claim........................................................................................	81
	14.6 Mixed Claims...........................................................................................	81
	14.7 Presumption of Liability.............................................................................	81
	14.8 Disputed Claims........................................................................................	81
	14.9 Payment of Losses....................................................................................	81
	14.10 Limitations/DMC Assistance.....................................................................	82
	14.11 Survival....................................................................................................	82

ARTICLE 15	ALTERNATIVE DISPUTE RESOLUTION......................................................	83
	15.1 Agreement to Use the Procedure...............................................................	83
	15.2 Initiation of the Procedure.........................................................................	83
	15.3 Unassisted Settlement...............................................................................	83
	15.4 Selection of the Neutral.............................................................................	83
	15.5 Time and Place for the ADR.....................................................................	83
	15.6 Exchange of Information............................................................................	84
	15.7 Summary of Views....................................................................................	84
	15.8 Staffing the ADR.......................................................................................	84
	15.9 Conduct of the ADR.................................................................................	84
	15.10 The Neutral’s Views.................................................................................	84
	15.11 Termination of the Procedure....................................................................	84
	15.12 Fees of the Neutral; Disqualification...........................................................	85
	15.13 Confidentiality...........................................................................................	85

ARTICLE 16	GENERAL.........................................................................................................	85
	16.1 Schedules.................................................................................................	85
	16.2 CON Disclaimer.......................................................................................	86
	16.3 Tax and Government Payment Programs Effect.........................................	86
	16.4 Reproduction of Documents......................................................................	86
	16.5 Consented Assignment..............................................................................	86
	16.6 Time of Essence........................................................................................	87
	16.7 Consents, Approvals and Discretion..........................................................	87
	16.8 Choice of Law; Forum..............................................................................	87
	16.9 Benefit; Assignment...................................................................................	87
	16.10 Other Owners of the Assets......................................................................	88
	16.11 Third Party Beneficiary..............................................................................	88
	16.12 Legal Fees and Costs................................................................................	88
	16.13 Enforcement of Agreement/Specific Performance.......................................	88
	16.14 Waiver of Breach, Right or Remedy..........................................................	89
	16.15 Notices.....................................................................................................	89
	16.16 Severability...............................................................................................	90
	16.17 Entire Agreement; Amendment..................................................................	90
	16.18 Multiple Counterparts...............................................................................	90
	16.19 Interest.....................................................................................................	91
	16.20 Drafting....................................................................................................	91
	16.21 Confidentiality; Public Announcements.......................................................	91
	16.22 Authority of DMC and Vanguard..............................................................	91

ARTICLE 17	GUARANTEE OF BUYER’S OBLIGATIONS.................................................	92

LIST OF SCHEDULES AND EXHIBITS

Schedule 1.2(g)(i)	Seller’s Knowledgeable Persons
Schedule 1.2(g)(ii)	Buyer’s Knowledgeable Persons
Schedule 2.l(a)	Real Property
Schedule 2.l(c)	Current Assets
Schedule 2.1(d)	Non-Current Assets
Schedule 2.1(h)	Intellectual Properties and Information Systems
Schedule 2.2(a)	Seller’s Retained Records
Schedule 2.2(d)	Seller Retained Assets
Schedule 2.2(h)	Other Excluded Assets
Schedule 2.2(i)	Provider Numbers
Schedule 2.3(a)	Current Liabilities
Schedule 2.3(b)	Assumed Long-Term Liabilities
Schedule 2.3(g)	Detroit Receiving Hospital and University Health Center
Scheduled 2.5	Example Calculation of the Purchase Price as of April 30, 2010
Schedule 2.5(a)(i)	Long-Term Indebtedness
Schedule 2.6	Allocation of Purchase Price
Schedule 3.1	Licenses in Foreign Jurisdictions
Schedule 3.2	Conflicts with Contracts
Schedule 3.4(a)	Third Party Rights
Schedule 3.4(b)	Ownership Interests
Schedule 3.6	Financial Statements
Schedule 3.7	Operation of the Hospital Business
Schedule 3.8	Recent Activities
Schedule 3.9	Encumbrances on Accounts Receivable
Schedule 3.10	Equipment
Schedule 3.11	Personal Property Encumbrances
Schedule 3.12	Real Property Encumbrances
Schedule 3.13	Environmental Matters
Schedule 3.15	Insurance
Schedule 3.16	Permits, Licenses and Accreditations
Schedule 3.18	The Assumed Contracts
Schedule 3.19	Exceptions to Representations Regarding the Assumed Contracts
Schedule 3.20(a)	Employment Agreements and Severance Agreements
Schedule 3.20(b)	Collective Bargaining Agreements
Schedule 3.20(c)	Employee Classification
Schedule 3.21	Seller’s Employee Benefit Plans Schedule
Schedule 3.21(e)	Employee Payments
Schedule 3.21(h)	PBGC Communications
Schedule 3.23	Taxes
Schedule 3.24	Medical Staff; Physician Relations
Schedule 3.25	Restrictions on Assets
Schedule 3.26	Brokers and Finders
Schedule 4.6	Litigation and Proceedings
Schedule 5.1	Exceptions to Seller’s Operations
Schedule 5.2	Exceptions to Seller’s Negative Covenants
Schedule 5.2(b)	Permitted Seller Employment Offers
Schedule 6.3(a)	Non-Active Employees
Schedule 9.5(b)	Seller’s Budgeted EBITDA
Schedule 11.2	Noncompetition Exceptions
Schedule 12.2	Seller’s Charity Care Policies
Schedule 12.3	Core Services
Schedule 12.4	Capital Expenditures
Schedule 12.12	Seller’s Supplier Diversity Program
Schedule 12.17	Agreed Upon Procedures

EXHIBITS

Exhibit A	Warrant Certificate
Exhibit B	Note

PURCHASE AND SALE AGREEMENT

            THIS PURCHASE AND SALE AGREEMENT is made and entered into effective as of June 10, 2010 (the “Effective Date”), by and among THE DETROIT MEDICAL CENTER, a Michigan nonprofit corporation (“DMC”), HARPER-HUTZEL HOSPITAL, a Michigan nonprofit corporation (“HHH”), DETROIT RECEIVING HOSPITAL AND UNIVERSITY HEALTH CENTER, a Michigan nonprofit corporation (“DRH”), CHILDREN’S HOSPITAL OF MICHIGAN, a Michigan nonprofit corporation (“CHM”), REHABILITATION INSTITUTE, INC., a Michigan nonprofit corporation (“RIM”), SINAI HOSPITAL OF GREATER DETROIT, a Michigan nonprofit corporation (“SHGD”), HURON VALLEY HOSPITAL, INC., a Michigan nonprofit corporation (“HVH”), DETROIT MEDICAL CENTER COOPERATIVE SERVICES, a Michigan nonprofit corporation (“DMCCS”), DMC ORTHOPEDIC BILLING ASSOCIATES, LLC, a Michigan limited liability company (“DMCOBA”), METRO TPA SERVICES, INC., a Michigan corporation (“MTPAS”), MICHIGAN MOBILE PET CT, LLC, a Michigan limited liability company (“MMPET”) (DMC, HHH, DRH, CHM, RIM, SHGD, HVH, DMCCS, DMCOBA, MTPAS and MMPET are referred to herein individually as a “Seller” or collectively, as “Seller”), VHS OF MICHIGAN, INC., a Delaware corporation (“VHS of Michigan”), VHS HARPER-HUTZEL HOSPITAL, INC., a Delaware corporation (“VHS HHH”), VHS DETROIT RECEIVING HOSPITAL, INC., a Delaware corporation (“VHS DRH”), VHS CHILDREN’S HOSPITAL OF MICHIGAN, INC., a Delaware corporation, (“VHS CH”), VHS REHABILITATION INSTITUTE OF MICHIGAN, INC., a Delaware corporation (“VHS RI”), VHS SINAI-GRACE HOSPITAL, INC., a Delaware corporation (“VHS SGR”), VHS HURON VALLEY-SINAI HOSPITAL, INC., a Delaware corporation (“VHS HV”), VHS DETROIT BUSINESSES, INC., a Delaware corporation (“VHS DB”), VHS DETROIT VENTURES, INC., a Delaware corporation (“VHS JV”) (VHS of Michigan, VHS HHH, VHS DRH, VHS CH, VHS RI, VHS SGR, VHS HV, VHS DB and VHS JV are referred to herein individually as a “Buyer” or collectively, as “Buyer”), and VANGUARD HEALTH SYSTEMS, INC., a Delaware corporation (“Vanguard”).

Recitals

            WHEREAS, Seller owns and operates the Hospitals (as defined herein) and owns, leases, manages or otherwise operates the Hospital Businesses (as defined herein), located in Detroit and southeastern Michigan;

            WHEREAS, Seller desires to sell and Buyer desires to purchase substantially all of the operating assets, real, personal and mixed, tangible and intangible, owned by Seller associated with or employed in the conduct of the Hospital Businesses, including the Hospitals and the Other Businesses but excluding the Excluded Assets (as defined herein); and

            WHEREAS, Seller has concluded that the transactions contemplated by this Agreement are in its best interests and consistent with its charitable mission of the promotion of health to the communities served by the Hospitals.

            NOW, THEREFORE, for and in consideration of the premises, and the agreements, covenants, representations and warranties hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are forever acknowledged, the Parties (as herein defined), intending to be legally bound, agree as follows:

ARTICLE 1
DEFINITIONS AND REFERENCES

            1.1       Definitions.  As used in this Agreement, and unless the context requires a different meaning, the following terms and references have the following meanings.

            Accounts Receivable:  all accounts receivable of the Hospital Businesses, accrued and unaccrued, including Government Payment Program receivables, accounts that have been written off, and intercompany receivables (other than those intercompany receivables, if any, that relate to an Excluded Asset or an Excluded Liability and that Seller identifies in a written notice delivered to Buyer at least ten Business Days prior to Closing as intercompany receivables that Seller desires to include within the Excluded Assets).

            Accrued CTO:  as of Closing, the accrued, unused combined time off, sick leave, personal day and vacation accumulations of the Hired Employees (whether in such form or in the form of paid time off or extended illness bank plans), and the employer share of FICA Tax thereon.

            Adjusted Warrant Shares:  defined in Section 12.5(a).

            ADR:  defined in Section15.3.

            Affiliate:  any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with another Person; control includes the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of securities, the ownership of membership interests, election or appointment of directors, by contract or otherwise.

            Affiliated Group:  any affiliated group within the meaning of section 1504 of the Code or any similar group defined under a similar provision of state, local or foreign law.

            Agreement:  this Purchase and Sale Agreement and all Exhibits and Schedules attached hereto, as amended, consolidated, supplemented, novated or replaced by the Parties from time to time in accordance with the terms hereof.

            Anniversary Date CapEx Commitment: the amount set forth below opposite each anniversary of the Closing Date specified:

Anniversary of Closing Date	Anniversary Date CapEx Commitment

First	$80,000,000
Second	$160,000,000
Third	$240,000,000
Fourth	$320,000,000
Fifth	$500,000,000

            Articles:  articles of the Agreement.

            Assets:  all assets, real property, personal and mixed property of every kind, character or description, known or unknown, tangible or intangible owned or leased by Seller wherever located and whether or not reflected in the Financial Statements or referenced or scheduled herein, (i) including (a) those assets held or used in connection with Seller’s operation of any of the Hospital Businesses and (b) Seller’s interest in the Joint Ventures, but (ii) excluding the Excluded Assets.

            Assumed Contracts:  (i) the Contracts listed or described on Schedule 3.18, (ii) all Contracts entered into in the ordinary course of business by Seller that are in existence on the Effective Date that are not listed on Schedule 3.18, and (iii) all Contracts entered into by Seller in the ordinary course of business after the Effective Date and on or before the Closing Date; provided, however, the Assumed Contracts shall specifically exclude any Contracts which are among the Excluded Liabilities.  Notwithstanding the foregoing, Seller’s provider agreements with Government Payment Programs and the Excluded Physician Contracts shall not be included among the Assumed Contracts.

            Assumed Debt:  defined in Section2.3(c).

            Assumed Liabilities:  all liabilities and obligations of Seller of every kind, character or description, whether recorded or unrecorded, known or unknown, fixed or contingent, currently existing or hereafter arising associated with, relating to, or arising from or in connection with the Hospital Businesses; provided, however, the Assumed Liabilities shall specifically exclude any liabilities and obligations which are among the Excluded Liabilities and the corresponding intercompany payables associated with the intercompany receivables that are included within the Excluded Assets.

            Attorney General:  The Office of the Attorney General of the State of Michigan.

            Audited Financial Statements:  the audited consolidated balance sheets of Seller and its Affiliates as of each of December 31, 2007, December 31, 2008 and December 31, 2009, and the audited consolidated statements of operations and changes in net assets and the audited consolidated statements of cash flows for the fiscal years then ended, together with the notes thereto and the report thereon of Ernst & Young LLP, independent certified public accountants.

            Authorized Individuals:  defined in Section 15.2.

            Business Day:  any day except Saturday, Sunday and any day which shall be a legal holiday in Detroit, Michigan.

            Buyer:  defined in the Preamble.

            Buyer Entities:  defined in Section 16.9.

            Buyer’s Indemnified Persons:  Buyer, Vanguard and their Affiliates, successors and assigns, and their respective shareholders, partners, Affiliates, directors, trustees, officers, employees, agents and representatives.

            CapEx Commitment:  defined in Section12.4(b).

            CapEx Shortfall:  the difference, if any, determined as of the end of a particular CapEx Year, between (i) the Anniversary Date CapEx Commitment and (ii) all capital Expended by Buyer pursuant to Section 12.4(b) during all CapEx Years following the Closing Date.

            CapEx Shortfall Escrow Agreement:  defined in Section12.4(c).

            CapEx Year:  the 12 month period ending on the applicable anniversary of the Closing Date.

            Captive Insurance Companies:  DMC Insurance Company, Ltd., a corporation organized under the laws of the Cayman Islands, and Southeast Michigan Physicians Insurance Company, a Michigan insurance organization.

            CERCLA:  defined in the definition of Environmental Laws.

            CIMA:  defined in Section 3.29(a).

            Closing:  defined in Section 10.1.

            Closing Date:  the date upon which the Closing occurs.

            Closing Documents:  the Warrant Certificate and all other instruments, agreements, certificates or other documents executed or delivered by any Party to another Party at Closing.

            COBRA:  the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended.

            Code:  the Internal Revenue Code of 1986, as amended.

            Commercially Reasonable Efforts:  means efforts that are designed to enable a Party, directly or indirectly, to satisfy a condition to, or otherwise assist in the consummation of, the transactions provided for by this Agreement and that do not require the performing Party to expend any funds or assume liabilities other than expenditures and liabilities that are customary and reasonable in nature and amount in the context of the transaction.

            Contracts:  all written or oral contracts, leases, licenses and agreements relating to the Assets or the operation of the Hospital Businesses to which Seller is a party or by which Seller or any of the Assets are bound, including agreements with payers, physicians and other providers, agreements with health maintenance organizations, independent practice associations, preferred provider organizations and other managed care plans and alternative delivery systems, joint venture and partnership agreements, guarantees of obligations of Joint Ventures and other Persons, management, employment, consultant, independent contractor, change in control, non-compete, retention and severance agreements, vendor agreements, real and personal property leases and schedules, maintenance agreements and schedules, agreements with municipalities and labor organizations, and bonds, mortgages and other loan agreements.

            Controlled Group:  with respect to Seller, a group consisting of each trade or business (whether or not incorporated) which, together with Seller, would be deemed a “single employer” within the meaning of Section 4001(a)(14) of ERISA.

            Core Services:  those core hospital services described in Schedule 12.3.

            Cost Reports:  all cost and other reports filed pursuant to the requirements of the Government Payment Programs for payment or reimbursement of amounts due from them.

            Discretionary Assumed Debt:  defined in Section 2.3(n).

            DMC:  The Detroit Medical Center, a Michigan nonprofit corporation.

            DMCIC:  defined in Section 3.29(a).

            EBITDA:  for any period, the net income or loss for such period plus interest expense (net of interest income) during such period, plus the provision for income taxes for such period, plus the provision for applicable state business taxes for such period, plus the amount of all amortization and depreciation deducted in such period.

            Effective Date:  the date as of which this Agreement was entered into by the Parties, as set forth on the first page of this Agreement.

            Employee Benefit Plan:  means with respect to any Person (i) each plan, fund, program, agreement, arrangement or scheme, in each case, that is at any time sponsored or maintained or required to be sponsored or maintained by such Person or to which such Person makes or has made, or has or has had an obligation to make, contributions providing for employee benefits or for the remuneration, direct or indirect, of the employees, former employees, directors, officers, managers, consultants, independent contractors, contingent workers or leased employees of such Person or the dependents of any of them (whether written or oral), including each deferred compensation, bonus, incentive compensation, pension, retirement, stock purchase, stock option and other equity compensation plan, or “welfare” plan (within the meaning of Section 3(1) of ERISA, determined without regard to whether such plan is subject to ERISA), (ii) each “pension” plan (within the meaning of Section 3(2) of ERISA, determined without regard to whether such plan is subject to ERISA), including each Multiemployer Plan, (iii) each severance, retention or change in control plan or agreement, each plan or agreement providing health, vacation, summer hours, supplemental unemployment benefit, hospitalization insurance, medical, dental, or legal benefit and (iv) each other employee benefit plan, fund, program, agreement or arrangement.

            Employee Pension Benefit Plan:  defined in Section 3(2) of ERISA.

            Employee Welfare Benefit Plan:  defined in Section 3(1) of ERISA.

            Encumbrances:  liabilities, levies, claims, charges, assessments, mortgages, security interests, liens, pledges, conditional sales agreements, title retention contracts, rights of first refusal, options to purchase and other encumbrances (including limitations on pledging or mortgaging any of the Assets) and Contracts to create in the future any such Encumbrance or suffer any of the foregoing.

            Environmental Laws:  any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, policies or requirements of any Governmental Authority (including common law) (“Laws”) relating to pollution or protection of human health or the environment (including ground water, land surface or subsurface strata), including Laws relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, recycling, reporting or handling of Materials of Environmental Concern, including the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. §9601, et seq. (“CERCLA”); the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §6901, et seq. (“RCRA”), the Clean Air Act, 42 U.S.C. §7401, et seq., the Federal Water Pollution Control Act, 33 U.S.C. §1251 et seq., the Occupational Safety and Health Act, 29 U.S.C. §600, et seq., and any similar state or local Laws.

            ERISA:  the Employee Retirement Income Security Act of 1974, as amended.

            Escrow Agent:  a financial institution that is mutually acceptable to Seller and Buyer.

            Exchange Act:  the Securities Exchange Act of 1934, as amended.

            Excluded Assets:  defined in Section 2.2.

            Excluded Liabilities:  (i) the long-term debt and capital lease obligations of Seller, including the current portion thereof and accrued interest payable thereunder, described on Schedule 2.5(a)(i) (other than the Discretionary Assumed Debt), (ii) all Contracts entered into outside the ordinary course of business by Seller that are in existence on the Effective Date that are not listed on Schedule3.18, (iii) all Contracts entered into outside the ordinary course of business by Seller after the Effective Date and on or before the Closing Date which Buyer has not agreed to assume in writing or otherwise pursuant to the terms of this Agreement, (iv) liabilities associated with any of the Excluded Assets, (v) liabilities associated with Seller’s provider agreements with the Medicare program, (vi) liabilities associated with the Excluded Physician Contracts, (vii) liabilities associated with any Contract with a physician or physician group, an Immediate Family Member of a physician on the medical staff of any Hospital, or any Person that provides marketing services for Seller (in each case, which Contract is not among the Excluded Physician Contracts), other than liabilities of Seller to the counterparty to any such Contract which relate to or arise in connection with Seller’s obligations to perform under such Contract and (viii) liabilities associated with the DMC Non-ERISA 403(b) Retirement Plan.

            Excluded Physician Contract:  any Contract with a physician or physician group, an Immediate Family Member of a physician on the medical staff of any Hospital, or any Person that provides marketing services for Seller that is (i) not listed on Schedule 3.18, (ii) identified by counsel to Buyer, acting reasonably and in good faith, in a written notice delivered to Seller within 30 days prior to the Closing Date, as a Contract that Buyer will not assume or (iii) entered into with a physician or physician group, without the written consent of Buyer, after the receipt by Seller of the written notice described in subsection (ii) of this definition.

            Expended:  capital expenditures will be deemed “Expended” for purposes of the CapEx Commitment and the Anniversary Date CapEx Commitment if (a) Buyer, its Affiliates or a third party acting at the direction of Buyer has actually expended such capital or (b) to the extent of the value of any building materials, products and supplies relating to a capital project described on Schedule 12.4 or that has otherwise been approved in writing by DMC that have been delivered to any of the Hospital Businesses or work that has been performed on any capital project that has not yet been paid for by Buyer, its Affiliates or such third party.

            Financial Statements:  the Audited Financial Statements and the Unaudited Financial Statements.

            Force Majeure:  any period or periods of delay caused by reason of strikes, lockouts or other labor disputes; war or civil disorders; acts of any Governmental Authority (such as, and similar to, changes in Legal Requirements constituting a moratorium imposed against capital projects of the type included within the Specified Capital Projects), excluding acts of any Governmental Authority resulting or arising from the acts or omissions of Buyer; fire or other casualty; acts of God such as storms, floods or other inclement weather; terrorism, riots, insurrection or demonstrations; and shortages of materials that impact construction projects on a national basis or a regional basis that affects and includes Detroit and southeast Michigan.

            Governmental Authorities:  all agencies, authorities, bodies, boards, commissions, courts, instrumentalities, legislatures and offices of any nature whatsoever of any federal, state, county, district, municipality, city, foreign or other government or quasi-government unit or political subdivision.

            Government Payment Programs:  federal and state Medicare, Medicaid and TRICARE plan programs, and similar or successor programs with or for the benefit of Governmental Authorities.

            Hill-Burton Act:  the Public Health Service Act, 42 U.S.C. 291, et seq.

            Hired Employees:  those employees of Seller who accept Buyer’s offer of employment as of the Closing Date and those employees of Seller employed by Buyer as of the Closing Date under written Assumed Contracts.

            Hospital Advisory Board:  defined in Section 12.1(c).

            Hospital Businesses:  all businesses, assets and properties, whether owned, leased or otherwise operated or conducted by Seller, including the business of the Hospitals and the Other Businesses; provided, however, that Hospital Businesses shall not include the businesses, assets or properties of the Joint Ventures.

            Hospitals:  the following hospitals located in southeastern Michigan:  Harper-Hutzel Hospital (comprising Harper University Hospital, Hutzel Hospital, the CardioVascular Institute and DMC Surgery Hospital), Detroit Receiving Hospital and University Health Center, Children’s Hospital of Michigan, Rehabilitation Hospital of Michigan, Sinai Hospital of Greater Detroit, and Huron Valley-Sinai Hospital, in each case, as such hospitals may be expanded or replaced from time to time.

            HSR Act:  the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

            Immediate Family Member:  any individual described in the definition of “Immediate Family Member” found at 42 C.F.R. §411.351.

            Indemnified Party:  any Person entitled to indemnification under Article 14.

            Indemnifying Party:  any Person obligated to indemnify another Person under Article 14.

            Indenture:  defined in Section 8.5.

            Independent Appraiser:  Murray Devine & Company, Inc.

            Information Systems:  the software (including object and source codes as applicable), hardware, application programs and similar systems described in Schedule 2.1(h) that are owned, licensed or leased by Seller and used in the ownership or operation of the Hospital Businesses, whether or not on a system-wide basis.

            Initiating Party:  defined in Section 15.2.

            Intellectual Properties:  (i) all inventions (whether or not patentable or reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, trade names, corporate names, and domain names, including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (iii) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, and (iv) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), that are owned, licensed or leased by Seller and used in the ownership or operation of the Hospital Businesses together with all rights to sue or make any claims for any past, present, or future infringement, misappropriation or unauthorized use of any of the foregoing rights and the right to all income, royalties, damages and other payments that are now or may hereafter become due or payable with respect to any of the foregoing rights, including without limitation damages for past, present or future infringement, misappropriation or unauthorized use thereof.

            Inventory:  all supplies, inventory and materials used or consumed in the Hospital Businesses, but excluding inventory held on consignment.

            Investments:  shares of capital stock of any corporation, interests in partnerships or limited liability companies, or other equity or debt instruments in any other Person, and proceeds from the sale thereof.

            Joint Ventures:  CareTech Solutions, Inc., Child Health Corporation of America, Child Health Investment I, LLC, Child Health Investment II, LLC, DMCare Express, Inc., DMC Partnership Imaging, LLC, Joint Venture Hospital Laboratories, LLC, Northwest Detroit Dialysis Center, LLC, Novi Regional Imaging, LLC, Premier, Inc., Michigan Regional Imaging, LLC, Premier Purchasing Partners, LP, Webber North, Hudson-Webber Condominium Association and JC Office I, LLC.

            Laundry Cooperative:  Associated Hospital Processing Facility d/b/a Total Linen Services, a joint tenancy.

            Laws:  defined in the definition of Environmental Laws.

            Legal Requirements:  with respect to any Person, all statutes, ordinances, codes, rules, regulations, restrictions, and final and uncontested orders, judgments, writs, injunctions, decrees, determinations or awards of any Governmental Authority having jurisdiction over such Person or any of such Person’s assets or businesses.

            Losses:  any and all damages, claims, costs, losses, liabilities, expenses or obligations (including Taxes, interest, penalties, court costs, costs of investigation, costs of preparation and reasonable attorneys’ accountants’ and other professional advisor’s fees and expenses).

            Material Adverse Effect:  a material adverse effect, either individually or in the aggregate, on the business, assets, liabilities, financial condition or results of operations of Seller or the Hospital Businesses, taken as a whole, but excluding the effect of (i) matters pertaining to the Hospital Businesses that are described in any Schedule, (ii) events or circumstances affecting or relating to the future prospects of Seller and the Hospital Businesses, (iii) changes in the economy of the United States in general, Michigan or southeast Michigan, including the greater Detroit metropolitan area, including without limitation, conditions, events or circumstances pertaining to the health care industry, (iv) changes in Legal Requirements that are not directed at Seller, Buyer or hospitals operated by for profit entities, in each instance to the exclusion of others, (v) the general state of the health care industry and market sectors in which Seller operates, (vi) the public announcement of the transactions described herein, (vii) seasonal fluctuations in the Hospital Businesses consistent with prior fiscal years, (viii) any changes in accounting standards and (ix) any material breach by Buyer or Vanguard of its obligations hereunder.

            Materials of Environmental Concern:  chemicals, pollutants, contaminants, wastes (including medical waste), toxic substances, petroleum and petroleum products, including hazardous wastes under RCRA, hazardous substances under CERCLA, asbestos, polychlorinated biphenyls and urea formaldehyde, low-level nuclear materials, special nuclear materials or nuclear-byproduct materials (all within the meaning of the Atomic Energy Act of 1954, as amended, and any rules, regulations or policies promulgated thereunder), and any other element, compound, mixture, solution or substance which may pose a present or potential hazard to human health or safety or to the environment, including without limitation, any material regulated by or subject to regulation or standards of liability under any Environmental Law.

            Multiemployer Plan:  defined in Section 3(37) of ERISA or Section 4001(a)(3) of ERISA.

            Net Cost Report Receivable:  for a cost report period, the aggregate amount by which the Medicare reimbursement claimed by each Hospital for such period is in excess of, or less than, the actual amount of interim and other Medicare payments for such period.

            Neutral:  defined in Section15.4.

            Not-for-Profit Corporations:  defined in Section 2.1(n).

            Note:  defined in Section 12.5(c).

            Other Asset Holding Entity:  defined in Section16.10.

            Other Businesses:  the following healthcare and other businesses located in southeastern Michigan which are not among the Hospitals, but which are owned by wholly-owned Affiliates of DMC:  billing and collection services for physicians and certified registered nurse anesthetists, third party administrator services, imaging services provided by Michigan Mobile PET and physician practice and employment services provided by PCS II.

            Party:  any party to this Agreement, its successors and permitted assigns.

            PBGC:  the Pension Benefit Guaranty Corporation.

            Permits:  defined in Section3.16.

            Permitted Encumbrances:  the Permitted Personal Property Encumbrances and the Permitted Real Property Encumbrances.

            Permitted Personal Property Encumbrances:  those Encumbrances described in Schedule 3.11 that are described therein as being Permitted Personal Property Encumbrances.

            Permitted Real Property Encumbrances:  Encumbrances that (i) arise from Legal Requirements generally applicable to all real property in a particular jurisdiction (such as zoning, city ordinances, etc.), (ii) are easements, rights of way, restrictions, covenants or any other similar Encumbrances of record and in effect prior to the Effective Date or that are reflected in the Survey that do not materially interfere with the operation of any of the Hospital Businesses as currently conducted by Seller, (iii) secure any capital lease obligations or other indebtedness of Seller that is expressly assumed by Buyer pursuant to this Agreement, (iv) constitute taxes that are not yet due and payable, or (v) are described in Schedule 3.12 as being Permitted Real Property Encumbrances.  Except for liens described in subsection (iii) of this definition, Permitted Real Property Encumbrances shall not include any lien that can be removed of record by the payment of the underlying obligation secured thereby.

            Permitted Transferee:  any one or more of (i) Vanguard, (ii) any wholly-owned or controlled Subsidiary of Vanguard, (iii) any Person that acquires all or substantially all of the shares of capital stock of Vanguard and its Subsidiaries (including by merger with or consolidation into such other Person), (iv) any Person that acquires all or substantially all of the assets and properties of Vanguard and its Subsidiaries, and (v) any Person who is a lender or other “Secured Creditor” under and pursuant to the Principal Credit Agreement.

            Person:  any individual, company, body corporate, association, partnership, limited liability company, firm, joint venture, trust, trustee or any other entity or organization, including a Governmental Authority.

            Principal Credit Agreement:  that certain Credit Agreement, dated as of January 29, 2010, by and among Vanguard Health Holding Company I, LLC, Vanguard Health Holding Company II, LLC, the lenders from time to time party thereto, Bank of America, N.A., as administrative agent and as collateral agent, and the other parties thereto, as the same is amended, modified, restated and/or supplemented from time to time, and includes any agreement extending the maturity of, refinancing or restructuring (including but not limited to additional borrowers or guarantors or increasing the amount borrowed under such agreement) all or any portion of the indebtedness under such agreement or any successor agreements, whether or not with the same agent, trustee, representative lenders or holders and all notes, guarantees, pledge agreements, security agreements, mortgages and other instruments, agreements, certificates or documents executed pursuant to any of the foregoing by Vanguard or by Buyer.

            Purchase Price:  determined in Section 2.5.

            RCRA:  defined in the definition of Environmental Laws.

            Real Property:  all real property legally owned or leased by Seller, as more particularly described on Schedule 2.1(a), together with all buildings, improvements and fixtures thereon that are owned or leased by Seller and all appurtenances and rights thereto.

            Release: any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration in the indoor or outdoor environment, including the movement of Materials of Environmental Concern through or in the air, soil, surface water, ground water or property.

            Remaining CapEx Ratio:  the quotient of the Remaining CapEx Commitment and the CapEx Commitment.

            Remaining CapEx Commitment:   the CapEx Commitment less (i) any amounts of the CapEx Commitment Expended by Buyer pursuant to Section 12.4(b), (ii) any CapEx Shortfall amounts that have been timely deposited with the Escrow Agent, and (iii) any cash amounts deposited in an escrow account with an escrow agent and pursuant to an escrow agreement, each of which is reasonably satisfactory to DMC, Buyer and Vanguard which escrow account has been restricted for use only for the CapEx Commitment.

            Reportable Event:  defined in Section 4043 of ERISA.

            Responding Party:  defined in Section 15.2.

            Schedules:  the schedules attached to this Agreement and incorporated herein by reference, as same may be supplemented and any new Schedules delivered in accordance with Section 16.1.

            SEC:  the Securities and Exchange Commission.

            Securities Act:  the Securities Act of 1933, as amended.

            Sections:  sections of the Agreement.

            Seller:  defined in the Preamble.

            Seller Employee Benefit Plan:  Any Employee Benefit Plan sponsored, maintained, or contributed to by Seller or with respect to which Seller has any liability.

            Seller’s Indemnified Persons:  Seller and its Affiliates, successors and assigns, and their respective Affiliates, directors, trustees, officers, employees, agents and representatives.

            Specified Capital Projects:  the capital projects described on Schedule 12.4.

            Submission Date:  defined in Section 15.3.

            Subsidiary:  with respect to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person, (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time and the management of which is controlled, directly or indirectly, by such Person or through one or more Subsidiaries of such Person and (iii) any entity that is organized as a not-for-profit business organization and whose accounts are required in accordance with generally accepted accounting principles to be consolidated with the accounts of such Person.

            Surveys:  defined in Section 9.6(c).

            Tax:  any income, unrelated business income, gross receipts, license, payroll, employment, excise, severance, occupation, privilege, premium, net worth, windfall profits, environmental (including taxes under section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, recording, stamp, sales, use, service, service use, transfer, registration, escheat, unclaimed property, value added, alternative or add-on minimum, estimated or other tax, assessment, charge, levy or fee of any kind whatsoever, including payments or services in lieu of Tax, interest or penalties on and additions to all of the foregoing, which are due or alleged to be due to any Governmental Authority, whether disputed or not.

            Tax Return:  any return, declaration, report, claim for refund, information return, any other filing obligation of any Code section 501(c)(3) organization, or statement, including schedules and attachments thereto and amendments, relating to Taxes.

            Trailing EBITDA:  defined in Section9.5.

            Trailing Vanguard EBITDA:  defined in Section 8.10(b).

            Unaudited Financial Statements:  the unaudited consolidated balance sheets of Seller and its Affiliates as of April 30, 2010, and the unaudited consolidated statements of operations and changes in net assets and the unaudited consolidated statements of cash flows for the month then ended (all of which are attached as Schedule 3.6) and the financial statements described in Section 5.3(c).

            Unbooked Employee Benefits:  (i) any unaccrued extended illness bank liabilities, (ii) unaccrued contingent liabilities for recruitment bonuses for nurses and (iii) unaccrued commitments for tuition reimbursement.

            Underfunding Liability:  defined in Section 2.3(j).

            Vanguard:  Vanguard Health Systems, Inc., a Delaware corporation.

            Vanguard SEC Documents:  defined in Section 4.9.

            VHS of Michigan:  VHS of Michigan, Inc., a Delaware corporation.

            VHS Michigan Advisory Board:  defined in Section 12.1(a).

            WARN Act:  the Worker Adjustment and Retraining Notification Act, 29 U.S.C. 2101-2109.

            Warrant Certificate:  defined in Section 12.4(h).

            Warrant Escrow Agreement:  defined in Section 12.4(h).

            Warrants:  the warrants represented by the Warrant Certificate.

            Warrant Shares:  shares of common stock of Vanguard having an aggregate value (as determined by the Independent Appraiser) at Closing of $500,000,000 with an exercise price of $.01 per share, which shares are issuable upon exercise of the Warrants, subject to adjustment and modification upon the happening of certain events, as set forth in the Warrant Certificate.

            1.2       Certain References.  As used in this Agreement, and unless the context requires otherwise

            (a)        References to “include” or “including” mean including, without limitation.

            (b)        References to “partners” include general and limited partners of partnerships and members of limited liability companies.

            (c)        References to “partnerships” include general and limited partnerships, joint ventures and limited liability companies.

            (d)        References to any document are references to that document as amended, consolidated, supplemented, novated or replaced by the parties thereto from time to time.

            (e)        References to any Legal Requirements or law are references to those Legal Requirements or that law as amended, consolidated, supplemented or replaced from time to time and all rules and regulations promulgated thereunder; provided that with respect to any representation and warranty hereunder, references to Legal Requirements or law shall be to those Legal Requirements or that law that is in effect on the date such representation and warranty is made, re-made or affirmed.

            (f)        References to time are references to Detroit, Michigan time.

            (g)        References to knowledge, including the qualification of any representation, warranty or other statement in the Agreement by the words “known” or “knowingly” or by the phrase “to the best knowledge” or by any variant thereof means as of the Effective Date (i) in the case of Seller, actual knowledge of each of the Persons whose names are set forth on Schedule 1.2(g)(i) after due inquiry by Seller of such Persons, but no further inquiry by such Persons, and (ii) in the case of Buyer or Vanguard, actual knowledge of each of the Persons whose names are set forth on Schedule 1.2(g)(ii) after due inquiry by Buyer or Vanguard of such Persons, but no further inquiry by such Persons.

            (h)        The gender of all words includes the masculine, feminine and neuter, and the number of all words includes the singular and plural.

            (i)         The Table of Contents, the division of this Agreement into Articles and Sections, and the use of captions and headings in connection therewith are solely for convenience and shall have no legal effect in construing the provisions of this Agreement.

ARTICLE 2
PURCHASE AND SALE OF ASSETS AND RELATED MATTERS

            2.1       Sale of Assets.  Subject to the terms and conditions of this Agreement at Closing Seller shall sell, assign, convey, transfer and deliver to Buyer, or cause to be sold, assigned, conveyed, transferred and delivered to Buyer, free and clear of all Encumbrances other than the Permitted Encumbrances, the Assets, including the following:

            (a)        The Real Property described in Schedule 2.1(a);

            (b)        All equipment (including medical and computer equipment at the Hospital Businesses), vehicles, furniture and furnishings and other tangible personal properties owned by Seller and used in the conduct of the Hospital Businesses;

            (c)        The current assets in existence as of Closing included in the balance sheet categories and line items listed on Schedule 2.1(c);

            (d)        The non-current assets in existence as of Closing included in balance sheet categories and line items listed on Schedule 2.1(d) (which includes those pertaining to the line items designated FICA refund fund - resident share and Wayne County Solvency Trust appearing in the balance sheet account Board Designated Funds for Endowments and Other Purposes);

            (e)        Except as described in Section 2.2(a), all financial, patient, medical staff, personnel and other records of the Hospital Businesses (including equipment records, medical/administrative libraries, medical records, documents, catalogs, books, records, files and operating manuals);

            (f)        All right, title and interest of Seller in the Assumed Contracts;

            (g)        All licenses, permits and other approvals (including pending approvals) of Governmental Authorities, to the extent legally assignable, relating to the ownership, development and operation of the Hospital Businesses;

            (h)        The Intellectual Properties and the Information Systems, including those trademarks as are described in Schedule  2.1(h);

            (i)         All property, real, personal or mixed, tangible or intangible, of Seller pertaining to or otherwise held in connection with the Hospital Businesses, to the extent arising or acquired between the Effective Date and the Closing Date;

            (j)         The ownership or investment interests, including all transferable rights relating thereto, of Seller in the Joint Ventures;

            (k)       All insurance proceeds with respect to the Assets or the Assumed Liabilities, including insurance proceeds received by Seller or payable to Seller and all deductibles, copayments and self-insurance requirements payable by Seller arising in connection with damage to the Assets occurring on or prior to the Closing Date, to the extent not expended for the repair or restoration of the Assets;

            (l)         Claims of Seller against third parties relating to the Assets, choate or inchoate, known or unknown, contingent or otherwise, but excluding such claims relating to the Excluded Assets and claims and legal rights of Seller relating to Excluded Liabilities;

            (m)       All right, title and interest of Seller in and to the Captive Insurance Companies;

            (n)        The membership interest in the following  Persons:  HealthSource, DMC Primary Care Services II, DMCare Express, Inc. and Webber North, Hudson-Webber Condominium Association (the “Not-for-Profit Corporations”);

            (o)        All claims, rights, interests and proceeds with respect to refunds of Taxes (including property taxes) for periods ending on or prior to the Closing Date and all rights to pursue appeals of the same;

            (p)        Any assets held in trust for any Seller Employee Benefit Plan and any asset that would revert to Seller as employer upon the termination of any Employee Benefit Plan, including assets representing a surplus or overfunding of any Seller Employee Benefit Plan;

            (q)        All claims, rights, interests and proceeds pertaining to settlement and retroactive adjustments, if any, for all cost reports filed with the Medicaid program, TRICARE or non-governmental third party payers for cost reporting periods ending on or prior to the Closing Date; and

            (r)        Upon receipt by Seller, an amount equal to amounts received by Seller in respect of the Net Cost Report Receivable for Medicare cost report year 2010.

            2.2       Excluded Assets.  Notwithstanding the generality of Section 2.1, the following assets (the “Excluded Assets”) are not a part of the sale and purchase contemplated by this Agreement and are excluded from the Assets:

            (a)        Any records of Seller which by law Seller is required to retain in its possession, which records are described on Schedule2.2(a);

            (b)        All corporate records and minute books of Seller;

            (c)        Inventory disposed of or exhausted after the Effective Date and on or prior to the Closing Date in the ordinary course of the Hospital Businesses, and Assets transferred or disposed of in accordance with Section 5.2(e);

            (d)        The assets and properties included in the balance sheet categories and line items listed on Schedule 2.2(d), which include the following:  Board Designated Funds for Capital Improvements, Board Designated Funds for Endowments and Other Purposes (excluding those pertaining to the line items designated FICA refund fund-resident share and Wayne County Solvency Trust), Funds Held in Trust under Bond Agreements (current portion), Funds Held in Trust under Bond Agreements (long-term portion), Endowment Funds, Pledges Receivable and Other Donor Restricted Funds;

            (e)        Seller’s interest in, and any assets held by Del Harder Rehabilitation Fund;

            (f)        The membership or equity interest in each Seller and the equity, membership or other interest held by Seller in any Person, other than Seller’s equity, membership or other interest in the Captive Insurance Companies, the Joint Ventures and the Not-for-Profit Corporations;

            (g)        Any assets that are owned, leased or used by the Joint Ventures;

            (h)        Any other assets listed or described on Schedule 2.2(h) as Excluded Assets or excluded by mutual written agreement of the Parties.

            (i)         Seller’s provider agreements with Government Payment Programs (Seller’s Government Payment Program provider numbers include those that are set forth on Schedule 2.2(i);

            (j)         rights to settlement and retroactive adjustments, if any, for open cost reporting periods ending on or prior to the Closing Date (whether open or closed) arising from or against the U.S. Government under the terms of the Medicare program, including, without limitation, the Net Cost Report Receivable for Medicare cost report years 2008 and 2009;

            (k)       the Excluded Physician Contracts; and

            (l)         assets associated with the DMC Non-ERISA 403(b) Retirement Plan.

            2.3       Assumed Liabilities.  As of the Closing Date, Buyer shall assume the Assumed Liabilities, which include the following liabilities or obligations of Seller:

            (a)        All current liabilities of Seller included in the balance sheet categories or line items listed on Schedule 2.3(a);

            (b)        All long-term liabilities of Seller included in the balance sheet categories or line items listed on Schedule 2.3(b);

            (c)        The outstanding liabilities as of the Closing Date under all long-term indebtedness and capital lease obligations of Seller (including the current portions thereof and accrued interest payable thereunder), excluding the obligation to pay in full long-term debt and capital lease obligations of Seller (including the current portion thereof and accrued interest payable thereunder) described on Schedule 2.5(a)(i) (the “Assumed Debt”) (other than the Discretionary Assumed Debt);

            (d)        Liabilities or obligations of Seller relating to Seller’s compliance or failure to comply with Environmental Laws and the existence or presence of Materials of Environmental Concern in, on, under or near the Real Property;

            (e)        Liabilities or obligations of Seller for Taxes in respect of periods ending on or prior to the Closing Date or resulting from the consummation of the transactions contemplated herein;

            (f)        Liabilities or obligations of Seller arising under any Assumed Contract, whether arising prior to or after the Closing Date, resulting from any breach or default occurring on or prior to the Closing Date or arising out of the assignment to Buyer at Closing of any Assumed Contract;

            (g)        Liabilities, obligations and duties of Seller arising under, in connection with or relating to any Contract entered into with the City of Detroit or Wayne State University, or any resolution or ordinance adopted by the City of Detroit, in connection with the sale, purchase, transfer and assignment of Detroit Receiving Hospital and University Health Center to Seller, and any Legal Requirement pertaining to such sale and purchase of Detroit Receiving Hospital and University Health Center, in each case as identified in statutes and agreements, each as described in Schedule 2.3(g);

            (h)        Liabilities or obligations of Seller arising out of or in connection with claims, litigation or proceedings (whether instituted prior to or after Closing) for acts or omissions which allegedly occurred on or prior to the Closing Date, including litigation and other actions arising from medical staff credentialing decisions at the Hospital Businesses on or prior to the Closing Date;

            (i)         Liabilities or obligations of Seller under the Hill-Burton Act or other restricted grant or loan programs with respect to restricted grants or loans granted or made prior to the Closing Date and to the extent such liabilities or obligations are attributable to events occurring on or before the Closing Date;

            (j)         Liabilities or obligations of Seller arising in connection with any current or former employee, independent contractor, officer, consultant or director of Seller (or their dependents and beneficiaries) or any Seller Employee Benefit Plan (including, without limitation, any Unbooked Employee Benefits, but excluding the DMC Non-ERISA 403(b) Retirement Plan), whether arising from or relating to periods prior to or after Closing, whether or not triggered by the transactions contemplated by this Agreement and whether or not imposed by Legal Requirements directly on Buyer as the transferee of the Assets, including, without limitation, liabilities or obligations of Seller to the Internal Revenue Service, the PBGC or any other Governmental Authority, liabilities or obligations of Seller to contribute to any Multiemployer Plan, and liabilities or obligations of Seller arising as a result of any underfunding of any Seller Employee Benefit Plan, including, without limitation, the Detroit Medical Center Consolidated Pension Plan (the “Underfunding Liability”), and any discrimination, harassment, or retaliation, unfair labor practice, occupational safety and health, workplace injury, wrongful discharge, denial of leave, unemployment compensation, breach of contract (express or implied), tort, and wage and hour claims resulting from or arising out of acts or omissions of Seller prior to Closing;

            (k)       Liabilities or obligations of Seller in respect of periods ending on or prior to the Closing Date arising under the terms of the Medicaid program, TRICARE or any non-governmental third-party payer programs including any recoupment rights of the State of Michigan under the Medicaid program, the U.S. Government under TRICARE and Blue Cross Blue Shield of Michigan, and any liability of Seller arising pursuant to the Medicaid program, TRICARE or any non-governmental third-party payer program as a result of the consummation of the transactions contemplated herein, including recapture of previously reimbursed expenses;

            (l)         Liabilities or obligations of Seller, if any, arising under any Contract between Seller and any Joint Venture, or arising under any written guarantee by Seller of any liability or obligation of the Joint Ventures;

            (m)       Penalties, fines, settlements, interest, costs and expenses arising out of or incurred as a result of any actual or alleged violation by Seller of any Legal Requirement that occurred on or prior to the Closing Date, including any claims, litigation or other actions relating to Environmental Laws; and

            (n)        Capital leases and any other long-term debt of Seller described on Schedule 2.5(a)(i) that Buyer, in its sole discretion, elects to assume in a written notice delivered to Seller at least five days prior to Closing (the “Discretionary Assumed Debt”).

            2.4       Excluded Liabilities.  Notwithstanding anything to the contrary set forth in this Agreement, under no circumstance shall Buyer assume or be obligated to pay, and none of the Assets shall be or become liable for or subject to any of the Excluded Liabilities.

            2.5       Purchase Price.

            (a)        At Closing, Buyer shall assume the Assumed Liabilities and pay Seller a purchase price (the “Purchase Price”) equal to:

                        (i)         (A) the amount necessary to redeem, defease or otherwise satisfy and retire the long-term indebtedness and capital lease obligations of Seller described on Schedule 2.5(a)(i) (other than the Discretionary Assumed Debt), plus (B) $4,500,000, which is the estimated amount of working capital needed by Seller to fund the operations of Seller (in its capacity as a public foundation), plus (C) an amount equal to all reasonable costs and expenses incurred by Seller, but not yet paid as of the Closing, in connection with the transactions described in this Agreement;

                        (ii)        reduced by:  (A) the amount included, as of the Closing Date, in each of the balance sheet accounts of Seller known as Funds Held in Trust under Bond Agreements (current portion), Funds Held in Trust under Bond Agreements (long-term portion), Board Designated Funds for Capital Improvements and Board Designated Funds for Endowments and Other Purposes minus (B) an amount equal to the difference between (I) the sum of (a) $16,154,404 and (b) an amount equal to $432,195 per month for each month in calendar year 2010 that ended on or prior to the Closing Date (and a prorated portion of such amount for the month in which Closing occurs if the Closing is effective as of a day other than the first day of a month), and (II) an amount equal to the Net Cost Report Receivable for Medicare cost report years 2008 (which is approximately $7,060,597 as of December 31, 2009) and 2009 (which will be determined as of Closing), which amount specified in this subsection (B) shall be retained by Seller for purposes of satisfying the Excluded Liabilities that are not satisfied and discharged as of Closing.

            Attached as Schedule 2.5 is an example, for illustrative purposes only, of the calculation of the Purchase Price as of April 30, 2010.  On the Closing Date, Buyer shall tender to Seller an amount equal to the Purchase Price by wire transfer of immediately available funds to an account or accounts designated by Seller in writing.

            (b)        At least five Business Days prior to Closing, Seller shall deliver to Buyer a schedule setting forth Seller’s calculation of the Purchase Price, which calculation shall be prepared in a manner consistent with (i) Seller’s historical accounting policies and (ii) the terms of the indebtedness described on Schedule 2.5(a)(i) (insofar as they pertain to calculating the amount described in Section 2.5(a)(i)(A)).  Seller shall promptly provide Buyer with any documentation reasonably requested by Buyer which supports Seller’s calculation of the Purchase Price.

            2.6       Allocation of Purchase Price.  The Purchase Price shall be allocated among the Hospitals and the Assets as proposed by Buyer and approved by Seller, in accordance with their fair market values consistent with section 1060 of the Code and as set forth on Schedule 2.6 (which Schedule 2.6 shall be attached to this Agreement prior to Closing in a form mutually agreed by Seller and Buyer).  Notwithstanding the foregoing and subject to the terms of Section  5.13, if the Parties agree to allocate a portion of the Purchase Price to the Harper Professional Office Building, such allocation shall be an amount agreed to by the Parties in their reasonable good faith discretion.  Such allocation shall be binding upon the Parties for all applicable federal, state, local and foreign Tax purposes.  Seller and Buyer shall report gain or loss or cost basis, as the case may be, in a manner consistent with such allocation on all Tax Returns filed by any of them after Closing and not voluntarily take any inconsistent position therewith in any administrative or judicial proceeding relating to such returns.  Seller and Buyer shall exchange mutually acceptable and completed Internal Revenue Service Forms 8594 (including supplemental forms, if required), which they shall use to report the transaction contemplated hereunder to the Internal Revenue Service in accordance with such allocation.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF SELLER

            Except as disclosed in the Schedules, Seller makes the following representations and warranties to Buyer on and as of the Effective Date and shall be deemed to make them again at and as of the Closing:

            3.1       Organization.  Each Seller (other than MTPAS, DMCOBA and MMPET) is a nonprofit corporation duly organized and validly existing in good standing under the laws of the State of Michigan.  MTPAS is a corporation duly organized and validly existing in good standing under the laws of the State of Michigan.  DMCOBA and MMPET are limited liability companies duly organized and validly existing in good standing under the laws of the State of Michigan.  Except as set forth in Schedule 3.1, (a) no Seller is licensed, qualified or admitted to do business in any jurisdiction other than in the State of Michigan and (b) there is no other jurisdiction in which the ownership, use or leasing of any of Seller’s assets or properties, or the conduct or nature of its business, makes such licensing, qualification or admission necessary.

            3.2       Powers; Consents; Absence of Conflicts, Etc.  Seller has the requisite power and authority to conduct the Hospital Businesses as now being conducted, to enter into this Agreement and to perform its obligations hereunder.  The execution, delivery and performance by Seller of this Agreement and the Closing Documents to which Seller is or becomes a party and the consummation by Seller of the transactions contemplated herein and therein:

            (a)        are within Seller’s powers, and are not in contravention of the terms of (i) the articles of incorporation, bylaws and other governing documents, if any, as amended to date, of each Seller other than DMCOBA and MMPET, and (ii) the articles of organization, operating agreement and other governing documents, if any, as amended to date, of DMCOBA and MMPET;

            (b)        have been duly authorized by all appropriate corporate or limited liability company action;

            (c)        do not conflict with, result in any breach or contravention of, or permit the acceleration of the maturity of, any liabilities of Seller (other than Excluded Liabilities satisfied as of the Closing Date), and do not create or permit the creation of any Encumbrance on or affecting any of the Assets;

            (d)        assuming receipt of the approval of the Attorney General of, or a determination from the Attorney General not to object to, the consummation of the transaction described herein, do not violate any Michigan law to which Seller or the Assets may be subject, other than such violations which would not have a Material Adverse Effect; and

            (e)        except as set forth on Schedule 3.2, do not conflict with or result in a breach or violation of any material Contract to which Seller is a party or by which Seller is bound, other than (i) Excluded Liabilities satisfied as of the Closing Date and (ii) breaches of Assumed Contracts resulting from the failure to obtain consent to the assignment thereof from the counterparty thereto.

            3.3       Binding Agreement.  This Agreement and each of the Closing Documents to which Seller is or becomes a party are (or upon execution will be) valid and legally binding obligations of Seller enforceable against Seller in accordance with the respective terms hereof or thereof, except as enforceability may be restricted, limited or delayed by applicable bankruptcy or other laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity.

            3.4       Subsidiaries and Third Party Rights.  Except as set forth on Schedule 3.4(a), there are no Contracts with or rights of any Person to acquire, directly or indirectly, any material assets, or any interest therein, including any of the Assets, other than Contracts entered into in the ordinary course of the Hospital Businesses.  Seller holds no ownership, membership, equity or other interest in any Person other than those Persons identified on Schedule 3.4(b).  Schedule 3.4(b) indicates for each Person identified thereon whether it is currently active or inactive and whether it, together with any consolidated Subsidiaries of such Person, has total assets of $10,000 or more.  Schedule 3.4(b) indicates, for each Joint Venture, whether or not each Joint Venture is an Affiliate of Seller and, if so, the reason therefore.  Other than each Seller and those Persons as set forth on Schedule 3.4(b), (a) there are no other Persons which conduct the operation of any of the Hospitals or the Hospital Businesses and (b) no Seller holds any investments that are recorded as assets of the Hospital Businesses.

            3.5       Legal and Regulatory Compliance.  Seller complies in all material respects with, and during the past three (3) years has complied in all material respects with, all Legal Requirements and during the past three years has timely filed all material reports, data and other information required to be filed with Governmental Authorities.  Seller has not received written notice from any Governmental Authority of any proceeding or investigation by Governmental Authorities alleging or based upon a violation of any Legal Requirements that has not expired.  To Seller’s knowledge, Seller has not been threatened by any Person with any proceeding or investigation by Governmental Authorities alleging a violation of any Legal Requirements.  Seller has delivered to Buyer a complete and genuine copy of (i) any corporate integrity agreement with the Office of Inspector General of the United States Department of Health and Human Services or written agreement with such Governmental Authority to establish or maintain a corporate integrity policy or program applicable to any of the Hospital Businesses and (ii) any settlement or other agreement with any other Governmental Authority, other than participation agreements with Medicare and Medicaid, that imposes any continuing obligations on any of the Hospital Businesses or contains obligations which have not been fully discharged.  To Seller’s knowledge, except as set forth on Schedules 3.16 or 3.17, Seller has fully and timely complied with all of the terms and conditions of any such agreement or settlement with Governmental Authorities, and all certifications, audits and reports required to be delivered and all documents required to be retained under such agreements or settlements have been timely delivered and retained.  Seller has provided or otherwise made available to Buyer a copy of the Hospital Businesses’ current compliance program materials, including, without limitation, all program descriptions, compliance officer and committee descriptions, ethics and risk area policy materials, training and education materials, auditing and monitoring protocols, reporting mechanisms, and disciplinary policies.  For purposes of this Agreement, the term “compliance program” refers to provider programs of the type described in the compliance guidance published by the Office of Inspector General of the Department of Health and Human Services.

            3.6       Financial Statements.  Attached as Schedule 3.6 are copies of each of the Unaudited Financial Statements for the period ended and as of April 30, 2010, and the Audited Financial Statements.  The Financial Statements fairly present in all material respects the financial condition and results of operations of the Hospital Businesses as of the respective dates thereof and for the periods therein referred to, all in accordance with generally accepted accounting principles, subject, in the case of Unaudited Financial Statements, to normal recurring year-end adjustments (the effects of which will not have a Material Adverse Effect) and the absence of notes (which, if presented, would not differ materially from those included in the Audited Financial Statements); and the Financial Statements reflect the consistent application of such accounting principles throughout the periods involved.  Schedule 3.6 lists any Person the financial results of which were combined for financial reporting purposes with those of Seller in the Audited Financial Statements.

            3.7       Operation of the Hospital Businesses.  Seller owns, leases or has the right to use the Assets constituting the Hospitals and the Hospital Businesses. The Assets, together with the Excluded Assets, constitute all assets, properties, goodwill and businesses necessary to operate the Hospital Businesses substantially in the manner in which they have been conducted by Seller since December 31, 2009, except (i) as set forth on Schedule 3.7, and (ii) for property, plant and equipment otherwise sold or disposed of since such date in the ordinary course of business.  Schedule 3.7 sets forth a list of the ten largest non-governmental payers of the Hospital Businesses, determined based on revenues from services provided for the fiscal year ended December 31, 2009.  To Seller’s knowledge, subject to the counterparty’s right, if any, to contest the assignment of any Contract and except as set forth on Schedule 3.7, no payer listed on Schedule 3.7 intends to terminate or materially curtail its business relationship with or materially reduce reimbursement rates to the Hospitals.

            3.8       Recent Activities.  Since December 31, 2009, and except as set forth on Schedule 3.8:

            (a)        No material damage, destruction or loss (whether or not covered by insurance) has occurred affecting the Assets;

            (b)        Except in the ordinary course of the Hospital Businesses, Seller has not increased or agreed to increase the compensation payable to any of the employees or (to Seller’s knowledge, to) agents of the Hospital Businesses or agreed to make any bonus that has not been paid or severance payment to any of the employees or (to Seller’s knowledge, to) agents of the Hospital Businesses;

            (c)        No labor dispute has occurred that has had or would have a Material Adverse Effect;

            (d)        Seller has not sold, assigned, transferred, distributed or otherwise disposed of any of the Assets, except in the ordinary course of the Hospital Businesses, and it has not sold or factored, or agreed to sell or factor, any Accounts Receivable;

            (e)        No Encumbrance has been imposed on any of the Assets, other than the Permitted Encumbrances;

            (f)        Seller has not canceled or waived any rights in respect of the Assets, except in the ordinary course of the Hospital Businesses and except for settlements of disputes which have not had and will not have a Material Adverse Effect;

            (g)        There has been no change in any accounting method, policy or practice of Seller with respect to the Hospital Businesses;

            (h)        Other than compensation paid in the ordinary course of employment, Seller has not paid any amount to, sold any Assets to, or entered into any Contract with, any officer, trustee or member of Seller;

            (i)         Seller has not paid or agreed to pay to any Person damages, fines, penalties or other amounts in respect of actual or alleged violation of any Legal Requirement;

            (j)         Except in the ordinary course of business and except for amendments required to comply with applicable Legal Requirements, Seller has not instituted any new, or terminated, amended or otherwise modified any existing, Seller Employee Benefit Plan;

            (k)       Seller has not entered into or agreed to enter into any transaction outside the ordinary course of the Hospital Businesses that would result in a liability or obligation of Seller in excess of $500,000; and

            (l)         To Seller’s knowledge, no event or circumstances has occurred which has had, or reasonably could be expected to have, a Material Adverse Effect.

            3.9       Accounts Receivable; Inventory.

            (a)        The Accounts Receivable, to the extent uncollected, are valid and existing and represent monies due for goods sold and delivered and services performed in bona fide commercial transactions, have been billed or are billable and, except as set forth on Schedule 3.9, are not subject to any Encumbrances; to Seller’s knowledge, except for the application of deposits held by the Hospital Businesses, there are no refunds, discounts or setoffs payable or assessable with respect to the Accounts Receivable not reflected in the Financial Statements.  Since December 31, 2009, no Accounts Receivable that have been written off have been sold by Seller.  This representation does not constitute a guaranty that the Accounts Receivable will be collected.

            (b)        All Inventory is carried at cost on a first-in, first-out basis.  All items of Inventory on hand consist of items of a quality usable or saleable in the ordinary course of business, except for those items which are obsolete, below standard quality or in the process of repair.  The quantities of Inventory are at levels consistent with the quantities of Inventory maintained in the ordinary course of the Hospital Businesses.

            3.10     Equipment.  Seller has heretofore delivered to Buyer a depreciation schedule as of the date set forth therein that, to Seller’s knowledge, takes into consideration major items of equipment associated with, or constituting any part of, the Assets.  To Seller’s knowledge and except as described on Schedule 3.10, all equipment used in the operations of the Hospital Businesses, whether reflected in the Financial Statements or otherwise, is maintained and is in operating condition given its age and subject to normal wear and tear, except for such non-operative equipment which, individually or in the aggregate, does not have a Material Adverse Effect.  Except as set forth on Schedule 3.10, to Seller’s knowledge, all major medical equipment has been maintained substantially in accordance with manufacturer requirements, and, if required by applicable Contract or law, to Seller’s knowledge, maintenance logs or journals with respect to such major medical equipment have been maintained and Seller has made such maintenance logs or journals available to Buyer.

            3.11     Title to Personal Property.  Seller owns good and valid title or leasehold interests in (or has the right to use pursuant to an Assumed Contract) all Assets other than the Real Property, free and clear of any Encumbrances other than the Encumbrances described in Schedule 3.11.  At Closing, Seller will convey to Buyer good and valid title to or leasehold interests in, as the case may be, all Assets other than the Real Property owned by Seller, free and clear of any Encumbrances other than the Permitted Personal Property Encumbrances.

            3.12     Real Property.

            (a)        Seller owns fee simple, beneficial or leasehold interests (as the case may be) in the Real Property described in Schedule 2.1(a), together with those buildings, improvements and fixtures attached to Real Property owned by Seller described in Schedule 2.1(a) and all appurtenances and rights thereto.  As of the dates specified on Schedule 3.12 pertaining to each parcel of Real Property that is owned by Seller, the Real Property (excluding any Real Property that is not specifically referenced in connection with the disclosure of Encumbrances) that is owned by Seller was free and clear of any Encumbrances other than the Permitted Real Property Encumbrances, and those described on Schedule 3.4(a).  To Seller’s knowledge, no additional Encumbrances that are not Permitted Real Property Encumbrances have been incurred or suffered against the Real Property since the dates specified on Schedule 3.12 pertaining to each parcel of Real Property that is owned by Seller.  Schedule 3.12 shall be updated to reflect all additional Encumbrances that are reflected in the title insurance policies and Surveys described in Section 9.6 that constitute Permitted Real Property Encumbrances described in subsection (i), (ii), (iii) or (iv) of the definition of Permitted Real Property Encumbrances or agreed to in writing by Buyer.

            (b)        The Real Property described in Schedule 2.1(a) comprises all of the real property owned or leased by Seller that is associated with or employed in the current operation of the Hospital Businesses.

            (c)        At Closing Seller will convey to Buyer fee simple or leasehold interests (as the case may be) in all Real Property, free and clear of any Encumbrances other than the Permitted Real Property Encumbrances.

            (d)        Seller has not received notice of condemnation or similar proceedings relating to the Real Property or any part thereof.

            (e)        Except as disclosed on the Surveys, no part of the Real Property contains or is located within any flood plain, navigable water or other body of water, tideland, wetland, marshland or any other area which is subject to special state, federal or municipal regulation, control or protection (other than zoning or other land use regulations customarily applicable to all real estate within the applicable jurisdiction).

            (f)        Except as set forth on Schedule 3.12, there are no Persons in possession of, or, to Seller’s knowledge, claiming any possession, adverse or not, to or other interest in, any portion of Seller’s interest in the Real Property, other than Seller, whether as lessees, tenants at sufferance, trespassers or otherwise.

            (g)        Except as set forth in Schedule 3.12, no commitments have been made to any tenant for repairs or improvements other than for normal repairs and maintenance within one year after the Closing Date in excess of $500,000 in the aggregate, or improvements or finish-out work required by the tenants’ Contracts within one year after the Closing Date in excess of $500,000 in the aggregate, and no rents due under any of the Contracts with tenants have been assigned or hypothecated to, or encumbered by, any Person.

            3.13     Environmental Matters.  Notwithstanding any other provision of this Agreement, this Section 3.13 contains the only representations or warranties of Seller with respect to Environmental Laws affecting the Hospital Businesses, and no other statement or representation or warranty of Seller in any other document delivered to or received by or on behalf of Buyer in connection with the transactions contemplated by this Agreement shall be deemed to be a representation or warranty relating to Environmental Laws.

            (a)        The Hospital Businesses comply in all material respects with, and during the past three (3) years have complied in all material respects with, all Environmental Laws.  The Hospital Businesses have all material permits, licenses and approvals which are necessary under Environmental Laws for their operation as currently conducted.  All Permits required under Environmental Laws that are currently owned, held, or possessed by the Hospital Businesses are listed in Schedule 3.13 and Seller has made available to Buyer copies of all such Permits.

            (b)        The Hospital Businesses are not currently subject to any pending or, to Seller’s knowledge, threatened judicial or administrative investigation, proceeding, order, judgment, decree or settlement alleging or relating to any violation of or liability under any Environmental Law which occurred prior to the Effective Date.

            (c)        None of the Hospital Businesses is subject to any pending or, to Seller’s knowledge, threatened order, claim, investigation, proceeding, judgment, decree or settlement relating to the Release or threatened Release of any Materials of Environmental Concern which occurred prior to the Effective Date.  Except as set forth in Schedule 3.13, none of the Hospital Businesses has reported a Release or threatened Release of any Materials of Environmental Concern pursuant to any Environmental Laws and, to Seller’s knowledge, no unpermitted Release of any Materials of Environmental Concern has occurred at or affecting the Real Property or the Hospital Businesses.

            (d)        None of the Hospital Businesses has received written notice from Governmental Authorities or a third party claimant to the effect that such business is or may be liable under Environmental Law as a result of the storage, disposal, or arrangement for disposal of Materials of Environmental Concern which occurred prior to the Effective Date and, to Seller’s knowledge, there exists no factual basis for such a claim.  To Seller’s knowledge, no claims have been asserted pursuant to Environmental Laws against any facility that may have received Materials of Environmental Concern generated by any of the Hospital Businesses as a result of the receipt by such facility of Materials of Environmental Concern generated by any of the Hospital Businesses.

            (e)        Except as set forth on Schedule 3.13, to Seller’s knowledge, none of the Real Property contains any:  (i) underground storage tank, landfills, surface impoundments, wastewater treatment units or dumps, (ii) polychlorinated biphenyls (PCBs) or PCB-containing equipment, (iii) lead paint, or (iv) asbestos or asbestos-containing materials.

            (f)        Seller has provided or otherwise made available to Buyer a copy of Seller’s asbestos operation and maintenance program for the Hospital Businesses as well as copies, if any, of any asbestos survey, environmental assessment and environmental audit reports pertaining to the Hospital Businesses or the Real Property, including any Phase I or Phase II assessment reports, in each case in the possession of Seller.

            3.14     Intellectual Properties and Information Systems.  Seller owns, or is the licensee of, with the right to assign and transfer with the consent of the counterparty to any Contract relating thereto such license(s) to Buyer, each of the Intellectual Properties and the Information Systems.  Schedule 2.1(h) sets forth those Intellectual Properties and Information Systems which are material to the operation of any of the Hospital Businesses and which are licensed (or leased) from third parties.  No proceedings have been instituted or, to Seller’s knowledge, threatened that challenge Seller’s ownership or use rights with respect to any of the Intellectual Properties or the Information Systems.  To Seller’s knowledge, none of the Intellectual Properties or the Information Systems, as used by Seller in the operation of the Hospital Businesses, violate the rights of any third parties.

            3.15     Insurance.  Schedule 3.15 describes all insurance arrangements, including self-insurance, in place for the benefit of the Assets and the conduct of the Hospital Businesses.  With respect to third party insurance, Schedule 3.15 sets forth the name of each insurer, whether such insurer is an Affiliate of Seller, and the number, coverage, limits, term and premium for each policy of insurance purchased or held by Seller covering the ownership and operation of the Assets and the Hospital Businesses.  All of such policies are now and until Closing will remain valid, outstanding, in full force and effect, with no premium arrearages.  Except as set forth on Schedule 3.15, since January 1, 2007, Seller has not been denied, or reduced or requested a reduction in the scope or amount of, any insurance or indemnity bond coverage with respect to the ownership or operation of the Assets or the Hospital Businesses.  Except as set forth on Schedule 3.15, no insurance carrier has canceled or reduced, or given notice of its intention to cancel or reduce, any insurance coverage with respect to the Hospital Businesses, and, to Seller’s knowledge, there exist no grounds to cancel or avoid any such policies or the coverage provided thereby.  True and correct copies of all such policies and any endorsements thereto have been delivered to Buyer.  Since January 1, 2007, Seller has not made any claims against any excess insurance coverage set forth on Schedule 3.15 or any predecessor excess insurance policies applicable during such time period.

            3.16     Permits and Licenses.  Schedule 3.16 contains an accurate list and summary description of all material licenses, permits, franchises and certificates of need (including applications therefor), except for those otherwise identified in Schedule 3.13, in effect as of the Effective Date, owned or held by Seller relating to the ownership, development or operations of the Hospital Businesses and the Assets (collectively, the “Permits”), all of which, to Seller’s knowledge, except as set forth on Schedule 3.16, are in full force and effect.  Except as set forth on Schedule 3.16, no written notice from any Governmental Authority relating to the threatened, pending or possible revocation, termination, suspension or limitation of any of the Permits has been received by Seller, nor does Seller have any knowledge of the proposed or threatened issuance of any such notice.  Each of the Hospitals is duly licensed as an acute care hospital, or in the case of Rehabilitation Hospital of Michigan as a rehabilitation hospital, by the appropriate state agencies.  Except as set forth on Schedule 3.16, all Hospital departments or other Hospital Businesses that are required to be separately licensed are duly licensed by the appropriate state agencies and are in compliance in all material respects with such licensing requirements.  Seller has provided or otherwise made available to Buyer complete and genuine copies of the latest Joint Commission, Center for Medicare and Medicaid Services, Michigan Department of Community Health licensure/survey and/or fire marshal reports of the Hospital Businesses and plans of correction or responses thereto, and a list and description of events in the past three (3) years at the Hospitals that constitute “sentinel events,” as defined by the Joint Commission, if any, and any documentation that was created, prepared and/or produced by the Hospitals to satisfy Joint Commission requirements relating to addressing such sentinel events.  The Hospitals have taken or are taking all reasonable steps to correct all material deficiencies noted therein.

            3.17     Government Payment Programs: Accreditation.  Each of the Hospitals has current and valid provider Contracts with the Government Payment Programs and/or their fiscal intermediaries, administrative contractors or paying agents or is otherwise properly enrolled in the Government Payment Programs and, to Seller’s knowledge, complies with the conditions of participation therein except to the extent that a failure to so comply would not have a Material Adverse Effect.  To Seller’s knowledge, each of the Hospitals is entitled to receive and is receiving payment under the Government Payment Programs for services rendered to qualified beneficiaries and is not subject to any withholds or offsets in respect thereof, other than withholds or offsets which individually or in the aggregate do not have a Material Adverse Effect.  The Cost Reports for all Costs Report periods through December 31, 2008 have been timely filed.  The Medicare Cost Reports have been audited and Notices of Program Reimbursement issued for all Cost Report periods through December 31, 2006.  The Medicaid Cost Reports have been audited and Notices of Program Reimbursement issued for all Cost Report periods through December 31, 2005.  All amounts shown as due from Seller in the Cost Reports were remitted with such reports and all amounts shown in the Notices of Program Reimbursement as due have been paid.  Except to the extent liabilities and contractual adjustments of Seller under the Government Payment Programs have been properly reflected and adequately reserved in the Financial Statements, to Seller’s knowledge, Seller has not received or submitted any claim for payment in excess of the amount provided by law or applicable Contract.  Seller has not received notice of any dispute or claim by any Governmental Authority, fiscal intermediary or other Person regarding the Government Payment Programs, or the Hospitals’ participation therein that remains outstanding or unresolved.  Each of the Hospitals is duly accredited by The Joint Commission.  Seller’s certification for participation in the Medicare program is based upon each Hospital’s Joint Commission accreditation.  There are no other accreditations held by any of the Hospital Businesses.  Seller has provided or otherwise made available to Buyer complete and genuine copies of the most recent accreditation survey reports, deficiency lists, statements of deficiency, plans of correction and similar materials.  The Hospitals have taken or are taking all reasonable steps to correct all material deficiencies noted therein.

            3.18     Agreements and Commitments.  Schedule 3.18 identifies Contracts related to the Hospital Businesses in each of the categories below (and Seller has delivered, or upon request of Buyer will promptly deliver, to Buyer complete and genuine copies of the Contracts described below):

            (a)        Contracts affecting the ownership or use of, title to or interest in any Real Property;

            (b)        Contracts with (i) a physician or physician group, (ii) an Immediate Family Member of a physician on the medical staff of any Hospital, but only to the extent to which Seller has knowledge of the familial relationship with such physician or (iii) any Person that provides marketing services for Seller;

            (c)        Contracts relating to any Information Systems or Intellectual Properties;

            (d)        Collective bargaining agreements or other Contracts with labor unions or other employee representatives or groups;

            (e)        Contracts with directors, trustees, partners, officers or other individual employees of Seller relating to the Hospital Businesses;

            (f)        The plan documents, network agreements or any other Contracts with third party insurers, in each instance for the Seller Employee Benefit Plans;

            (g)        Contracts with any (i) health plan, (ii) health provider, (iii) independent practice association or (iv) similar Person providing for capitation or risk-sharing arrangements;

            (h)        Contracts which are requirements or exclusive Contracts;

            (i)         Contracts between any Seller and any of the Joint Ventures;

            (j)         All other Contracts which require payment by Seller of amounts in excess of $500,000 within 12 months after Closing; and

            (k)       Equipment and other leases that are capital leases.

            3.19     The Assumed Contracts.  Except as described on Schedule 3.19, with respect to the Assumed Contracts listed on Schedule 3.18:

            (a)        Such Assumed Contracts constitute lawful and legally binding obligations of Seller, and to Seller’s knowledge, of the other parties thereto, and are enforceable in accordance with their terms, except as enforceability may be restricted, limited or delayed by applicable bankruptcy or other laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity;

            (b)        Each such Assumed Contract is in full force and effect and constitutes the entire agreement by and between the parties thereto;

            (c)        In all material respects, all obligations required to be performed under the Assumed Contracts by Seller, and to Seller’s knowledge, by any other third party thereto (other than Seller), have been performed, and to Seller’s knowledge no event has occurred or failed to occur that constitutes, or with the giving of notice, the lapse of time or both would constitute, a material default by Seller under any of the Assumed Contracts;

            (d)        Seller has not received written notice of any default or breach of any such Assumed Contract by any party; and

            (e)        No such Assumed Contract contains a non-competition provision binding against Seller.

            3.20     Employees and Employee Relations.

            (a)        Seller has heretofore delivered to Buyer (i) a complete list (as of the date set forth therein) of names, positions, current annual salaries or wage rates, target or actual bonus amounts, other compensation arrangements, and paid time off and extended illness bank for all full time and part-time non-physician employees of Seller working at the Hospital Businesses (indicating in the list whether each employee is classified as exempt or nonexempt under applicable state and federal payment of wage laws); and (ii) a separate complete list (as of the date set forth therein) of names, positions, current annual salaries or wage rates, target or actual bonus amounts, other compensation arrangements, and paid time off and extended illness bank for all full time and part-time physician employees of Seller (indicating in both lists whether each employee is part-time or full time, whether such employee is employed under written Contract, if such employee is not actively at work, the reason therefore, and each employee’s immigration status).  Except as shown in Schedule 3.20(a), there are no employment agreements or severance agreements with employees of Seller.

            (b)        Schedule 3.20(b) sets forth all labor union or collective bargaining agreements in effect with respect to the employees of Seller.  There is no pending, or to Seller’s knowledge, threatened (i) employee strike, work stoppage or slowdown, labor dispute, grievance or unfair labor practices at the Hospital Businesses and, except to the extent included in Schedule 3.20(b), no employees of Seller are represented by, or have, within the preceding three full fiscal years of Seller, made demand for recognition of, a labor union or employee organization, and, to Seller’s knowledge and except to the extent included in Schedule 3.20(b), no other union organizing or collective bargaining activities by or with respect to any employees of Seller or the Hospital Businesses are taking place, or (ii) complaint, charge or claim against Seller, or to Seller’s knowledge threatened to be brought or filed, with any Governmental Authority or arbitrator relating to the employment or termination of employment of any individual by Seller or the Hospital Businesses.

            (c)        Except as set forth on Schedule3.20(c), to Seller’s knowledge, all employees, former employees (whose employment terminated within the 12 months preceding the Closing Date) and independent contractors of Seller have been properly classified as such for all purposes under the Code and ERISA and have been properly classified as exempt or nonexempt under the Fair Labor Standards Act and any applicable state law equivalent.

            (d)        To Seller’s knowledge, all necessary visa or work authorization petitions have been timely and, in all material respects, properly filed on behalf of any employees of Seller requiring a visa stamp, I-94 status document, employment authorization document, or any other immigration document to legally work in the United States.  To Seller’s knowledge, Seller has met all paperwork retention requirements with respect to such applications and petitions in all material respects.  To Seller’s knowledge, no employees of Seller have ever worked for Seller without employment authorization from the Department of Homeland Security or any other government agency that must authorize such employment and, to Seller’s knowledge, any employment of foreign nationals by Seller has complied with applicable immigration laws in all material respects.  To Seller’s knowledge, I‑9 Forms have been timely and properly completed in all material respects for all employees of Seller hired since the effective date of the Immigration Reform and Control Act of 1986.  To Seller’s knowledge, Seller has lawfully retained and re-verified all I-9 Forms.  There are no claims, lawsuits, actions, arbitrations, administrative or other proceedings, governmental investigations or inquiries pending or, to Seller’s knowledge, threatened against Seller relating to Seller’s compliance with local, state or federal immigration regulations, including, but not limited to, compliance with any immigration laws.  To Seller’s knowledge, Seller has not received any letters from the Social Security Administration (“SSA”) regarding the failure of an employee’s Social Security number to match his or her name in the SSA database.  To Seller’s knowledge, Seller has not received any letters or other correspondence from the Department of Homeland Security or other agencies regarding the employment authorization of any employees of Seller.  If Seller operates in a state or has contracts with a state or Federal agency that requires or provides a safe harbor if an employer participates in the Department of Homeland Security’s e-Verify electronic employment verification system, to Seller’s knowledge, Seller has been participating in e-Verify for the entire period such participation has been required or available as a safe harbor or as long as Seller has been operating in such state or contracting with such agency.

            (e)        Except for Unbooked Employee Benefits and except for any of same that has been accrued or reserved in the Financial Statements or otherwise disclosed in the Schedules, to Seller’s knowledge, no present or former employee of Seller or the Hospital Businesses has or is expected to have solely as a result of the consummation of the transactions contemplated by this Agreement any claim against Buyer relating to periods before the Closing Date for (i) overtime pay, (ii) wages, salary, bonuses or amounts due under any Seller Employee Benefit Plan or Contract, or (iii) sick pay, severance pay, unlawful discharge, personal day or vacation pay or paid or personal time off.

            3.21     Seller’s Employee Benefit Plans.

            (a)        Schedule 3.21 lists each Seller Employee Benefit Plan.

            (b)        There has been made available to Buyer, with respect to each Seller Employee Benefit Plan except each Multiemployer Plan, the following:  (i) a copy of the three most recent annual reports (if required under ERISA) with respect to each such plan (including all schedules and attachments) and any related summary annual reports; (ii) a copy of the latest summary plan description (if required under ERISA), together with each summary of material modification required under ERISA with respect to such plan or such other material disclosure documents used with respect to such plan; (iii) a true and complete copy of each such written plan (or a written description of any material unwritten plan) as currently in effect, including all amendments thereto; (iv) with respect to each such plan that is intended to be qualified under Section 401(a) of the Code, the most recent determination letter or opinion or approval letter issued by the Internal Revenue Service with respect to the qualified status of such plan; (v) all trust agreements, insurance contracts, and other funding vehicles currently in effect, including all amendments thereto, (vi) to the extent applicable, the most recent discrimination testing reports, actuarial reports and audited financial statements; and (vii) all material contracts with third party administrators, actuaries, investment managers, consultants, and other service providers as currently in effect, including all amendments thereto.  There has also been made available to Buyer with respect to each Seller Employee Benefit Plan that is a Multiemployer Plan, all substantive correspondence in the Company’s records to or from any Multiemployer Plan.

            (c)        With respect to each Seller Employee Benefit Plan (and related trust, insurance contract or fund), to Seller’s knowledge, and except as described on Schedule 3.21, there is no material noncompliance with Legal Requirements relating to periods before the Closing Date.

            (d)        To Seller’s knowledge, each Seller Employee Benefit Plan has been established and administered in all material respects in accordance with its terms, and in material compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations and no non-exempt “prohibited transaction” (as such term is defined in Section 406 of ERISA and Section 4975 of the Code) or “accumulated funding deficiency” (as such term is defined in Section 302 of ERISA and Section 412 of the Code (whether or not waived)) has occurred with respect to any Seller Employee Benefit Plan.

            (e)        Except as set forth in Schedule 3.21(e), no Seller Employee Benefit Plan exists that, as a result of the execution of the transactions contemplated by this Agreement (whether alone or in connection with any subsequent event(s)), would result in:  (i) severance pay or any increase in severance pay upon any employee’s termination of employment after the date of this Agreement; or (ii) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation pursuant to, any of the Seller Employee Benefit Plans.

            (f)        To the extent, required by the Code, ERISA or pursuant to the terms of the applicable Seller Employee Benefit Plan, all contributions, premiums and other payments required to have been made prior to Closing by Seller to the Seller Employee Benefit Plans have in all material respects been made or will in all material respects be made or have in all material respects been accrued on the financial records of Seller in accordance with generally accepted accounting principles.

            (g)        Each Seller Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has a current favorable determination letter or opinion or approval letter from the IRS that the Seller Employee Benefit Plan is so qualified and its trust is exempt from federal income taxation under Section 501(a) of the Code and, to Seller’s knowledge, nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification.

            (h)        With respect to each Seller Employee Benefit Plan, there is no litigation, administrative proceeding, audit, or investigation (including any routine requests for information from the PBGC) under way, or to the knowledge of the Seller, threatened, against or with respect to, any Seller Employee Benefit Plan.  Except as set forth on Schedule 3.21(h) and except for communications received in the ordinary course of business, no written or, to Seller’s knowledge, oral communication has been received by Seller from the PBGC in respect of any Seller Employee Benefit Plan subject to Title IV of ERISA concerning the funded status of any such plan or any transfer of assets and liabilities from any such plan in connection with the transactions contemplated herein.

            (i)         Excluding any Multiemployer Plan or as set forth in Schedule 3.21 and the Detroit Medical Center Consolidated Pension Plan, no Seller Employee Benefit Plan is covered by Title IV of ERISA, Section 302 or 303 of ERISA or Section 412 or 430 of the Code and neither Seller nor any member of the Controlled Group has any material liability or obligation under Title IV of ERISA, Section 302 or 303 of ERISA or Section 412 or 430 of the Code with respect to a Seller Employee Benefit Plan.

            (j)         The Seller has made available a record of the contributions made by Seller and each member of the Controlled Group in 2007, 2008 and 2009 to each Multiemployer Plan and any written communications and calculations regarding potential withdrawal liability.

            (k)       Except as required by COBRA or any similar state Law, or as set forth on Schedule3.21, no Seller Employee Benefit Plan provides any post-employment health or other welfare benefits or coverage to any person.

            (l)         Seller’s obligation to maintain retiree life insurance benefits under Prudential Insurance Company of America Sinai Hospital of Detroit Insurance Continuance Fund Contract #0041391 applies only to the retirees listed on Schedule 6.3(a).  Seller maintains no deferred compensation plans to which Code Section 457(b) applies and all amounts deferred under any deferred compensation plan of Seller to which Code Section 457(b) would apply but for the grandfather rule described later in this sentence have at all times met and continue to meet the grandfather rule of Section 1107(c)(3)(B) of the Tax Reform Act of 1986 (as described in Internal Revenue Service Notice 87-13, 1987-1 CB 432, 445 Q&A 28) and subsequent applicable regulations and guidance.  Buyer’s obligations with respect to amounts deferred under any deferred compensation plan of the Seller subject to such grandfather rule are limited to the participants and amounts to be listed on Schedule 3.21(l) by the Seller prior to Closing.

            3.22     Litigation and Proceedings.  Seller has previously delivered to Buyer an accurate list and summary description of all written claims, actions, suits, litigation, arbitration, mediations, investigations and other proceedings pending against or otherwise affecting Seller with respect to the Hospital Businesses or the Assets, including qui tam proceedings and claims that have been properly served upon Seller.  All litigation, arbitration, mediations and other proceedings pending against Seller are fully insured (except for (i) applicable deductibles and self-insurance and (ii) any qui tam proceedings and claims) and no insurer has issued a “reservation of rights” letter or otherwise qualified its obligation to insure and defend Seller against losses arising therefrom.  There are no claims, actions, suits, litigation, arbitration, mediations, investigations or other proceedings (including, to Seller’s knowledge qui tam proceedings and claims) pending, affecting or to Seller’s knowledge threatened against Seller which would have a Material Adverse Effect on the Hospital Businesses or the Assets.  To Seller’s knowledge, no facts or circumstances exist that could reasonably be expected to form the basis of any proceeding or claim against Seller that is or could reasonably be expected to be material to the Hospital Businesses.  Seller has not, in the past, been served with process in any qui tam action.

            3.23     Taxes.

            (a)        Except as set forth in Schedule 3.23, Seller has timely filed all Tax Returns required to be filed by or on behalf of it, all such Tax Returns are correct and complete in all material respects, and Seller has duly paid or made provision in the Financial Statements for the payment of all Taxes payable by Seller since December 31, 2008; no claim has been made by a Governmental Authority in a jurisdiction where Seller does not file Tax Returns that it is or may be subject to Tax by that jurisdiction; and there are no Encumbrances on any Assets that arose in connection with any failure (or alleged failure) to pay any Tax.

            (b)        Except as set forth in Schedule 3.23, Seller has withheld proper and accurate amounts from its employees’ compensation in compliance with all withholding and similar provisions of the Code and any and all other applicable Legal Requirements, and has withheld and timely paid, or caused to be withheld and timely paid, all Taxes on monies paid by Seller to other Persons for which withholding or payment is required by Law.

            (c)        Except as set forth in Schedule 3.23, to Seller’s knowledge, no Governmental Authority intends to assess any additional Taxes for any period for which Tax Returns have been filed or should have been filed.  Seller has not received written notice, and to Seller’s knowledge oral notice, of any audit of its Tax Returns.  There is no dispute or claim concerning any Tax liability of Seller either claimed or raised by any Governmental Authority in writing, or as to which Seller has notice or knowledge based upon personal contact with any agent of such authority; Schedule 3.23 lists all federal, state, local and foreign income Tax Returns filed with respect to Seller for the last three complete fiscal years of Seller and for the current year-to-date, and indicates those Tax Returns that have been audited and those that currently are the subject of audit or that have not been audited.

            (d)        Except as set forth in Schedule 3.23, there is not currently in effect any waiver of a statute of limitations in respect of Taxes by Seller or any Contract to extend the time with respect to a Tax assessment or deficiency.

            (e)        Except as set forth in Schedule 3.23, Seller is not a party to any Tax allocation or sharing Contract and Seller is not and has not been a member of an Affiliated Group filing a consolidated federal income Tax Return.

            (f)        Each Seller which is a corporation exempt from federal and state income taxation, has received a favorable letter of determination from the Internal Revenue Service and the State of Michigan regarding such Tax status, and, to Seller’s knowledge, nothing has occurred, whether by action or failure to act, that would reasonably be expected to cause the loss of such exemption.

            (g)        Seller has not had any liability for the Taxes of any Person (other than Seller under Internal Revenue Service regulation 1.1502-6 or any similar provision of state, local or foreign law), as a transferee or successor, by Contract or otherwise.

            3.24     Medical Staff; Physician Relations.  Seller has provided or otherwise made available to Buyer complete and genuine copies of the bylaws, policies, rules and regulations of the medical staff and medical executive committees of the Hospitals and the other Hospital Businesses.  Seller has heretofore delivered to Buyer a list of (a) the name and age of each member of the medical staff of the Hospital Businesses (active, associate, consulting, courtesy or other), (b) the degree (M.D., D.O., etc), title, specialty and board certification, if any, of each Hospital medical staff member, and (c) the number of current medical staff members in respect of whom any committee of the medical staff has recommended adverse action which is not yet final.  Except as described on Schedule 3.24, Seller has no pending or, to Seller’s knowledge, threatened adverse actions (e.g., the revocation, denial or denial of reappointment of medical staff privileges) against any medical staff members or applicants or allied health professionals and all appeal periods in respect of any medical staff member or applicant against whom an adverse action has been taken have expired.  Based upon and in reliance upon Seller’s review of (i) the “List of Excluded Individuals/Entities” on the website of the United States Health and Human Services Office of Inspector General (http:oig.hhs.gov/fraud/exclusions.html), and (ii) the “List of Parties Excluded from Federal Procurement and Non-procurement Programs” on the website of the United States General Services Administration (http://www.arnet.gov/epls/), no member of the medical staff has been excluded from participation in any Government Payment Program either (i) as of the date of the last (or initial) credentialing of such member by Seller to be on the medical staff of one of the Hospitals, such re-credentialing occurring in Seller’s Hospitals every two years for each such member, or (ii) to Seller’s knowledge, thereafter.

            3.25     Restrictions on Assets.  Except as set forth on Schedule 3.25, none of the Assets is subject to any liability in respect of funds received by any Person for the purchase, improvement or use of any of the Assets or the conduct of the Hospital Businesses under restricted or conditioned grants or donations, except for such liabilities, which if imposed for failure to comply with the applicable restrictions or conditions, which are not material to the Hospital Businesses.

            3.26     Brokers and Finders.  Except as set forth on Schedule 3.26, neither Seller nor any Affiliate of Seller, or any officer, trustee, director, employee or agent thereof, has engaged any finder or broker in connection with the transactions contemplated hereunder.

            3.27     Payments.  To Seller’s knowledge, none of the Hospitals has made any request for a payment from a Government Payment Program in respect of healthcare services furnished by a Person who at such time was excluded from participation in such Government Payment Program.

            3.28     Bankruptcy.  Seller, after Closing as a result of the transactions contemplated hereby, will not be rendered insolvent or otherwise unable to pay its debt as they become due; Seller has no intention of filing in any court pursuant to any statute either of the United States or of any state a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or any portion of its property; and to Seller’s knowledge, no other Person has filed or threatened to file such a petition against Seller.

            3.29     Captive Insurance Companies.

            (a)        DMC Insurance Company, Ltd. (“DMCIC”) is duly licensed as an Unrestricted Class B insurance company by the Cayman Islands Monetary Authority (“CIMA”) and has complied and currently complies in all material respects with the capital, reserve and other regulatory requirements of the Cayman Islands insurance laws. DMCIC, in all material respects, operates in compliance with the business plan currently on file with CIMA.  Seller has delivered to Buyer copies of the latest audited financial statements of DMCIC, and based on a valuation prepared by an independent consulting actuarial firm and delivered to Seller, the reserves for losses and loss adjustment expenses reflected on the financial statements of DMCIC are sufficient to satisfy all reserve requirements of CIMA in all material respects.

            (b)        DMCIC is duly organized and validly existing as an exempted company in good standing under the laws of the Cayman Islands.  Southeast Michigan Physicians Insurance Company is duly organized and validly existing as a corporation in good standing under the laws of Michigan and is duly licensed as a captive insurance company by the Michigan Office of Financial and Insurance Regulation.

            (c)        The Captive Insurance Companies are duly licensed, qualified or admitted to do business and are in good standing in all jurisdictions in which the ownership, use or leasing of their respective assets or properties, or the conduct or nature of their respective businesses, makes such licensing, qualification or admission necessary.  Complete and genuine copies of the articles of organization and all other agreements, instruments and documents relating to the creation and governance of the Captive Insurance Companies have been provided or otherwise made available to Buyer.

            3.30     Joint Ventures.  Each Joint Venture which is a limited liability company is organized as a limited liability company under the laws of the State of Michigan. Each Joint Venture which is a nonprofit corporation is a nonprofit corporation duly organized and validly existing in good standing under the laws of the State of Michigan.  Each Joint Venture which is a corporation (and which is not a nonprofit corporation) is a corporation duly organized and validly existing in good standing under the laws of the State of Michigan.  Each of the Joint Ventures is duly licensed, qualified or admitted to do business and is in good standing in all jurisdictions in which the ownership, use or leasing of their respective assets or properties, or the conduct or nature of their respective businesses, makes such licensing, qualification or admission necessary.  Complete and genuine copies of the articles of organization, joint venture, partnership, operating agreement, articles of incorporation, bylaws and all other agreements, instruments and documents relating to the creation and governance of the Joint Ventures have been provided or otherwise made available to Buyer.

            3.31.    Not-for-Profit Corporations.   Each Not-for-Profit Corporation is a nonprofit corporation duly organized and validly existing in good standing under the laws of the State of Michigan.  Each of the Not-for-Profit Corporations is duly licensed, qualified or admitted to do business and is in good standing in all jurisdictions in which the ownership, use or leasing of their respective assets or properties, or the conduct or nature of their respective businesses, makes such licensing, qualification or admission necessary.  Complete and genuine copies of the articles of incorporation and bylaws of the Not-for-Profit Corporations have been provided or otherwise made available to Buyer.

            3.32     Undisclosed Liabilities.  Except and to the extent accrued or disclosed in the Financial Statements or any Schedule, Seller has no liabilities or obligations of any nature whatsoever with respect to the Hospital Business or the Assets, due or to become due, accrued, absolute, contingent or otherwise, required by generally accepted accounting principles to be accrued in financial statements (or as to the Audited Financial Statements only, disclosed in audited financial statements), except for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since December 31, 2009, none of which could reasonably be expected to result in a Material Adverse Effect.

            3.33     Full Disclosure.  The representations and warranties of Seller in this Agreement and the Schedules do not and will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF BUYER AND VANGUARD

            Except as disclosed in the Schedules, each of Buyer and Vanguard make the following representations and warranties to Seller on and as of the Effective Date and shall be deemed to make them again at and as of the Closing Date:

            4.1       Organization.  Vanguard is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware.  Each Buyer is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and by Closing will be qualified to do business in the State of Michigan.

            4.2       Corporate Powers; Consents; Absence of Conflict, Etc.  Each of Vanguard and Buyer has the requisite power and authority to conduct its business as now being conducted, to enter into this Agreement, and to perform its obligations hereunder.  The execution, delivery and performance by Vanguard and Buyer of this Agreement and the Closing Documents to which they are or become a party and the consummation by Vanguard and Buyer of the transactions contemplated herein and therein:

            (a)        are within their respective corporate powers and are not in contravention of the terms of their respective certificates of incorporation, bylaws and other governing documents, if any, as amended to date, and have been approved by all requisite corporate action;

            (b)        do not conflict with or result in any breach or contravention of, any material agreement to which Vanguard or Buyer is a party or by which either is bound; and

            (c)        do not violate any Delaware or Michigan law to which Vanguard or Buyer may be subject.

            4.3       Binding Agreement.  This Agreement and each of the Closing Documents to which Vanguard and Buyer are or become parties are (or upon execution will be) valid and legally binding obligations of Vanguard and Buyer, as the case may be, enforceable against each of them in accordance with the respective terms hereof and thereof, except as enforceability against them may be restricted, limited or delayed by applicable bankruptcy or other laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity.

            4.4       Brokers and Finders.  Neither Buyer, Vanguard nor any Affiliate of Buyer, Vanguard, nor any officer, director, employee or agent thereof, has engaged any finder or broker in connection with the transactions contemplated hereunder.

            4.5       Compliance with Government Programs.  Neither Buyer nor Vanguard nor any of their Affiliates nor any Person who owns a 5% or greater equity interest in Vanguard or Buyer has been barred, excluded or otherwise prohibited from participation in any Government Payment Program or has been convicted of a criminal offense relating to any such program and no action or proceeding relating to any such Government Payment Program is pending against Buyer, Vanguard, or any of their Affiliates or any Person who owns a 5% or greater equity interest in Vanguard or Buyer, except as disclosed in the Vanguard SEC Documents.

            4.6       Litigation and Proceedings.  Except as set forth on Schedule 4.6, to Vanguard’s and Buyer’s knowledge, there are no claims, actions, suits, litigation, arbitration, mediations, investigations or other proceedings pending, affecting or to Vanguard’s or Buyer’s knowledge threatened against Vanguard or Buyer in which an adverse determination would adversely affect the ability of Buyer to consummate the transactions contemplated by this Agreement or could result in a material adverse change in the results of operations, financial condition or businesses of Vanguard and its Affiliates, taken as a whole.

            4.7       Bankruptcy.  None of Vanguard or Buyer, at Closing as a result of the transactions contemplated hereby, will be rendered insolvent or otherwise unable to pay their respective debts as they become due; none of Vanguard or Buyer has any intention of filing in any court pursuant to any statute either of the United States or any state a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or any portion of their respective property; and to Vanguard’s and Buyer’s knowledge, no other Person has filed or threatened to file such a petition against Vanguard or Buyer.

            4.8       Availability of Funds.  Vanguard and Buyer have the ability to obtain funds in cash in amounts equal to the Purchase Price and necessary to perform their obligations hereunder that are to be performed as of Closing by means of credit facilities or otherwise and will at Closing have immediately available funds in cash which will be sufficient to pay the Purchase Price and to perform their obligations hereunder that are required to be performed as of Closing.

            4.9       Vanguard’s Securities Filing and Financial Statements.  Vanguard has furnished or made available to Seller true and complete copies of all reports or registration statements it has filed with the SEC under the Securities Act and the Exchange Act, for all periods subsequent to January 1, 2009, all in the form so filed (collectively the “Vanguard SEC Documents”).  As of their respective filing dates, the Vanguard SEC Documents filed under the Exchange Act complied in all material respects with the requirements of the Exchange Act and none of the Vanguard SEC Documents filed under the Exchange Act contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made, not misleading.  The Vanguard SEC documents filed under the Securities Act complied in all material respects with the requirements of the Securities Act at the time such Vanguard SEC Documents became effective under the Securities Act, and none of the Vanguard SEC Documents filed under the Securities Act contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading at the time such Vanguard SEC Documents became effective under the Securities Act.  The Vanguard Financial Statements filed under the Securities Act (at and after the time the Vanguard SEC Documents became effective under the Securities Act) and filed under the Exchange Act comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto) and present fairly Vanguard’s consolidated financial position at the dates thereof and of its operations and cash flows for the period then ended (subject, in the case of unaudited statements, to normal recurring year-end adjustments (the effect of which will not have a Material Adverse Effect)) and the inclusion of condensed notes in accordance with applicable SEC regulations.  Since the date of the balance sheet included in the Vanguard Financial Statements, Vanguard has not effected any change in any method of accounting or accounting practice, except for any such change required because of a concurrent change in generally accepted accounting principles.

            4.10     Due Diligence.  Vanguard, Buyer and their Affiliates are engaged in the business of purchasing, owning and operating hospitals and related healthcare facilities, have substantial experience conducting due diligence associated with the acquisition of such facilities, have had a reasonable opportunity to conduct their due diligence and ask questions of and receive answers from Seller concerning the Hospital Businesses, and all such questions have been answered to the reasonable satisfaction of Buyer and Vanguard.

            4.11     Principal Credit Agreement.  In the event the transaction described herein was to be consummated on the Effective Date (subsequent to all of Buyer’s conditions to Closing described in Article 9 having been satisfied), Buyer’s assumption of the Assumed Liabilities and purchase of the Assets and the Hospital Businesses as described herein, taking into account  the matters disclosed in the Schedules on the Effective Date, would not constitute a default under, or result in a breach of any provision of, the Principal Credit Agreement.

            4.12     Full Disclosure.  The representations and warranties of Buyer and Vanguard in this Agreement and the Schedules do not and will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading.

ARTICLE 5
COVENANTS AND AGREEMENTS OF SELLER

            5.1       Operations.  From the Effective Date until the Closing Date and except as set forth on Schedule 5.1 or otherwise expressly provided in this Agreement, or agreed to in writing by Buyer (as hereinafter provided), Seller will:

            (a)        Use Commercially Reasonable Efforts to carry on the Hospital Businesses in substantially the same manner as it currently conducts the Hospital Businesses;

            (b)        Use Commercially Reasonable Efforts to maintain the Assets in substantially their current condition, ordinary wear and tear excepted and make routine and budgeted capital expenditures related to the Assets and/or the Hospital Businesses in the ordinary course of business;

            (c)        Use Commercially Reasonable Efforts to deliver to Buyer title to the Assets or an assignment of Seller’s interest therein, as the case may be, free and clear of all Encumbrances (except for the Permitted Encumbrances) and use Commercially Reasonable Efforts to obtain appropriate releases, consents, estoppels, certificates, opinions and other instruments as Buyer may reasonably request;

            (d)        Keep in full force and effect present insurance policies or other comparable insurance benefiting the Assets and the conduct of the Hospital Businesses;

            (e)        Use Commercially Reasonable Efforts to maintain and preserve its business organizations intact (subject to the right of Seller to discharge any employee in the ordinary course of business and, in the case of the proposed discharge of any Hospital president after reasonable notice to Buyer);

            (f)        Except as may be necessary or desirable to (i) liquidate any such balances for purposes of paying the indebtedness described in Schedule 2.5(a)(i) or (ii) to preserve any funds that constitute donor restricted assets that are among the Excluded Assets, invest the balances in the accounts described in Section 2.5(a)(ii) that will be used to pay the indebtedness described in Schedule 2.5(a)(i) in a manner consistent with Seller’s historical investment practices, and cause such balances to be transferred into liquid investments in a timely manner so that such funds are available to pay the indebtedness described in Schedule 2.5(a)(i) as of the Closing Date; it being understood that funds that constitute donor restricted assets that are among the Excluded Assets will be maintained in the reasonable discretion of DMC; and

            (g)        Permit and allow reasonable access by Buyer during normal business hours to discuss with and make offers of post-Closing employment to personnel working at the Hospital Businesses, to advertise for post-Closing employment at the Hospital Businesses, and to establish relationships with physicians, payers and other Persons having business relations with Seller.

            For purposes of Sections 5.1 and 5.2, Buyer shall be deemed to have “agreed to in writing” to a request from Seller if Seller has provided written notice to Keith Pitts, or his designee, which written notice may be in the form of an email to Keith Pitts or his designee, and Seller has not received a response from Keith Pitts or his designee within five Business Days after delivery of the written notice (commencing on the day of receipt if received prior to 5:00 p.m. eastern time and commencing on the day after receipt if received after 5:00 p.m. eastern time).  In the case of an email, such written notice shall be deemed delivered to Keith Pitts or his designee if the email is simultaneously copied to Vanguard’s General Counsel (generalcounsel@vanguardhealth.com) and Ira Rappeport (irappeport@mwe.com) of McDermott, Will & Emery LLP, Vanguard’s transaction counsel.

            5.2       Negative Covenants.  From the Effective Date until the Closing Date and except as set forth on Schedule 5.2 or otherwise expressly provided in this Agreement or agreed to by Buyer in writing as provided in Section 5.1, Seller will not:

            (a)        Amend or terminate any Assumed Contract, or enter into any Contract, except in the ordinary course of the Hospital Businesses consistent with past practices; provided that Seller may amend any such Assumed Contract to the extent that the principal effect of such amendment is to effectuate the assignment and assumption thereof pursuant to this Agreement and such amendment does not increase the obligations of Buyer following the Closing to any material extent or reduce the obligations of the other party or parties thereto to any material extent;

            (b)        Make an offer for employment after Closing to any employee of the Hospital Businesses who is entitled to receive an offer of employment from Buyer; provided, however, the terms of this Section 5.2(b) shall not be applicable to those employees identified by Seller in a written notice to Buyer that is received by Buyer on or before July 15, 2010 and reasonably acceptable to Buyer;

            (c)        Increase compensation payable or to become payable to, make a bonus or severance payment to, or otherwise enter into one or more bonus or severance Contracts with, any employee or agent of any Seller, except (i) that bonus payments may be made as required by Contracts entered into prior to the Effective Date and (ii) in the ordinary course of the Hospital Businesses consistent with past practices in accordance with existing personnel policies;

            (d)        Create or assume any new Encumbrances (other than Permitted Real Property Encumbrances described in subsection (i) and (iv) of the definition of Permitted Real Property Encumbrances) upon any of the Assets other than the interests of lessors or lessees under operating leases entered into in the ordinary course of the Hospital Businesses consistent with past practices;

            (e)        Sell, assign, transfer, distribute or otherwise transfer or dispose of any item of property, plant or equipment of Seller having an original cost in excess of $100,000, other than any Excluded Assets, except in the ordinary course of the Hospital Businesses consistent with past practices;

            (f)        Create, incur, assume, guarantee or otherwise become liable for any indebtedness, or agree to do any of the foregoing, except (i) indebtedness owed to Seller and (ii) other liabilities in the ordinary course of the Hospital Businesses consistent with past practices;

            (g)        Cancel, forgive, release, discharge or waive any Accounts Receivable or any similar Asset or right with respect to the Hospital Businesses, or agree to do any of the foregoing, except in the ordinary course of the Hospital Businesses consistent with past practices;

            (h)        Sell or factor any Accounts Receivables;

            (i)         Change any accounting method, policy or practice or, other than in the ordinary course of business in accordance with current accounting methods, policies and practices, or reduce any reserves in the Financial Statements, except in connection with any reduction in reserves pertaining to any Government Payment Programs or third party payors made in the ordinary course of business consistent with past practices;

            (j)         Terminate, amend or otherwise modify any Seller Employee Benefit Plan, except Seller may make amendments required to comply with this Agreement or applicable Legal Requirements which amendments are promptly provided to Buyer;

            (k)       Increase in any material respect the liabilities or obligations included within the definition of Unbooked Employee Benefits; or

            (l)         Amend or agree to amend the articles or certificates of incorporation or bylaws of Seller, any Captive Insurance Company or any Not-for-Profit Corporation, amend or agree to amend the certificate of organization or operating agreement of any Joint Venture which is a limited liability company, amend or agree to amend the organizational document of any Joint Venture which is not a limited liability company, or otherwise take any action relating to any liquidation or dissolution of Seller, any Captive Insurance Company, any Not-for-Profit Corporation or any Joint Venture.

            5.3       Buyer Access to and Provision of Additional Information.

            (a)        From the Effective Date until the Closing Date, Seller, to the extent legally permissible without waiving any privilege or violating any duties of confidentiality to third Persons imposed by Contracts or Legal Requirements:  (i) will make available to Buyer reasonable access to and the right to inspect the Assets, books and records of Seller relating to the Hospital Businesses during normal business hours; (ii) will use its Commercially Reasonable Efforts to provide to Buyer full and complete access to any of the employees and medical staff members providing services at or for the Hospital Businesses during normal business hours; (iii) will furnish to Buyer such additional financial, operating and other data and information regarding the Hospital Businesses as Buyer may from time to time reasonably request, without regard to where such information may be located to the extent in Seller’s possession, and with respect to such data not in Seller’s possession, will use Commercially Reasonable Efforts to make such data (including auditors’ work papers) available to Buyer; and (iv) where any such access or information is denied due to duties of confidentiality to third Persons imposed by a Contract, Seller will give Buyer written notice of the subject matter of each non-disclosure, and, at Buyer’s reasonable request, make Commercially Reasonable Efforts to obtain the waiver of such duty of confidentiality by such third Person to allow disclosure of such matter to Buyer.  The right of access and inspection of Buyer shall be made in such a manner as not to unreasonably interfere with the operation of the Hospital Businesses.  In this regard, Buyer agrees that such inspection shall not take place, and no employees or other personnel at any of the Hospital Businesses shall be contacted by representatives of Buyer, without first coordinating such contact or inspection with Mike Duggan, Chief Executive Officer of Seller, or his designee.

            (b)        Buyer shall defend, indemnify and hold harmless Seller against any loss, liability, damages, costs or expenses including reasonable attorneys’ fees, incurred by Seller caused by Buyer’s negligent or reckless exercise of the right of inspection related to physical assets granted to Buyer under Section 5.3(a), provided that such indemnification obligation shall exclude any claim, costs, expenses and liabilities arising out of the discovery of any Materials of Environmental Concern resulting from such investigations, which Materials of Environmental Concern were in, on, or under the Real Property prior to such investigations.  Buyer acknowledges and agrees that any such physical inspection conducted by Buyer or its agents and representatives shall be solely at the risk of Buyer.  Notwithstanding the foregoing, Buyer shall be entitled to rely on the representations and warranties of Seller set forth in Article 3.

            (c)        From the Effective Date until the Closing Date, Seller will deliver to Buyer complete and genuine copies of:  (i) within 25 days following the end of each calendar month prior to the Closing Date, the unaudited balance sheet of Seller and its Affiliates, and the related unaudited statement of operations and changes in net assets and the unaudited statement of cash flows of the Hospital Businesses for each such month then ended and for the year-to-date then ended, in consolidating and consolidated format; and (ii) promptly after prepared, any other financial statements or reports prepared prior to Closing by or for management relating to the Hospital Businesses, together with any notes thereto.

            (d)        From the Effective Date until the Closing Date, Seller shall cause the officers and employees of the Hospital Businesses to confer on a regular and frequent basis with one or more representatives of Buyer at Buyer’s request and to answer Buyer’s reasonable questions regarding matters relating to the conduct of the Hospital Businesses and the status of transactions contemplated by this Agreement.  Seller shall promptly notify Buyer in writing of any material changes in the operations or financial condition of the Hospital Businesses and of any lawsuits filed against Seller, investigations instituted by Governmental Authorities (other than those initiated or received in the ordinary course of business that Seller does not believe are or could become material), or significant developments in material lawsuits that have been filed by or against Seller and shall keep Buyer reasonably informed of such matters.

            5.4       Insurance Ratings.  From the Effective Date until the Closing Date, Seller will take all actions reasonably requested by Buyer to enable Buyer, at Buyer’s expense, to succeed to the Workers’ Compensation and Unemployment Insurance ratings of Seller and the Hospital Businesses for insurance purposes; provided that Seller makes no representation or warranty that Buyer will be successful in such succession.  Buyer shall not be obligated to succeed to any such rating, except as it may elect to do so.

            5.5       Consent of Others.

            (a)        Subject to the obligations of Buyer under Section 6.1, as soon as reasonably practicable after the Effective Date, and in any event prior to Closing, Seller shall use Commercially Reasonable Efforts to obtain the consents required to be obtained by Seller of all necessary Persons and Governmental Authorities having jurisdiction over this transaction to the consummation of the transactions contemplated hereunder, including the Permits listed in Schedule 3.16 that are assignable by Seller and the contractual rights, licenses, investments, interests and assets referred to in Sections 2.1(h), 2.1(j), 2.1(m) and 2.1(n).  The foregoing notwithstanding, Buyer shall use Commercially Reasonable Efforts to obtain any Permits listed in Schedule 3.16 that are not assignable by Seller, provided that Seller shall cooperate with Buyer in obtaining such consents so long as such cooperation is at no material cost to Seller.

            (b)        Seller shall use Commercially Reasonable Efforts to identify the Assumed Contracts that require the consent of the counterparty thereto prior to the assignment of same to Buyer.  Seller will request and use Commercially Reasonable Efforts to obtain such consents.  Buyer shall reasonably assist and cooperate with Seller in Seller’s efforts to obtain such consents.

            5.6       Seller’s Efforts to Close.  Seller shall use Commercially Reasonable Efforts to satisfy all the conditions precedent set forth in Article 8 and Article 9 to its or to Buyer’s obligations under this Agreement to the extent that Seller’s action or inaction can control or influence the satisfaction of such conditions.

            5.7       Employee Terminations.  At Closing, Seller shall deliver to Buyer a list as of the Closing Date setting forth the name of each employee of the Hospital Businesses whose employment was terminated during the 90 day period ending on the Closing Date and the reason for such termination.

            5.8       Seller Termination of 403(b) Plan.  Effective immediately before the Closing, Seller shall terminate Seller’s DMC 403(b) Matching Plan, shall make all employee and employer contributions due and owing through the date of such termination, shall make lump sum distributions to all participants, and shall cooperate with Buyer to effectuate rollovers from Seller’s DMC 403(b) Matching Plan to Buyer’s 401(k) plan pursuant to Section 6.3(a).  Buyer agrees to cooperate with the vendors of Seller’s DMC 403(b) Matching Plan (including any vendor appointed to administer the termination of such plan) to effectuate the lump sum distributions to all participants and shall provide any assistance required to facilitate such distributions.  However, in no event will Buyer constitute the plan sponsor of, or the employer maintaining, any Seller 403(b) plan.

            5.9       Reportable Events.  If any Reportable Event occurs with respect to a Seller Employee Benefit Plan that is an Employee Pension Benefit Plan before the Closing Date, Seller shall (i) comply with any notice required to be given before the Closing Date (and shall provide Buyer a copy thereof) and Buyer shall reasonably cooperate with Seller in connection therewith and (ii) promptly notify Buyer of any notice required to be provided thereunder after the Closing Date.

            5.10     No Shop.  Until the earlier of the termination of this Agreement or Closing, Seller shall not, and shall not permit any Affiliate of Seller or any other Person acting for or on behalf of Seller or any Affiliate of Seller to, without the prior written consent of Buyer:  (a) offer for sale, lease or other disposition of all or substantially all of the Assets or any material portion thereof (whether by virtue of an asset sale transaction, a lease transaction, affiliation transaction, or a change of control, change of membership, merger, consolidation or other combination transaction with respect to any Seller (collectively, a “Prohibited Transaction”)), or negotiate in respect of an unsolicited offer therefore; (b) solicit offers to acquire all or substantially all of the Assets, or any material portion thereof, in a Prohibited Transaction; (c) enter into any Contract with any Person with respect to the disposition of all or substantially all of the Assets, or any material portion thereof, in a Prohibited Transaction; or (d) furnish or permit or cause to be furnished any information to any Person that Seller knows or has reason to believe is in the process of considering a Prohibited Transaction.  If Seller, any Affiliate of Seller, or any Person acting for or on behalf of any of the foregoing, receives from any Person (other than Buyer or its representatives) any offer, inquiry or informational request referred to above, Seller will promptly advise such Person, by written notice, of this Section and advise Buyer of the receipt of such offer, inquiry or request.

            5.11     Survival of Covenants.  The covenants and obligations of Seller set forth in this Article 5 shall remain in full force and effect until the Closing has occurred, and such covenants and agreements shall expire upon, and be of no force or effect after, the Closing Date; provided, however, Seller’s covenants contained in Sections 5.8, 5.9(ii), 5.12 and 5.13 shall survive the Closing.

            5.12     Premier.  In the event that Seller is not able to transfer its interest in Premier, Inc. or Premier Purchasing Partners, LP to Buyer at Closing, Seller shall liquidate its interests in such entities and include the proceeds thereof in the Assets conveyed to Buyer at Closing.  If such interest is not liquidated until after Closing, Seller shall deliver the net proceeds of any such liquidation to Buyer promptly after receipt of same.

            5.13     Harper Professional Office Building.  The Parties are working with the holder of the right of first refusal encumbering the Harper Professional Office Building to obtain the acknowledgement of the holder of such right that the execution and delivery of this Agreement and the consummation of the transactions described herein will not trigger the right of first refusal.  Seller and Buyer shall use their Commercially Reasonable Efforts to obtain such acknowledgement.  In connection with such efforts, Buyer will acknowledge that the right of first refusal, although not triggered by the transactions described herein, shall remain a covenant running with the Harper Professional Office Building and be enforceable against Buyer in accordance with its terms with respect to potential transactions occurring subsequent to Closing.  To the extent that the holder of the right of first refusal does not acknowledge that the execution and delivery of this Agreement do not trigger its right of first refusal and the Parties allocate a portion of the Purchase Price to the Harper Professional Office Building pursuant to Section 2.6, Seller will promptly use Commercially Reasonable Efforts to follow the procedures set forth in the agreement giving rise to such right of first refusal and Buyer understands that if the party holding such right of first refusal exercises its rights, the Harper Professional Office Building will not be included among the Assets transferred to Buyer at Closing.  If Seller is not able to deliver title to the Harper Professional Office Building as a consequence of the exercise of the right of first refusal encumbering the property, the net proceeds of the sale of the Harper Professional Office Building will be included among the Assets transferred to Buyer at Closing.  If the sale of the Harper Professional Office Building to the holder of the right of first refusal occurs after Closing, Seller shall deliver the net proceeds of such sale to Buyer promptly after the completion of such sale.  If, after having exercised its right of first refusal, the holder of the right of first refusal fails, after Closing, to complete the acquisition of the Harper Professional Building in accordance with the right of first refusal and such right is thereby terminated, Seller will convey that Harper Professional Office Building to Buyer promptly upon the termination of such right.

            5.14     Severance, Vacation and CTO Policies.  Prior to Closing, Seller shall amend its severance policies applicable to Seller’s hourly employees and executives and its vacation and CTO policies to provide that the closing of the transaction and the attendant termination of those of Seller’s employees who become Hired Employees of Buyer will not, in and of itself, trigger the payment of severance, vacation or CTO to a Hired Employee.   In addition, Seller will use Commercially Reasonable Efforts to amend, prior to Closing, any employment agreements with employees of Seller to provide that the consummation of the transaction described herein, in and of itself, will not entitle the counterparty to such employment agreement to receive any severance, vacation or CTO payments.

ARTICLE 6
COVENANTS AND OBLIGATIONS OF BUYER

            From the Effective Date until the Closing Date and except as otherwise expressly provided in this Agreement, or agreed to in writing by Seller, Buyer will:

            6.1       Consent of Others.  As soon as reasonably practicable after the Effective Date, and in any event prior to Closing, Buyer shall use Commercially Reasonable Efforts to obtain the Permits, accreditations, consents and approvals required to be obtained by Buyer of all necessary Governmental Authorities having jurisdiction over this transaction to the consummation of the transactions contemplated hereunder, including the Permits listed in Schedule 3.16 that are not assignable by Seller and shall make all necessary filings and applications with the Medicare and Medicaid programs so as to be in a position to satisfy the conditions to Closing specified in Sections 9.3(a) and (b).  Buyer shall cooperate with Seller in Seller’s efforts to obtain the consents required to be obtained from any Governmental Authority in order to consummate the transactions described herein so long as such cooperation is of no material cost to Buyer.

            6.2       Buyer’s Efforts to Close.  Buyer shall use Commercially Reasonable Efforts to satisfy all the conditions precedent set forth in Article 8 and Article 9 to its or Seller’s obligations under this Agreement to the extent that Buyer’s action or inaction can control or influence the satisfaction of such conditions.

            6.3       Employee Matters.

            (a)        Buyer will provide offers to employ as of the Closing Date each individual who is an employee (including, without limitation, employees who are on approved family or medical leave, short-term disability or other approved leaves of absence) of Seller with respect to the Hospital Businesses immediately prior to Closing in his or her current position (i.e. job duties, title, responsibilities and location), at his or her current salary or wages and at benefit levels such that his or her salary or wages and benefits are substantially the same, in the aggregate, as are the salary or wages and benefits applicable to such employee immediately prior to Closing.  Seller acknowledges that all employment offers will be made subject to the satisfactory completion by Buyer of its customary employee background checks and pre-employment screenings.  Buyer will keep positions available for employees of Seller who are on approved family or medical leave, short-term disability or other approved leaves of absence on the Closing Date.  Employees employed under written Contracts will not be offered employment pursuant to this Section, but shall be employed pursuant to the terms of the Assumed Contracts, if any, relating to such employees.  Any workforce reduction after the Closing shall be conducted by Buyer in compliance with all applicable Legal Requirements.  Buyer will continue to maintain all Seller Employee Benefit Plans (except plans to which Code Section 403(b) applies) after the Closing until at least June 30, 2011 and, after such date, such Seller Employee Benefit Plans may be amended, modified, replaced or terminated in accordance with the provisions of such Seller Employee Benefit Plans, as amended, and applicable Legal Requirements; provided, however, Buyer (i) will continue to maintain retiree life insurance benefits under Prudential Insurance Company of America Sinai Hospital of Detroit Insurance Continuance Fund Contract # 0041391 (“Sinai Plan”) for retirees listed on Schedule 6.3(a) until all benefits have been paid in accordance with the terms of the Sinai Plan, (ii) agrees, for the period beginning on the Closing and ending June 30, 2011, to provide a rate of employer contributions under its 401(k) plan for Hired Employees which is equal to the rate of employer contributions in effect under the Seller’s DMC 403(b) Matching Plan immediately prior to the Closing and, in Buyer’s discretion, this rate of employer contributions may continue after such date, and (iii) agrees to provide Hired Employees who would have been credited with three years of vesting service under DMC’s 403(b) Matching Plan had they continued employment with Seller continuously through June 30, 2011, a vesting schedule for matching contributions in Buyer’s 401(k) plan equal to the vesting schedule for matching contributions under Seller’s DMC 403(b) Matching Plan immediately prior to the Closing.  Further, Buyer will allow the Hired Employees to participate in Buyer’s 401(k) plan effective as of the Closing Date and will accept rollovers (including rollovers of any outstanding loans made as part of a direct rollover) by Hired Employees into Buyer’s 401(k) plan from Seller’s DMC 403(b) Matching Plan, to the extent any such rollover qualifies as an eligible rollover distribution as defined in Section 402(c)(4) of the Code.

            (b)        Nothing contained in this Section or elsewhere in this Agreement shall be deemed to limit or otherwise affect in any manner the right of Buyer to terminate at will the employment of any Hired Employee (except as otherwise provided in Assumed Contracts with such employees), or limit the right of Buyer to apply its existing personnel policies and procedures to the Hired Employees.  Nothing contained in this Section or elsewhere in this Agreement shall be deemed to limit or otherwise affect in any manner the right of Buyer to make changes after Closing to the terms and conditions of Seller Employee Benefit Plans offered to the Hired Employees and assumed under this Agreement, or to terminate such plans (subject to the requirement in Section 6.3(a) that Buyer maintain all Seller Employee Benefit Plans after the Closing until at least June 30, 2011), provided such changes are effected in accordance with applicable law and the terms of such Seller Employee Benefit Plans.

            (c)        Effective as of the Closing, Buyer shall recognize each union that is a party to an unexpired collective bargaining agreement with any Seller as the sole and exclusive representative of the bargaining units covered by such collective bargaining agreement.  In addition, upon the Closing, and notwithstanding any provision to the contrary contained in this Agreement, Buyer shall be bound by the terms of each such collective bargaining agreement.  No provision of this Agreement shall be interpreted to impose any such collective bargaining agreement on any employees not includable as a matter of law in the bargaining unit described in each such collective bargaining agreement.

            (d)        With respect to the Hired Employees and their eligible dependents, Buyer will count service with Seller as service with Buyer for purposes of satisfying any eligibility waiting periods and the “pre-existing condition” exclusions under any applicable Employee Welfare Benefit Plan offered to the Hired Employees.  Buyer shall give all Hired Employees credit for their accumulated and unused vacation, sick and personal days, to the extent the same constitute Accrued CTO, and for their Unbooked Employee Benefits; such amounts shall not be subject to reduction, offset or any other limitation under Buyer’s vacation, holiday, sick pay or paid time-off policies and procedures.  Buyer shall give all Hired Employees credit after Closing for their years of service with Seller for the purposes of determining how much vacation, holiday and sick pay, severance pay and other benefits the Hired Employees are entitled to under the applicable Employee Welfare Benefit Plan offered to the Hired Employees and for purposes of determining eligibility to participate and vesting under any Employee Pension Benefit Plans offered to the Hired Employees.  Effective as of the Closing, Buyer will assume sponsorship of and maintain in all respects to the extent required under Section 6.3(a) (including making any required contributions) all Seller Employee Benefit Plans (except plans to which Code Section 403(b) applies).

            (e)        Buyer shall be treated as a “successor employer” to Seller for purposes of providing coverage under COBRA with respect to any “qualified beneficiary” under a Seller Employee Benefit Plan that is a “group health plan,” and as such, Buyer shall assume the obligation (and all liability associated with such obligation) to provide coverage under COBRA to such “qualified beneficiaries.”  For the purposes hereof, “qualified beneficiary,” “group health plan,” and “successor employer” shall have the meaning ascribed thereto in Section 4980B of the Code and the regulations promulgated thereunder.

            (f)        Buyer will credit each Hired Employee and their eligible dependents under the Employee Welfare Benefit Plans offered to the Hired Employee with any deductibles, co-payments or other cost-sharing amounts incurred by the Hired Employee or eligible dependent under Seller’s Employee Welfare Benefit Plans for the current plan year and before the Closing Date.

            (g)        Buyer will provide tuition reimbursement to the Hired Employees enrolled in a qualified educational program at Closing, for the year in which the Closing occurs, in accordance with, and subject to the terms and conditions of, Seller’s tuition reimbursement plan.

            (h)        The parties intend to comply with the requirements of § 4204 of ERISA in order that the transaction contemplated by this Agreement shall not be deemed a complete and partial withdrawal liability from any Multiemployer Plan.  Accordingly, Seller and Buyer agree:

            (i)         Notwithstanding any provision to the contrary contained in this Agreement, after the Closing Date, Buyer shall contribute to each Multiemployer Plan with respect to the operations of Seller for substantially the same number of “contribution base units” for which Seller had an “obligation to contribute” to each Multiemployer Plan pursuant to each collective bargaining agreement.

            (ii)        To the extent required by §4204 of ERISA, unless exempted under PBGC Regulation Sections 4204.11, 4204.12 or 4204.13, Buyer shall provide to each Multiemployer Plan, for a period of five consecutive plan years commencing with the first plan year beginning after the Closing Date, either a bond issued by a surety company that is an acceptable surety for purposes of § 412 of ERISA or an amount held in escrow by a bank or similar financial institution satisfactory to each Multiemployer Plan.  The amount of such bond or escrow deposit to each Multiemployer Plan shall be equal to the greater of (A) the average annual contribution that Seller was required to make under such Multiemployer Plan with respect to the operations of the Hospital Businesses for the three plan years immediately preceding the plan year in which the Closing Date occurs, or (B) the annual contribution that Seller was required to make under such Multiemployer Plan with respect to the operations of the Seller for the last plan year immediately preceding the plan year in which the Closing Date occurs.

            (iii)       If Buyer completely or partially withdraws from any Multiemployer Plan prior to the end of the fifth plan year beginning after the Closing Date, and the resulting liability of Buyer with respect to the Multiemployer Plan is not paid, then it is acknowledged and agreed that Seller shall be secondarily liable in an amount not to exceed the amount of withdrawal liability Seller would have had to pay to such Multiemployer Plan as a result of the transaction contemplated by this Agreement but for §4204 of ERISA.  Buyer shall indemnify Seller against any liability incurred by Seller pursuant to this clause (iii).

            (iv)       Seller shall cooperate with Buyer if Buyer wishes to prepare and submit to any Multiemployer Plan or the PBGC a request for a variance of exemption from the bond/escrow requirement of §4204(a)(i)(B) of ERISA (as described in Section6.3(h)).  Unless and until such a variance or exemption is granted, Buyer shall comply with the bond/escrow requirement except to the extent provided in PBGC Regulation Section 4204.11(d).

            (i)         If any Reportable Event occurs with respect to any Seller Employee Benefit Plan that is an Employee Pension Benefit Plan and such Reportable Event requires notice to be given on or after the Closing Date, Buyer shall comply with such notice requirements.

ARTICLE 7
ADDITIONAL COVENANTS AND OBLIGATIONS

            7.1       Necessary Antitrust Filings.  From the Effective Date until the Closing Date, each of the Parties shall file, if and to the extent required by law, all reports or other documents required or requested by Governmental Authorities under the HSR Act or under the antitrust laws of the State of Michigan concerning the transactions contemplated hereby, and comply promptly with any requests by the Governmental Authorities for additional information concerning such transactions, so that (a) the waiting period specified in the HSR Act will expire as soon as reasonably possible after the Effective Date and (b) Governmental Authorities in Michigan have been provided all information they have reasonably requested concerning the transactions contemplated hereby.  Each of the Parties shall furnish to the other Parties such information as the other Parties reasonably require to perform their obligations under the HSR Act or under such Michigan laws and shall exchange drafts of the relevant portions of each other’s report forms or other filings prior to filing.

            7.2       Costs and Expenses.

            (a)        Except as otherwise expressly set forth in this Agreement, all expenses of the preparation of this Agreement and of the purchase of the Assets set forth herein, including counsel, accounting, brokerage and investment advisor fees and disbursements, shall be borne by the respective Party incurring such expenses, whether or not such transactions are consummated.

            (b)        Seller shall pay the cost of complying with the Attorney General approval process referred to in Section 7.5, and the cost of removing Encumbrances that are not Permitted Encumbrances.  Buyer shall pay all sales and use Taxes arising out of the transfer of the Assets, State and County real estate transfer Taxes, the HSR Act filing fee, certificate of exemption filing fees, city real estate transfer Taxes, the cost of Buyer’s standard form owner’s or leasehold title insurance policies described in Section 9.6, and endorsements requested by Buyer, including extended coverage endorsement, the costs of land title surveys of the Real Property undertaken by Buyer and environmental, engineering and other professional studies undertaken by Buyer, and any fees related to obtaining any new Permits or the assignment or transfer of any existing Permits.

            7.3       Fulfillment of Conditions.  Each Party will execute and deliver at Closing each Closing Document that such Party is required by this Agreement to execute and deliver as a condition to Closing, and will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of the Parties contained in this Agreement, to the extent that satisfaction of such condition is within the control of such Party.

            7.4       Release of Encumbrances.  Seller shall cause all Encumbrances other than the Permitted Encumbrances to be released and discharged at or prior to Closing.

            7.5       Attorney General Process for Sales of Nonprofit Assets to For Profit Corporations.  Seller shall promptly seek the approval of the Attorney General of, or the receipt of a determination from the Attorney General not to object to, the consummation of the transactions contemplated herein.  Seller shall cooperate with the Attorney General in connection with the Attorney General’s investigation and approval or no objection process and use Commercially Reasonable Efforts to obtain such approval or no objection determination as soon as reasonably practicable.  Buyer shall reasonably cooperate with Seller and the Attorney General in connection with Seller’s efforts to obtain the Attorney General’s approval of or no objection determination pertaining to the transactions described herein.

ARTICLE 8
CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

            The obligations of Seller hereunder are subject to the satisfaction on or prior to the Closing Date of the following conditions, unless waived in writing by Seller:

            8.1       Accuracy of Representations and Warranties; Covenants.

            (a)        Each of the representations and warranties of Vanguard and Buyer contained in this Agreement shall be true and correct on and as of the Effective Date; each of the representations and warranties of Vanguard and Buyer contained in this Agreement that are qualified as to materiality shall be true and correct on and as of the Closing Date; and each of the other representations and warranties of Vanguard and Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date.

            (b)        Each and all of the terms, covenants and agreements to be complied with or performed by Vanguard and Buyer on or before the Closing Date shall have been complied with and performed in all material respects.

            8.2       Adverse Action or Proceeding.  There shall not be in effect any order restraining, enjoining or otherwise preventing consummation of the sale of the Assets and other transactions contemplated hereunder.

            8.3       HSR Act.  Seller shall have obtained documentation or other evidence reasonably satisfactory to Seller to the effect that all applicable waiting periods under the HSR Act have expired.

            8.4       Attorney General Approval.  Seller shall have received all approvals from the Attorney General that are necessary or appropriate in order for Seller to consummate the transactions described herein and to sell and transfer the Assets, the Hospitals and the Hospital Businesses to Buyer or a determination from the Attorney General that the Attorney General does not object to the consummation of the transactions described herein.

            8.5       Redemption of the Bonds/Satisfaction of the Indenture.  All actions required to be taken and all conditions required to be satisfied in connection with the defeasance or redemption of all outstanding tax-exempt debt issued by or on behalf of Seller, and the satisfaction, discharge, release, and termination of all Trust Indentures and related documents (collectively, the “Indenture”) associated with such tax-exempt debt, and all liens created by or in connection with such documents, shall have been taken and satisfied.  The Indenture and all liens created by or in connection with the Indenture shall have been satisfied, discharged and terminated, and Seller shall have received an opinion from nationally recognized bond counsel to the effect that all conditions precedent to the foregoing have been satisfied and that Seller and its Affiliates may transfer and convey the Assets to Buyer free and clear of the Indenture and all liens and security interests created by or in connection therewith.

            8.6       Captive Insurance Companies.  All action required to be taken and all consents and approvals of Governmental Authorities required to be obtained in connection with the transfer of all right, title and interest of Seller in and to the Captive Insurance Companies shall have been taken and obtained.

            8.7       Extraordinary Events.  Neither Vanguard nor Buyer shall:  (a) be in receivership or dissolution; (b) have made any assignment for the benefit of creditors; (c) have been adjudicated a bankrupt; (d) have filed a petition in voluntary bankruptcy, a petition or answer seeking reorganization, or an arrangement with creditors under the federal bankruptcy law or any other similar law or statute of the United States or any state, nor shall any such petition have been filed against Vanguard or Buyer; or (e) have entered into any Contract to do or permit the doing of any of the foregoing on or after the Closing Date.

            8.8       Opinion of Vanguard’s and Buyer’s Counsel.  Seller shall have received an opinion from counsel to Vanguard and Buyer (who may be in-house counsel) dated as of the Closing Date and addressed to Seller, in form and substance reasonably satisfactory to Seller, to substantially the following effect:

            (a)        Vanguard is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware with full corporate power to carry on its business as it is now being conducted.  Vanguard has full power and authority to execute and deliver this Agreement and each of the Closing Documents to which it is a party and to perform its obligations herein and therein.  All corporate proceedings required to be taken by Vanguard to authorize the execution and delivery of this Agreement and each of the Closing Documents to which it is a party and to authorize the performance of its obligations herein and therein, have all been duly and properly taken;

            (b)        Each Buyer is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware with full corporate power to carry on its business as it is now being conducted and is qualified to do business in the State of Michigan.  Buyer has full power and authority to execute and deliver this Agreement and each of the Closing Documents to which it is a party and to perform its obligations herein and therein.  All corporate proceedings required to be taken by Buyer to authorize the execution and delivery of this Agreement and each of the Closing Documents to which it is a party and to authorize the performance of its obligations herein and therein, have all been duly and properly taken;

            (c)        The execution, delivery and performance by Vanguard and Buyer of this Agreement and each of the Closing Documents to which each of them is a party does not violate any provision of their respective articles of incorporation or bylaws or, to the knowledge of such counsel, of any indenture or other material Contract to which it is a party;

            (d)        This Agreement and each of the respective Closing Documents to which it is a party constitutes a valid and binding obligation of each of Vanguard and Buyer, enforceable against each of them in accordance with the respective terms of this Agreement and the Closing Documents, subject, as to enforcement of remedies, to (i) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other laws affecting creditors’ rights generally from time to time in effect; (ii) limitations on the enforcement of equitable remedies; and (iii) such other qualifications as counsel to the Parties may mutually agree upon;

            (e)        To such counsel’s knowledge, the consummation of the transactions described in this Agreement will not result in a violation, breach or default by Vanguard or Buyer under any material Delaware law;

            (f)        The Warrants and the Warrant Shares (or Adjusted Warrant Shares, as applicable) to be issued by Vanguard have been duly authorized for issuance, and the Warrant Shares (or Adjusted Warrant Shares, as applicable), when issued and delivered by Vanguard pursuant to this Agreement, will be validly issued, fully paid and nonassessable;

            (g)        The issuance of the Warrants and the Warrant Shares (or Adjusted Warrant Shares, as applicable) by Vanguard are not subject to any preemptive or other similar rights of any security holder of Vanguard;

            (h)        The issuance of the Warrant Shares by Vanguard will not violate any provision of Vanguard’s certificate of incorporation or bylaws, or to the knowledge of such counsel, of any indenture or other material contract identified by such counsel and reasonably acceptable to Seller to which Vanguard is a party on the Closing Date;

            (i)         To such counsel’s knowledge, the issuance of the Warrant Shares by Vanguard will not result in a violation, breach or default by Vanguard under any material Delaware law; and

            (j)         No consent, approval, license or authorization of, or designation, declaration or filing with any court or Governmental Authority is or will be required on the part of Vanguard in connection with the issuance of the Warrants and the Warrant Shares.

In rendering such opinion(s), such counsel may rely upon certificates of governmental officials and may place reasonable reliance as to factual matters (subject to any contrary actual knowledge of counsel) upon certificates of officers of Vanguard and Buyer.

            8.9       Delivery of Closing Documents.  Vanguard and Buyer shall have delivered at Closing (to the Person or Persons designated therein) the Closing Documents required by, and otherwise have fully complied with, the provisions of Section 10.4.

            8.10     No Material Adverse Change; EBITDA.

            (a)        Since December 31, 2009, no material adverse change in the results of operations, financial condition or businesses of Vanguard and its Affiliates, taken as a whole, shall have occurred, and no events or circumstances which, individually or in the aggregate, reasonably could be expected to have a material adverse effect on the results of operations, financial condition or businesses of Vanguard and its Affiliates, taken as a whole, shall have occurred except for events occurring on or prior to the Effective Date disclosed herein, or events occurring after the Effective Date as to which Seller consents in writing.

            (b)        EBITDA of Vanguard and its consolidated subsidiaries for the period from January 1, 2010 through the date of the most recent publicly reported financial statements of Vanguard and its consolidated subsidiaries, as adjusted so as to be presented in a manner consistent with Vanguard’s and its consolidated subsidiaries’ most recent publicly reported audited financial statements (collectively, the “Trailing Vanguard EBITDA”), shall be no less than 80% of the Trailing Vanguard EBITDA which Vanguard and its consolidated subsidiaries reported for the same period in the prior year.

            (c)        Vanguard shall not be in default under the Principal Credit Agreement, and no event shall have occurred which, upon the receipt of notice or the passage of time, constitutes an event of default under the Principal Credit Agreement.

ARTICLE 9
CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

            The obligations of Buyer hereunder are subject to the satisfaction on or prior to the Closing Date of the following conditions, unless waived in writing by Buyer:

            9.1       Representations and Warranties; Covenants.

            (a)        The representations and warranties of Seller contained in this Agreement shall be true and correct, disregarding all qualifiers and exceptions relating to materiality or Material Adverse Effect on and as of the Effective Date (taking into consideration all matters described in the Schedules as of the Effective Date) and as of the Closing Date as though made on and as of the Closing Date (or, if given as of a specific date, at and as of such specific date) (taking into consideration all matters described in the Schedules as of the Effective Date), except where the failure to be true and correct has not resulted in, and would not reasonably be expected to result in, individually or in the aggregate, (i) Losses of $25,000,000 or more, (ii) an adverse effect on EBITDA of the Hospital Businesses of at least $10,000,000 on an annualized basis or (iii) a breach of the Principal Credit Agreement (assuming that Buyer had consummated the transactions described herein and the underlying facts and circumstance causing the breach of Seller’s representations and warranties would constitute a breach under the Principal Credit Agreement), that is not cured (if such breach is susceptible of cure) by Seller to the reasonable satisfaction of Buyer within 15 Business Days after receipt of written notice from Buyer that identifies the breach.

            (b)        Each and all of the terms, covenants and agreements to be complied with or performed by Seller on or before the Closing Date shall have been complied with and performed in all material respects.

            9.2       Adverse Action or Proceeding.  There shall not be in effect any order restraining, enjoining or otherwise preventing consummation of the sale of the Assets and other transactions contemplated hereunder.

            9.3       Pre-Closing Confirmations and Contractual Consents.  Buyer shall have obtained documentation or other evidence reasonably satisfactory to Buyer that:

            (a)        Buyer has received reasonable assurances from the Michigan Department of Community Health and other applicable licensure agencies that, effective as of Closing, all material licenses required by law to operate the Hospital Businesses in substantially the same manner as such Hospital Businesses are currently operated by Seller will be transferred to or issued in the name of Buyer, without the imposition of any condition that is materially burdensome to the operation of the Hospital Businesses after Closing; and

            (b)        All necessary applications for Government Payment Program certifications, provider agreements and related provider numbers, with respect to each of the Hospital Businesses that as of the Effective Date has a Medicare or Medicaid provider agreement, shall have been filed with, and Buyer shall have received reasonable assurances that such applications have been reviewed and determined to be complete by, each Governmental Authority with jurisdiction or authority concerning such matters, and Buyer shall have reasonably and in good faith determined that a survey of the Hospitals for Medicare certification purposes will occur within a reasonable period of time after the Closing Date and that, assuming no deficiencies, requirements for improvements or other matters that would require further action by Buyer in order to successfully complete all survey certification requirements, certification in the Medicare program would be effective no later than the day after the survey is completed.

            (c)        As of the Closing, Buyer shall have received written assurances from CMS, in a form reasonably acceptable to Buyer, that the Seller’s Direct Graduate Medical Education (GME) and Indirect Medical Education (IME) full-time equivalent resident caps shall transfer to Buyer upon Buyer’s receipt of certification in the Medicare program relating to the Hospitals.

            (d)        Buyer shall have received reasonable assurances that, upon Buyer’s receipt of certification in the Medicare program and enrollment in the Medicaid program, in each case relating to the Hospitals, Buyer will thereafter receive (i) periodic interim payments from the Medicare and Medicaid programs and Blue Cross Blue Shield of Michigan, all in a manner consistent with the periodic interim payments received by Seller from the Medicare and Medicaid programs and Blue Cross Blue Shield of Michigan as of the Effective Date and (ii) supplemental payments from the Medicaid program, disproportionate share hospital payments from the Medicare and Medicaid programs and SSI payments from the Medicare and Medicaid programs.

            (e)        All applicable waiting periods under the HSR Act have expired.

            (f)        The counterparties to certain of the Assumed Contracts identified by Buyer, in its reasonable discretion, in a written notice to Seller, shall have consented to the assignment to Buyer of the Assumed Contracts to which they are a party.

            9.4       Extraordinary Events.  Seller shall not:  (a) be in receivership or dissolution; (b) have made any assignment for the benefit of creditors; (c) have been adjudicated a bankrupt; (d) have filed a petition in voluntary bankruptcy, a petition or answer seeking reorganization, or an arrangement with creditors under the federal bankruptcy law or any other similar law or statute of the United States or any state, nor shall any such petition have been filed against any of them, or (e) have entered into any Contract to do or permit the doing of any of the foregoing on or immediately after the Closing Date.

            9.5       No Material Adverse Change; EBITDA.

            (a)        Since December 31, 2009 no event or circumstance shall have occurred which had, or reasonably could be expected to have, a Material Adverse Effect, except for events occurring on or prior to the Effective Date disclosed herein, or events occurring after the Effective Date as to which Buyer consents in writing.

            (b)        EBITDA of the Hospital Businesses for the period from January 1, 2010 through the date of the most recent financial statements provided to Buyer pursuant to Section 5.3(c), as adjusted so as to be presented in a manner consistent with the presentation of EBITDA of the Hospital Businesses in the Audited Financial Statements, but excluding any expenses recorded for the Detroit Medical Center Consolidated Pension Plan, as further reduced by the effect of any breach of this Agreement by Seller under Article 3 (disregarding all qualifiers and exceptions relating to materiality or Material Adverse Effect), as though the effect of such breach had been incurred effective as of January 1, 2010, or as applicable, for the period from January 1, 2010 through the date of the most recent financial statements provided to Buyer pursuant to Section 5.3(c) (collectively, the “Trailing EBITDA”), shall be no less than 80% of the Trailing EBITDA which Seller had budgeted for such period, as reflected in the budget attached as Schedule 9.5(b), excluding any expenses recorded for the Detroit Medical Center Consolidated Pension Plan.  For purposes of this Section 9.5(b), Trailing EBITDA shall be increased by an amount equal to $3,858,700 plus an amount equal to $259,000 per month for each month from and including May 2010 through and including the month of the most recent financial statements provided to Buyer pursuant to Section 5.3(c) prior to Closing, to reflect a non-recurring, one-time 2010 bonus payment and to restore reductions in 403(b) plan match and CTO accruals to 2009 levels.

            9.6       Title Insurance Policies and Surveys;  Buyer shall have received:

            (a)        Commitments from Chicago Title Insurance Company to issue to Buyer as of the Closing Date one or more 1992 ALTA Extended Coverage Owner’s or Leasehold Title Insurance Policies for the Real Property that is owned or leased by Seller, subject to only the Permitted Real Property Encumbrances and such Encumbrances as Buyer consents to in writing, in amounts to be reasonably determined by Buyer, and with endorsements as Buyer may request;

            (b)        Commitments from Chicago Title Insurance Company to issue to Buyer’s mortgagee as of the Closing Date one or more ALTA extended coverage lender’s title insurance policies for the Real Property that is owned or leased by Seller, subject to only the Permitted Real Property Encumbrances and such Encumbrances as Buyer consents to in writing, in amounts acceptable to the mortgagee, with such endorsements as the mortgagee reasonably requires; and

            (c)        ALTA surveys of the Real Property and improvements thereon (the “Surveys”), from an engineering firm selected by Buyer and certified to Buyer, Seller, the title insurance company, the mortgagee and such other Persons as Buyer may designate.  The Surveys shall comply in all respects with the minimum detail requirements of the American Land Title Association/American Congress on Survey and Mapping as such requirements are in effect on the date of preparation of the Surveys and sufficient for Chicago Title Insurance Company to remove all standard survey exceptions from the title insurance policy and issue a survey endorsement acceptable to Buyer.

            9.7       Opinion of Seller’s Counsel.  Buyer shall have received an opinion from counsel to Seller (who may be in-house counsel) dated as of the Closing Date and addressed to Buyer, in form and substance reasonably satisfactory to Buyer, to substantially the following effect:

            (a)        Each Seller (other than MTPAS, DMCOBA and MMPET) is a nonprofit corporation duly incorporated and validly existing in good standing under the laws of the State of Michigan with full corporate power to carry on its business as it is now being conducted.  MTPAS is a corporation duly incorporated and validly existing in good standing under the laws of the State of Michigan with full corporate power to carry on its business as it is now being conducted.  Each of DMCOBA and MMPET is a limited liability company duly organized and validly existing in good standing under the laws of the State of Michigan with full limited liability company power to carry on its business as now being conducted.  Seller has full power and authority to execute and deliver this Agreement and each of the Closing Documents to which it is a party and to perform its obligations herein and therein.  All proceedings required to be taken by Seller to authorize the execution and delivery of this Agreement and each of the Closing Documents to which it is a party and to authorize the performance of its obligations herein and therein, have all been duly and properly taken;

            (b)        The execution, delivery and performance by Seller of this Agreement and each of the Closing Documents to which it is a party does not violate (i) any provision of the articles of incorporation or bylaws of any Seller or (ii) to such counsel’s knowledge, of any Assumed Contract listed on Schedule 3.18 to which Seller is a party (excluding any violation attendant to the assignment of a Contract without the consent of the counterparties, thereto);

            (c)        This Agreement and each of the Closing Documents to which it is a party constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with their respective terms, subject, as to enforcement of remedies, to (i) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other laws affecting creditors’ rights generally from time to time in effect; (ii) limitations on the enforcement of equitable remedies; and (iii) such other qualifications as counsel to the Parties may mutually agree upon; and

            (d)        To such counsel’s knowledge, the consummation of the transactions described in the Agreement will not result in a violation, breach or default by Seller under any material Michigan law.

In rendering such opinion, such counsel may rely upon certificates of governmental officials and may place reasonable reliance as to factual matters (subject to any contrary actual knowledge of counsel) upon certificates of officers of Seller.

            9.8       The Indenture.  The Indenture and all liens created by or in connection with the Indenture shall have been satisfied, discharged and terminated, and Buyer shall be entitled to rely on the opinion of Seller’s bond counsel described in Section 8.5.

            9.9       Lien Terminations.  Seller shall have delivered to a Person acting as an escrow agent for Closing UCC termination statements or other releases or reconveyances for all Encumbrances associated with the long-term indebtedness and capital lease obligations described in Schedule 2.5(a)(i) (other than those securing the Discretionary Assumed Debt), which termination statements and releases will be effective as of Closing.

            9.10     Hill-Burton.  There shall be no Encumbrance on or affecting any of the Assets or Hospital Businesses relating to or arising under the Hill-Burton Act.

            9.11     Captive Insurance Companies.  All action required to be taken and all consents and approvals of Governmental Authorities required to be obtained in connection with the transfer to Buyer of all right, title and interest of Seller in and to the Captive Insurance Companies shall have been taken and obtained.

            9.12     Attorney General Approval.  Seller shall have received all approvals from the Attorney General that are necessary or appropriate in order for the Parties to consummate the transactions described herein or a determination from the Attorney General that the Attorney General does not object to the consummation of the transactions described herein, in either instance, without the imposition of any condition that is materially burdensome to the operation of the Hospital Businesses after Closing.

            9.13     Insurance.  No later than the Closing Date, Buyer shall have received evidence, in a form reasonably satisfactory to Buyer, that Buyer has been named as an additional insured and loss payee on all insurance arrangements set forth on Schedule 3.15.

            9.14     Delivery of Closing Documents.  Seller shall have delivered at Closing (to the Person or Persons designated therein) the Closing Documents required by, and otherwise have fully complied with, the provisions of Section 10.3.

            9.15     Renaissance Zone.  The subzone in the Wayne County Renaissance Zone known as the Midtown Hospital Campus Subzone as described in that certain Renaissance Zone Development Agreement: New Subzone (the “Development Agreement”), by and among the Michigan Strategic Fund, DMC and VHS of Michigan shall be in full force and effect on the Closing Date in accordance with all of the terms thereof which were in effect as of the Effective Date; provided, however, that if the Midtown Hospital Campus Subzone is modified or terminated as a consequence of any act or omission of Buyer or Vanguard constituting a breach of the Development Agreement, this condition shall be deemed to have been waived by Buyer.

ARTICLE 10
CLOSING; TERMINATION OF AGREEMENT

            10.1     Closing.  Consummation of the sale and purchase of the Hospital Businesses and the other transactions contemplated by and described in this Agreement (the “Closing”) shall take place at the offices of Miller, Canfield, Paddock and Stone, P.L.C., Detroit, Michigan, at 10:00 a.m. on or before 30 days after satisfaction of the conditions specified in Sections 8.4 and9.12, or if at such time any other conditions to Closing set forth in Article 8 or Article 9 have not been satisfied, on the fifth Business Day following satisfaction or waiver of such conditions, or at such other time or place as the Parties may mutually agree.  Unless otherwise agreed in writing by the Parties at Closing, the Closing shall be effective for all purposes as of 12:01 a.m. on the day immediately following the Closing Date.

            10.2     Pre-Closing.  A pre-closing of the transactions contemplated hereunder may, if the Parties so agree, be held at a time and place mutually agreeable to the Parties on one or more Business Days preceding the Closing Date.

            10.3     Deliverables of Seller at Closing.  At the Closing and unless otherwise waived in writing by Buyer, Seller shall deliver or cause to be delivered to Buyer:

            (a)        Special warranty deeds fully executed by Seller, and in recordable form, conveying to Buyer fee title to the owned Real Property, free and clear of all Encumbrances other than the Permitted Real Property Encumbrances;

            (b)        Bills of sale and assignment, fully executed by Seller, in form and substance reasonably acceptable to Buyer, conveying to Buyer good and valid title to all Assets other than the Real Property, free and clear of all Encumbrances other than the Permitted Personal Property Encumbrances;

            (c)        Assignments, fully executed by Seller, in form and substance reasonably acceptable to Buyer, conveying to Buyer Seller’s interest in the Assumed Contracts;

            (d)        Assignment and assumption agreements with respect to the Real Property which is leased by, or to, Seller;

            (e)        One or more wire transfers of immediately available funds of cash balances which are among the Assets, including security or other deposits held by Seller for the account of third parties, to the account or accounts designated in writing by Buyer to Seller;

            (f)        The Warrant Escrow Agreement, fully executed by Seller;

            (g)        Copies of resolutions duly adopted by the board of trustees, members or managers, as appropriate, of each Seller authorizing and approving the execution and delivery of this Agreement and the Closing Documents and the consummation of the transactions contemplated hereby and thereby, certified as true and in full force and effect as of the Closing Date by the appropriate officers of Seller;

            (h)        Certificates of the duly authorized officer of Seller certifying that each of the representations and warranties of Seller contained in this Agreement that is qualified as to materiality, when read in light of any Schedules that have been updated or written disclosures that have been made, in each instance in accordance with Section 16.1, is true and correct on and as of the Closing Date, that each of the other representations and warranties of Seller contained in this Agreement, when read in light of any Schedules that have been updated or written disclosures that have been made, in each instance in accordance with Section 16.1, is true and correct in all material respects on and as of the Closing Date, and that each and all of the terms, covenants and agreements to be complied with or performed by Seller on or before the Closing Date have been complied with and performed in all material respects;

            (i)         Certificates of incumbency for the officers of Seller executing the Agreement and the Closing Documents, dated as of the Closing Date;

            (j)         Certificates of existence and good standing from the state in which Seller is incorporated or organized, each dated the most recent practical date prior to Closing;

            (k)       Stock certificates, duly endorsed for transfer to Buyer and with all stamps or evidence of other documentary and transfer taxes affixed, and certificates or other appropriate instruments of transfer of the ownership interests in the Captive Insurance Companies and the Joint Ventures, duly endorsed for transfer to Buyer and, to the extent obtained prior to Closing, an amendment to the operating agreement, bylaws or other governing documents of each Joint Venture which is necessary, as determined by Buyer in its reasonable discretion, in order to fully effectuate the transfer of the ownership interest in the Joint Ventures to Buyer and to effectuate Buyer’s pledge of such interests under the Principal Credit Agreement;

            (l)         Written resignations of the directors and officers of (or persons holding comparable positions in) the Captive Insurance Companies and the Not-for-Profit Corporations, effective on and as of the Closing Date;

            (m)       Possession and custody of the original minute books and transfer ledgers of the Captive Insurance Companies, the original minute books for each of the Not-for-Profit Corporations, and, to the extent in Seller’s possession, of the similar organizational books of the Joint Ventures;

            (n)        Limited powers of attorney to permit Buyer to utilize Seller’s DEA registration numbers on a temporary basis until such time as Buyer obtains its own DEA registration numbers;

            (o)        Certificates of non-foreign status from any Seller conveying real property assets to Buyer;

            (p)        A list of source or access codes to computers, combinations to safe(s) and the location of and keys to safe deposit boxes, if any; and

            (q)        Such other Closing Documents as Buyer or Vanguard reasonably deems necessary to effect the transactions contemplated hereby.

            10.4     Vanguard’s and Buyer’s Deliverables at Closing.  At the Closing and unless otherwise waived in writing by Seller, Vanguard and Buyer shall deliver or cause to be delivered to Seller:

            (a)        An amount equal to the Purchase Price by wire transfer of immediately available funds to an account designated by Seller;

            (b)        The Warrant Escrow Agreement, fully executed by Vanguard;

            (c)        The Warrant Certificate, fully executed by Vanguard (which will be delivered by Vanguard to the Escrow Agent);

            (d)        An assumption agreement, fully executed by Buyer, in form and substance acceptable to Seller, pursuant to which Buyer shall assume the Assumed Liabilities;

            (e)        Copies of resolutions duly adopted by the boards of directors of Vanguard and Buyer authorizing and approving the execution and delivery of this Agreement and the Closing Documents and the consummation of the transactions contemplated hereby and thereby, certified as true and in full force and effect as of the Closing Date by appropriate officers of Vanguard or Buyer, as the case may be;

            (f)        Certificates of the duly authorized President or a Vice President of Vanguard and Buyer certifying that each of the representations and warranties of Vanguard and Buyer contained in this Agreement that is qualified as to materiality is true and correct on and as of the Closing Date, that each of the other representations and warranties of Vanguard and Buyer contained in this Agreement is true and correct in all material respects on and as of the Closing Date, and that each and all of the terms, covenants and agreements to be complied with or performed by Vanguard and Buyer on or before the Closing Date have been complied with and performed;

            (g)        Certificates of incumbency for the officers of Vanguard and Buyer executing this Agreement and the Closing Documents, dated as of the Closing Date;

            (h)        Certificates of existence and good standing of Vanguard and Buyer from the states in which they are incorporated or organized, as the case may be, dated the most recent practical date prior to Closing; and

            (i)         Such other Closing Documents as Seller reasonably deems necessary to effect the transactions contemplated hereby.

            10.5     Termination Prior to Closing.

            (a)        Notwithstanding anything herein to the contrary, this Agreement may be terminated, and the transactions contemplated by this Agreement abandoned, upon notice by the terminating Party to the other Parties:  (i) at any time before the Closing, by mutual written consent of Buyer and Seller; (ii) by Buyer in accordance with Section 10.6; (iii) at any time before the Closing, by Buyer on the one hand, or by Seller on the other hand, in the event of a material breach of this Agreement (other than under Article 3 or Article 4, as applicable) by the non-terminating party which includes the failure of a Party to satisfy its obligations on the Closing Date after all conditions precedent to such Party’s obligations hereunder have been satisfied and which material breach has not been cured by the non-terminating party to the reasonable satisfaction of the terminating party within 15 Business Days after service by the terminating party upon the non-terminating party of a written notice which describes the nature of such breach; (iv) at any time before the Closing, by Buyer in the event of a breach of this Agreement by Seller under Article 3 (disregarding all qualifiers and exceptions relating to materiality or Material Adverse Effect, but taking into consideration all matters described in the Schedules as of the Effective Date), which breach results in, or could reasonably be expected to result in, individually or in the aggregate (A) Losses of $25,000,000 or more, (B) an adverse effect on EBITDA of the Hospital Businesses of at least $10,000,000 on an annualized basis or (C) a breach of the Principal Credit Agreement (assuming that Buyer had consummated the transactions described herein and the underlying facts and circumstances causing Seller’s breach of this Agreement would constitute a breach under the Principal Credit Agreement), which breach has not been cured (if such breach is susceptible of cure) by Seller to the reasonable satisfaction of Buyer within 15 Business Days after service by Buyer upon Seller of a written notice which describes the nature of such breach; (v) at any time before the Closing, by Seller in the event of a breach of this Agreement by Buyer under Article 4 (disregarding all qualifiers and exceptions relating to materiality or Material Adverse Effect), which breach results in, or could reasonably be expected to result in, individually or in the aggregate (A) Losses of $25,000,000 or more, or (B) an adverse effect on EBITDA of Vanguard and its consolidated subsidiaries of at least $10,000,000 on an annualized basis, and which breach has not been cured by Buyer to the reasonable satisfaction of Seller within 15 Business Days after service by Seller upon Buyer of a written notice which describes the nature of such breach; (vi) if the satisfaction of any condition to such Party’s obligations under this Agreement becomes impossible or impracticable with the use of Commercially Reasonable Efforts and the failure of such condition to be satisfied is not caused by a breach by the terminating Party; (vii) at any time after November 1, 2010, by Seller if the transactions contemplated by this Agreement have not been consummated on or before such date and such failure to consummate is not caused by a breach of this Agreement by Seller; (viii) at any time after November 1, 2010, by Buyer if the transactions contemplated by this Agreement have not been consummated on or before such date and such failure to consummate is not caused by a breach of this Agreement by Buyer; or (ix) at any time by Buyer upon written notice to Seller, accompanied by payment to Seller of the termination fee described in Section10.7(a).  In the event that any applicable cure period for a Party provided by or permitted in this Section  10.5(a) extends beyond November 1, 2010, neither Seller nor Buyer may terminate this Agreement pursuant to Sections  10.5(a)(vii) or (viii) until after the expiration of such cure period without cure by the appropriate Party.

            (b)        No termination shall be effective pursuant to Section 10.5(a)(ix) unless concurrently with such termination, Buyer pays the termination fee in full in accordance with the provisions of Section 10.7(a).

            10.6     Termination for Casualty or Eminent Domain.  If prior to the Closing Date any part of one or more of the Hospitals is destroyed or damaged by fire, theft, vandalism or other cause or casualty (or is otherwise made subject to an eminent domain proceeding) which results in, or could reasonably be expected to result in, (a) Losses (net of applicable insurance) of at least $25,000,000 or (b) an adverse effect on EBITDA (after taking into consideration the expected proceeds of applicable business interruption insurance) of the Hospital Businesses of at least $10,000,000 in any year, Buyer may terminate this Agreement in its entirety without penalty.  Otherwise, the Parties shall consummate the transactions notwithstanding such destruction or damage (or eminent domain proceeding), in which event Seller shall pay, transfer and assign to Buyer at Closing the proceeds (or the right to receive the proceeds) of the applicable insurance policy or the proceeds from the eminent domain proceeding.

            10.7     Effect of Termination.

            (a)        If this Agreement is terminated pursuant to Section 10.5(a), other than pursuant to Sections 10.5(a)(iii), 10.5(a)(iv) or 10.5(a)(v) (but only to the extent provided in Section 10.7(b)), no Party shall have any claim against the other, whether under the terms of this Agreement or under applicable Laws; provided, however, if Buyer terminates this Agreement pursuant to Section 10.5(a)(ix), Buyer’s only obligation to Seller hereunder shall be to pay to Seller in cash a termination fee of $50,000,000.  If the circumstances that require Seller or Buyer to pay liquidated damages to the other as a consequence of a termination of the Agreement pursuant to Sections 10.5(a)(iii), 10.5(a)(iv) or 10.5(a)(v) as provided in Section 10.7(b) or (c) are not met, then no Party shall have any claim against the other, whether under the terms of this Agreement or under applicable Laws.

            (b)        Buyer understands and acknowledges that in the event that Seller terminates this Agreement pursuant to Section 10.5(a)(iii) or Section 10.5(a)(v), in either case as a result of an intentional breach by Buyer (but in the case of Section 10.5(a)(iii) only to the extent such breach was both intentional and results in, or could reasonably be expected to result in, individually or in the aggregate (i) Losses of $25,000,000 or more or (ii) an adverse effect on EBITDA of Vanguard and its consolidated subsidiaries in excess of $10,000,000 on an annualized basis), Seller will have incurred substantial monetary damages that are not readily subject to determination.  Therefore, in order to avoid uncertainty and to clearly establish the damages that Seller would sustain in the event that Seller terminates this Agreement for the reasons described in this Section10.7(b), Buyer shall pay to Seller as liquidated damages, and not as a penalty, the amount of $50,000,000.  For the avoidance of doubt, a termination of this Agreement arising from Buyer’s failure to satisfy its obligations on the Closing Date after all conditions precedent to Buyer’s obligations contained herein have been satisfied shall entitle Seller to recovery of $50,000,000 liquidated damages pursuant to this Section 10.7(b).

            (c)        Seller understands and acknowledges that in the event that Buyer terminates this Agreement pursuant to Section 10.5(a)(iii) or Section 10.5(a)(iv), in either case as a result of an intentional breach by Seller (but in the case of Section 10.5(a)(iii) only to the extent such breach was both intentional and results in, or could reasonably be expected to result in, individually or in the aggregate (i) Losses of $25,000,000 or more or (ii) an adverse effect on EBITDA of the Hospital Businesses in excess of $10,000,000 on an annualized basis), Buyer will have incurred substantial monetary damages that are not readily subject to determination.  Therefore, in order to avoid uncertainty and to clearly establish the damages that Buyer would sustain in the event that Buyer terminates this Agreement for the reasons described in this 10.7(c), Seller shall pay to Buyer as liquidated damages, and not as a penalty, the amount of $50,000,000.  For the avoidance of doubt, a termination of this Agreement arising from Seller’s failure to satisfy its obligations on the Closing Date after all conditions precedent to Seller’s obligations contained herein have been satisfied shall entitle Buyer to recovery of $50,000,000 liquidated damages pursuant to this Section 10.7(c).

            (d)        In the event Buyer is obligated to pay to Seller the $50,000,000 termination fee described above or the $50,000,000 in liquidated damages as described above, in no event shall Seller and its Affiliates be entitled to receive any damages in excess of $50,000,000, in the aggregate, inclusive of such termination fee or such liquidated damages provided pursuant to the terms of this Agreement, for all losses and damages arising from or in connection with breaches of this Agreement by Buyer or Vanguard, or otherwise relating to or arising out of this Agreement or the transactions contemplated by this Agreement.

            (e)        In the event Seller is obligated to pay to Buyer the $50,000,000 in liquidated damages as described above, in no event shall Buyer and Vanguard be entitled to receive any damages in excess of $50,000,000, in the aggregate, inclusive of such liquidated damages provided pursuant to the terms of this Agreement, for all losses and damages arising from or in connection with breaches of this Agreement by Seller, or otherwise relating to or arising out of this Agreement or the transactions contemplated by this Agreement.

            (f)        Upon termination of this Agreement, Buyer’s right of access shall terminate, each Party shall promptly return every document furnished it by the other Party in connection with the transactions contemplated hereby, whether obtained before or after execution of this Agreement, and all copies thereof, and will destroy all copies of any analyses, studies, compilations or other documents prepared by it or its representatives to the extent they contain any information with respect to the business of the other Parties or their Affiliates, and will cause its representatives to whom such documents were furnished to comply with the foregoing.

            (g)        The Parties acknowledge and agree that the agreements contained in this Section 10.7 are an integral part of the transaction contemplated by the Agreement.  This Section 10.7 shall survive any termination of this Agreement.

ARTICLE 11
POST-CLOSING COVENANTS OF SELLER

            11.1     Tax Reporting of Hired Employees.  As of the Closing Date, all Hired Employees shall cease to be employed by Seller.  Buyer will be responsible in accordance with the alternate procedure set forth in Section 5 of Rev. Proc. 2004-53 for issuing an individual W-2 to each Hired Employee with respect to his or her employment in 2010, regardless of whether such Hired Employee’s wages for 2010 were paid with respect to employment prior to or following the Closing.  Further, in accordance with Treasury Regulation Section 31.3121(a)(1)-1(b), in determining the “annual wage limitation” of each Hired Employee for purposes of the Federal Insurance Contributions Act (FICA) for the year ending December 31, 2010, Buyer will use commercially reasonable efforts to include any remuneration received by the Hired Employees from Seller during such period; provided that Seller provides Buyer with all necessary information regarding the Hired Employees.  Buyer and Seller will cooperate reasonably and in good faith to provide access to such information as necessary or appropriate for Buyer to satisfy these obligations.

            11.2     Non-Competition.

            (a)        For a period of five years from and after the Closing Date, Seller shall not, directly or indirectly, and Seller shall use its best efforts to cause its Affiliates not to, in any capacity:  (i) own, lease, manage, operate, control, participate in the management or control of, be employed by, or maintain or continue any interest whatsoever in any hospital, or in any facility that provides outpatient surgery, diagnostic imaging, renal dialysis, radiation therapy, primary care, urgent care, cardiac catheterization or endoscopy services within a 25-mile radius of each of the Hospitals; (ii) employ or solicit the employment of any Hired Employee unless (x) such employee resigns voluntarily (without any solicitation from Seller or any of its Affiliates), (y) Buyer consents in writing to such employment or solicitation, or (z) such employee is terminated by Buyer after the Closing Date; or (iii) take any affirmative act causing any Person (including any physician employee or medical staff member) to terminate any Contract for the provision or arrangement of health care services from any of the Hospital Businesses.

            (b)        Notwithstanding the foregoing:  (i) Seller, or any successor to Seller, shall be permitted at any time and from time to time to engage in the health care businesses described on Schedule 11.2, or to make grants to fund any health care related activities or businesses described on Schedule 11.2; (ii) Seller may exercise the Warrants and hold an equity interest in Vanguard, which the Parties acknowledge is not an Affiliate of Seller subject to the limitations of this Section; and (iii) Seller may advertise generally for employment opportunities and issue other notices of employment opportunities to the public at large and employ Hired Employees who accept offers of employment pursuant to such general advertisements and public notices.

            (c)        Seller acknowledges that any remedy at law for any breach of this Section would be inadequate and consents to the granting by any court of an injunction or other equitable relief, without the necessity of actual monetary loss being proved, in order that a breach or threatened breach of this Section may be effectively enjoined.

            11.3     Change of Corporate Names.  Promptly after Closing, Seller shall change its corporate or other legal entity names to names not including “DMC,” “The Detroit Medical Center,” the commonly known names of any of the Hospitals or any of the Hospital Businesses, or any variation of the foregoing related to or suggesting activities falling within the sphere of activities restricted under Section 11.2; provided that DMC may change its name to “The Detroit Medical Center Foundation,” “DMC Foundation” or another name substantially similar thereto.  Buyer understands and acknowledges that a tax-exempt organization that is not an Affiliate of Seller currently uses the name “Children’s Hospital of Michigan Foundation” and will continue to use such name after Closing.

            11.4     Further Assurances.  At any time and from time to time at and after the Closing, upon request of Buyer, Seller shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such further acts, deeds, assignments, transfers, conveyances, powers of attorney, confirmations and assurances as Buyer may reasonably request to more effectively convey, assign and transfer to and vest in Buyer full legal right, title and interest in and actual possession of the Assets and the Hospital Businesses, and to generally carry out the purposes and intent of this Agreement.  Seller also shall furnish Buyer with such information and documents in its possession or under its control, or which Seller can execute or cause to be executed, as will enable Buyer to prosecute any and all petitions, applications, claims and demands relating to or constituting a part of the Assets, the Hospital Businesses and the Assumed Liabilities.

ARTICLE 12
POST-CLOSING COVENANTS OF BUYER

            12.1     Buyer Advisory Board; Hospital Advisory Board.

            (a)        As of Closing, VHS of Michigan shall establish an Advisory Board (the “VHS Michigan Advisory Board”) which shall be comprised of up to 11 members, a majority of whom shall be appointed by VHS of Michigan and the remainder of whom shall be appointed by DMC.  Subject to the overall control and direction of the board of directors of VHS of Michigan, the VHS Michigan Advisory Board will oversee the conduct of the business of the Hospitals and the Hospital Businesses after Closing, will nominate members for each of the Hospital Advisory Boards, and will report to, and generally provide advice and make recommendations to, VHS of Michigan concerning the conduct of the business of the Hospitals, the Hospital Businesses, and the operating and capital budgets thereof.  DMC may remove, with or without cause, any individual appointed by DMC to the VHS Michigan Advisory Board.  VHS of Michigan may remove, with or without cause, any individual appointed by VHS of Michigan to the VHS Michigan Advisory Board.  If, as a result of death, disability, retirement, resignation, removal or otherwise, there shall exist any vacancy on the VHS Michigan Advisory Board, the Person entitled under this Section 12.(a) to appoint such individual whose death, disability, retirement, resignation or removal resulted in such vacancy may appoint another individual to fill such capacity and serve as a member of the VHS Michigan Advisory Board.  As of Closing, the VHS Michigan Advisory Board shall adopt bylaws that more precisely articulate the relationship between VHS of Michigan and the VHS Michigan Advisory Board and that govern its internal structure, activities and meetings (including the frequency thereof) that are in form and substance reasonably satisfactory to DMC and VHS of Michigan.  The VHS Michigan Advisory Board will remain in existence for a period of at least ten years.

            (b)        Immediately after the Closing, the members of the current executive management team of Seller (comprising for this purpose the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the Chief Nursing Officer, the Chief Legal Officer and the Chief Medical Officer of DMC and the President of each of the Hospitals), who accept Buyer’s offer of employment pursuant to Section 6.3(a), will be employed to manage the Hospitals and the Hospital Businesses in such respective capacities, subject to the terms of any applicable employment agreement and the authority of the applicable Buyer’s board of directors.

            (c)        As soon as practicable following Closing, VHS of Michigan, acting in concert with or through the VHS Michigan Advisory Board, will appoint and maintain separate advisory boards for each of the Hospitals (each, a “Hospital Advisory Board”).  Subject to applicable Legal Requirements, each Hospital Advisory Board will advise the Hospital with which it is associated on quality assurance and accreditation matters.  In its advisory capacity, each Hospital Advisory Board shall also review and advise Buyer on management’s recommended capital and operational budgets for the Hospital with which it is associated.   The membership of each initial Hospital Advisory Board shall be agreed upon by Buyer and Seller on or prior to the Closing Date.

            12.2     Indigent and Low Income Care.  Buyer acknowledges that the Hospitals have historically provided significant levels of care for indigent and low-income patients and have also provided care through a variety of community-based health programs.  Buyer will maintain and adhere to (a) Seller’s historic policy on charity care, a copy of which is attached as Schedule 12.2, or (b) at Buyer’s discretion, the charity care policy utilized by any Affiliate of Buyer from time-to-time so long as such policy is no less favorable to indigent and low-income patients in any respect than the policy attached as Schedule12.2, and provide charity care according to such policy (described in Section 12.2(a) or 12.2(b)) for at least ten years from and after Closing.  Upon request of Seller at any time during the 180 day period prior to the tenth anniversary of the Closing Date, Buyer and Seller shall negotiate in good faith prior to the tenth anniversary of the Closing Date to determine whether Buyer should extend its commitment to adhere to Seller’s charity care policy and provide charity care at the Hospitals according to the historic policy of Seller, it being understood that such negotiations shall be limited in scope to the extension of Seller’s charity care policy at the Hospitals after the tenth anniversary of the Closing Date.

            12.3     Commitments to Maintain the Hospitals and Provide Core Services.

            (a)        For at least ten years from and after the Closing Date and unless otherwise agreed by Seller, Buyer shall maintain each of the Hospitals as a general acute care hospital licensed in the State of Michigan, or as a rehabilitation hospital licensed in the State of Michigan in the case of Rehabilitation Hospital of Michigan.  The Parties acknowledge that the Hospitals provide a large share of the State of Michigan’s graduate medical education and care to beneficiaries of the Medicaid program and to the uninsured.  Reductions in state or federal funding and reimbursement that apply proportionately to the Hospitals and all other general acute care hospitals in the State of Michigan shall not constitute a basis for Buyer to request approval from Seller to close any Hospital.  The Parties also acknowledge that this provision is not intended to preclude Buyer from requesting approval from Seller to close a Hospital in the event of discriminatory reductions in state or federal funding and reimbursement for graduate medical education or services provided to beneficiaries of the Medicaid program or to the uninsured.  Reductions in state or federal funding and reimbursement to the Hospitals that are materially disproportionate to reductions in funding and reimbursement to all other general acute care hospitals in the State of Michigan and that cause one or more of the Hospitals to suffer material declines in EBITDA, shall constitute a basis for Buyer to request the approval of Seller to close such affected Hospitals, which approval shall not be unreasonably withheld.  Upon such time as Buyer, if at all, is permitted to cease maintaining the operation of any Hospital prior to the date which is ten years from and after the Closing Date, notwithstanding any provision to the contrary contained in this Agreement, once Buyer has initiated the process of ceasing the operation of such Hospital, Buyer shall be relieved of its obligations under each of Sections12.1, 12.2, 12.3, 12.4 and 12.7, but in each case only with respect to such Hospital.

            (b)        For at least ten years from and after the Closing Date and unless otherwise agreed by Seller, Buyer shall provide at each Hospital, at a minimum, those services described on Schedule 12.3 for such Hospital (the “Core Services”).  Notwithstanding the foregoing, if as a consequence of any facts or circumstances that are in existence or occur prior to Closing, Buyer is not able to provide a Core Service after Closing, Buyer shall be relieved of its obligation to provide such Core Service until such time as the facts or circumstances that prevent Buyer from providing such Core Services have been remedied by Buyer.  Buyer shall use Commercially Reasonable Efforts to remedy any such facts and circumstances as soon as reasonably practicable after Closing (but only to the extent such remedy is economically feasible, as determined in the good faith reasonable discretion of Buyer).  Additionally, if a casualty has occurred prior to Closing which has not been fully repaired as of the Closing Date that prevents Seller from providing a Core Service, Buyer shall not be obligated to provide such Core Service until such time as Buyer has repaired the casualty (but only to the extent such repair is economically feasible, as determined in the good faith reasonable discretion of Buyer) that prevents Buyer from providing such Core Service after Closing.  Buyer shall use Commercially Reasonable Efforts to repair any such casualty as soon as reasonably practicable after Closing (but only to the extent such repair is economically feasible, as determined in the good faith reasonable opinion of Seller).

            12.4     Capital Expenditures.

            (a)        During the five year period immediately following the Closing Date, Buyer shall make routine capital expenditures in respect of the Hospital Businesses in an average amount of at least $70,000,000 per year, but not less than $50,000,000 in the first year after Closing, and not less than $50,000,000 on average per year for each of the next four years thereafter taking into consideration all routine capital expenditures made by Buyer in all prior years since Closing, and in the amount of at least $350,000,000 in the aggregate over that period.  For purposes of this Section 12.4(a), routine capital expenditures shall include (i) capital expenditures for any capital project that is not a Specified Capital Project, (ii) capital expenditures made pursuant to Section 12.4(b) in excess of the CapEx Commitment (but only to the extent that all Specified Capital Projects have been completed), and (iii) capital expenditures described in Section 12.4(f), but shall exclude (iv) capital expenditures for Specified Capital Projects and (v) capital expenditures for capital projects that are in progress as of the Closing Date and that are identified on Schedule 12.4.  Additionally and for purposes of this Agreement, the term “capital expenditure” shall mean an expenditure which is required to be capitalized in accordance with generally accepted accounting procedures as applied in the United States.

            (b)        In addition to Buyer’s obligations under Section12.4(a), (i) during the five year period immediately following the Closing Date Buyer will Expend funds for the Specified Capital Projects in the aggregate amount of at least $500,000,000 (the “CapEx Commitment”), and (ii) as of each anniversary of the Closing Date, Buyer will have Expended not less than the Anniversary Date CapEx Commitment required to be so Expended by such date.  Schedule 12.4 sets forth (1) Seller’s current estimated cost of each Specified Capital Project described therein, (2) the anticipated time schedule for the commencement and completion of each Specified Capital Project, and (3) the estimated amount of capital to be Expended by Buyer on each Specified Capital Project.  Buyer will in good faith undertake and diligently pursue to completion each of the Specified Capital Projects within the time schedule for such project specified on Schedule 12.4. Buyer may make modifications to a Specified Capital Project that constitute more than a ten percent reduction in the scope of, or a $5,000,000 reduction in, such Specified Capital Project, in each case, only with the consent of DMC, other than modifications that expand the scope of a Specified Capital Project; provided, however, DMC’s approval of any requested modification to a Specified Capital Project shall not result in a reduction of Buyer’s overall $500,000,000 CapEx Commitment.  In the event that Buyer requests reduction in the scope of a Specified Capital Project by more than ten percent in order for such project to be completed on the budget for such project set forth on Schedule 12.4, Buyer and DMC shall reasonably and in good faith determine the manner in which such project is to be completed.  Buyer shall have no obligation to Expend more than $500,000,000 in the aggregate for all of the Specified Capital Projects. The amount of any capital expenditures made by Buyer to an Affiliate of Buyer shall not be included in any determinations of whether Buyer has satisfied its obligations under Sections 12.4(a) or 12.4(b).

            (c)        Subject to Force Majeure, if at the end of any CapEx Year after Closing other than the fifth CapEx Year Buyer has failed to Expend the Anniversary Date CapEx Commitment required to have been Expended at the end of such CapEx Year, then within 30 Business Days after the expiration of such CapEx Year, Buyer will deliver to the Escrow Agent by wire transfer of immediately available funds an amount equal to the CapEx Shortfall as of the end of such CapEx Year.  Pursuant to the terms and conditions of an escrow agreement that is in form and substance satisfactory to each of Seller and Buyer in its good faith reasonable discretion (the “CapEx Shortfall Escrow Agreement”), the Escrow Agent shall thereafter disburse such funds solely for the purpose of funding capital Expended by Buyer in respect of the Specified Capital Projects.

            (d)        Within 30 Business Days after the expiration of the fifth CapEx Year after Closing, subject to Force Majeure, Buyer will deliver to the Escrow Agent by wire transfer of immediately available funds an amount, if any, equal to (i) the CapEx Commitment minus (ii) the aggregate amount of capital Expended by Buyer pursuant to Section 12.4(b) during the five CapEx Years after Closing (including amounts disbursed by the Escrow Agent pursuant to the CapEx Shortfall Escrow Agreement to fund capital expenditures for Specified Capital Projects), minus (ii) any funds held by the Escrow Agent pursuant to the CapEx Shortfall Escrow Agreement (or otherwise held in an escrow account with an escrow agent and pursuant to an escrow agreement, each of which is reasonably satisfactory to Seller and Buyer, which escrow has been restricted for use only for the CapEx Commitment) as of the end of the fifth CapEx Year.  Subject to Section12.4(e), the Escrow Agent shall thereafter disburse such funds solely for the purpose of funding capital Expended by Buyer for the Specified Capital Projects, so long as Buyer is diligently pursuing in good faith the construction and completion of any Specified Capital Projects which had not yet been completed as of the end of the fifth CapEx Year after Closing.

            (e)        On the sixth anniversary of the Closing Date, subject to Force Majeure, the Escrow Agent shall continue to retain all funds held by the Escrow Agent up to (but not in excess of) $50,000,000 and shall disburse such funds solely for the purpose of funding capital Expended by Buyer for the Children’s Hospital tower project, so long as Buyer is diligently pursuing in good faith the construction and completion of the Specified Capital Project constituting the Children’s Hospital tower, and, subject to Section 12.4(f), shall immediately disburse all funds held by the Escrow Agent in excess of $50,000,000 to the order of DMC.  On the seventh anniversary of the Closing Date, subject to Section 12.4(f), the Escrow Agent shall immediately disburse all remaining funds held by the Escrow Agent to the order of DMC.  Additionally and notwithstanding anything herein to the contrary, in the event that Buyer ceases to diligently pursue in good faith the construction and completion of any Specified Capital Project after the expiration of the fifth CapEx Year, the Escrow Agent shall disburse all funds held for such Specified Capital Project pursuant to the CapEx Shortfall Escrow Agreement, together with any earnings thereon, to the order of DMC.  Notwithstanding any provision to the contrary contained in this Agreement, upon DMC’s receipt of all remaining funds held by Escrow Agent, Buyer shall have no further obligations under Sections 12.4(b) through 12.4(f) (other than any of such obligations that are in dispute on such date) and, to the extent it remains outstanding, the Warrant Certificate shall be immediately returned to Vanguard and immediately cancelled.

            (f)        If, prior to the date the Escrow Agent is required to disburse any funds to the order of DMC pursuant to Section12.4(e), Buyer completes all of the Specified Capital Projects but has not fully Expended the CapEx Commitment, then notwithstanding the provisions of Section 12.4(e), Escrow Agent shall retain all funds held by the Escrow Agent and shall disburse such funds solely for the purpose of funding capital Expended by Buyer for additional capital projects or capital expenditures recommended by Buyer and approved by Seller in its good faith reasonable discretion, until all such funds are fully Expended.

            (g)        The CapEx Shortfall Escrow Agreement shall provide that the Escrow Agent shall invest all funds held pursuant to the CapEx Shortfall Escrow Agreement in investments described in the CapEx Shortfall Escrow Agreement pursuant to the instructions of Buyer.  All earnings on funds held by the Escrow Agent shall be disbursed to the Party to whom such funds are disbursed.  Buyer shall pay all costs and expenses of the Escrow Agent.

            (h)        At Closing and as collateral to secure Buyer’s CapEx Commitment described in Section 12.4(b), Vanguard will deliver to the Escrow Agent (without any consideration from DMC) a warrant certificate in substantially the form of Exhibit A (the “Warrant Certificate”) providing for warrants issuable to DMC to purchase shares of common stock of Vanguard having an aggregate value (as determined by the Independent Appraiser) as of the date of the most recent valuation prepared by the Independent Appraiser of $500,000,000.  The Independent Appraiser shall opine on the value of Vanguard’s common stock as of a date not earlier than June 30, 2010 based upon the amount upon which Vanguard’s common stock could be bought or sold in a transaction between willing parties, each having full knowledge of all material facts and circumstances, and absent a forced liquidation or sale, taking into consideration, without limitation, the following: Vanguard’s history; general, industry-specific and Vanguard-specific economic outlooks; historical trends of Vanguard’s earnings, expenses and financial condition; Vanguard’s earnings and dividend paying capacity; Vanguard’s discounted cash flows; pro-forma adjustments; the number of Vanguard’s outstanding common shares, options and warrants; the risks associated with Vanguard’s earnings, capital structure, competition and similar factors; and market values, trading multiples and comparable earnings information of Vanguard’s peer companies and publicly-traded hospital companies.  The Independent Appraiser shall prepare such valuation in a manner that is consistent with, and uses the same methodologies and procedures used by the Independent Appraiser in, the most recent valuation of Vanguard’s common stock prepared by the Independent Appraiser.  Vanguard shall deliver to DMC a copy of the June 30, 2010 valuation within ten Business Days after its delivery to Vanguard and will thereafter, until such time as the Warrants have been exercised or the Warrant Certificate has been cancelled in accordance with the terms of this Agreement, deliver to DMC all other valuations of Vanguard prepared by the Independent Appraiser within ten Business Days after their delivery to Vanguard.  The Escrow Agent shall hold and disburse the Warrant Certificate pursuant to the terms of Section 12.5 and an escrow agreement that is in form and substance satisfactory to each of DMC and Vanguard in its good faith reasonable discretion (the “Warrant Escrow Agreement”).

            (i)         In the event of discriminatory reductions in state or federal funding and reimbursement for graduate medical education or services provided to beneficiaries of the Medicaid program or to the uninsured that are applicable to the Hospitals, that are materially disproportionate to reductions in such funding and reimbursement to all other general acute care hospitals in the State of Michigan and that cause one or more of the Hospitals to suffer material declines in EBITDA, and Buyer provides Seller written notice thereof, notwithstanding any provision to the contrary contained in this Section 12.4 or in Sections 1.1 or 12.5, without further action of the Parties:  (i) the Anniversary Date CapEx Commitment shall be modified so that such commitment is (A) $400,000,000 as of the fifth anniversary of the Closing Date, (B) $480,000,000 as of the sixth anniversary of the Closing Date and (C) $500,000,000 as of the seventh anniversary of the Closing Date, but without any change or modification to the obligation of Buyer to Expend funds in accordance with Sections 12.4(b) and (c) in the first four CapEx Years after Closing; (ii) the “five year period” described in Section 12.4(b) shall thereafter be interpreted to mean the period ending upon the expiration of the seventh CapEx Year; (iii) references in each of Sections 12.4(c), 12.4(d) and 12.5 to the “fifth CapEx Year” where it appears therein shall be references to the “seventh CapEx Year;” (iv) the reference to the “five CapEx Years after Closing” in Section 12.4(d) where it appears therein shall be references to the “seven CapEx Years after Closing;” (v) Section 12.4(e) shall no longer be applicable (other than the last sentence thereof); (vi) on December 31, 2017, the Escrow Agent shall disburse all funds held by the Escrow Agent pursuant to the CapEx Shortfall Escrow Agreement, together with all earnings thereon, to the order of DMC; and (vii) the anticipated time schedule for undertaking each Specified Capital Project shall be deemed to be extended to take into consideration the additional period of time within which Buyer has to Expend the full amount of the CapEx Commitment.

            12.5     The Warrants.

            (a)        At Closing, Vanguard shall deliver to the Escrow Agent an initial Warrant Certificate for the Warrants. Within 30 Business Days after the expiration of each CapEx Year after the Closing Date, up to and including the date which is 30 Business Days after the expiration of the fifth CapEx Year after the Closing, Vanguard may deliver to the Escrow Agent a new Warrant Certificate (in exchange for the return of any Warrant Certificate previously delivered to the Escrow Agent) for warrants issued to DMC to purchase a number of shares of common stock of Vanguard equal to the product of the Warrant Shares and the Remaining CapEx Ratio as of the expiration of the applicable CapEx Year after the Closing (the “Adjusted Warrant Shares”) with an exercise price of $.01 per share.  At such time as the amount of the Adjusted Warrant Shares equals zero, Vanguard shall provide notice thereof to Escrow Agent and Escrow Agent shall immediately return to Vanguard any Warrant Certificate previously delivered to the Escrow Agent.  Upon DMC’s receipt of the Warrant Certificate, Buyer shall be relieved of its obligations under Sections 12,4(b) through 12.4(f) to the extent of the then value of the shares of common stock then purchasable upon exercise of the Warrant (it being understood that such determination shall be made as of the date of DMC’s receipt of the Warrant Certificate, and shall not be subject to further adjustment, including as a result of any subsequent change in the valuation of Vanguard’s common stock), based on the valuation of Vanguard’s common stock prepared by the Independent Appraiser as of the date of the exercise of the Warrant, which appraisal shall be obtained by Vanguard, at its sole cost and expense, within a reasonable period of time after the date the Warrant is exercised.  If such value of the shares of common stock upon exercise of the Warrant is greater than the Remaining CapEx Commitment, DMC shall surrender to Vanguard, after exercise, a number of shares of common stock of Vanguard having an aggregate value equal to the value of the common stock in excess of the Remaining CapEx Commitment (it being understood that such determination shall be made as of the date of DMC’s receipt of the Warrant Certificate, and shall not be subject to further adjustment, including as a result of any subsequent change in the valuation of Vanguard’s common stock).

            (b)        If Buyer shall fail at any time to timely deposit any required CapEx Shortfall amounts with the Escrow Agent (provided that Buyer has not otherwise deposited cash amounts in an escrow account with an escrow agent and pursuant to an escrow agreement, each of which is reasonably satisfactory to DMC, Buyer and Vanguard, which escrow account has been restricted for use only for the CapEx Commitment, which cash amounts equal or exceed the amounts which were required to have been so deposited to satisfy any CapEx Shortfall), then, after 30 days notice of such default to Vanguard by Seller, and subject to Vanguard’s failure to cure such default during such 30-day period (each a “CapEx Shortfall Default”), DMC shall be entitled to obtain from the Escrow Agent the Warrant Certificate then in the possession of the Escrow Agent and the Warrant Shares or Adjusted Warrant Shares, as applicable, shall be immediately exercisable in accordance with the terms of the Warrant Certificate upon DMC’s receipt of such Warrant Certificate.

            (c)        Provided that Buyer has deposited any required CapEx Shortfall with the Escrow Agent (or Buyer has otherwise deposited cash amounts in an escrow account with an escrow agent and pursuant to an escrow agreement, each of which is reasonably satisfactory to DMC, Buyer and Vanguard, which escrow has been restricted for use only for the CapEx Commitment, which cash amounts equal or exceed the amounts which were required to have been so deposited to satisfy any CapEx Shortfall), if Vanguard should wish to consummate an initial public offering of its common stock at any time while the Warrant Certificate remains outstanding (whether the Warrant Certificate is then held by Escrow Agent or DMC), in order to provide for the cancellation of the Warrant Certificate to facilitate such initial public offering, then at any time after Vanguard files its S‑1 Registration Statement with the SEC, but prior to its initial public offering of its common stock:  (i) Vanguard may, but is not required to, deliver to the Escrow Agent or DMC (in exchange for the Warrant Certificate then in the possession of the Escrow Agent or DMC, which Warrant Certificate shall be immediately cancelled) a subordinated unsecured promissory note in substantially the form of Exhibit B payable to DMC in a principal amount equal to the Remaining CapEx Commitment at such time (the “Note”), and the principal amount of such Note shall be automatically reduced on a continuous basis by the amount of any reduction in the Remaining CapEx Commitment; or (ii) DMC and Vanguard shall enter into such other satisfactory arrangements in respect of cancellation of the Warrant Certificate as shall be agreed to by DMC and Vanguard, in their sole discretion.

            (d)        In the event Vanguard delivers the Note in exchange for the Warrant Certificate as set forth in Section 12.5(c), the Escrow Agent shall release the Note to DMC upon the occurrence of a CapEx Shortfall Default; provided that upon a CapEx Shortfall Default, the Note shall be in default upon delivery thereof to DMC (the “Note Delivery Date”).  The Note will accrue interest from and after the date of the CapEx Shortfall Default at a market rate of interest for debt of its kind, with payment terms to be determined on the Note Delivery Date so as not to cause Vanguard to default under its then principal credit agreement or any indenture relating to debt securities that are publicly-held or are traded in the Rule 144A market.  Notwithstanding any provision to the contrary contained in this Agreement, upon DMC’s receipt of the Note, Buyer shall have no further obligations under Sections 12.4(b) through 12.4(f).

            (e)        In the event the Warrant Certificate remains outstanding on the date which is 60 Business Days after the expiration of the fifth CapEx Year after the Closing, the Warrant Certificate then in the possession of the Escrow Agent shall be delivered to DMC and shall be immediately exercisable in accordance with the terms of the Warrant Certificate upon DMC’s receipt of such Warrant Certificate; provided, however, in the event Buyer has fully complied with its obligations set forth in Section 12.4(e) and in the first sentence of Section 12.4(d), the Warrant Certificate shall be of no force or effect, shall immediately be returned to Vanguard and immediately cancelled.

            12.6     Retention of Medical Staff.  As of the Closing, Buyer shall permit all members of the Hospitals’ medical staffs, whether active, honorary, temporary or otherwise, to retain their current medical staff appointments until the expiration of their current appointments.  The foregoing will not limit the ability of Buyer’s board of directors or Buyer’s medical executive committee to suspend medical staff appointments or clinical privileges in accordance with the terms and provisions of the medical staff bylaws of Buyer.  From and after Closing, Buyer will work with the medical staffs of the Hospitals to evaluate, and where feasible, pursue opportunities for medical staff/clinical integration where doing so offers opportunities for advancement in quality and cost-effectiveness of care.

            12.7     No Sale of Hospitals.  For at least ten years from and after the Closing Date and without the consent of Seller, Buyer shall not, directly or indirectly, sell or otherwise transfer all or substantially all of the assets constituting one or more of the Hospitals or all or substantially all of Buyer’s equity interest in any Subsidiary of Buyer that owns one or more of the Hospitals to any Person, other than in connection with a transfer to a Permitted Transferee.  Nothing in this Section shall limit or impair the ability of Buyer (a) to operate and conduct the business of the Hospitals as Buyer sees fit in its sole discretion, subject to its obligations in this Agreement or (b) to sell any assets or property comprising any of the Hospitals so long as Buyer continues to maintain each Hospital as a general acute care hospital that provides the Core Services required to be provided by such Hospital, all as required by Section 12.3.

            12.8     Commitment to Education Mission.  After Closing, Buyer is committed to supporting fully Seller’s historic education mission for undergraduate and graduate medical education, nursing education, and allied health services education.

            12.9     Commitment to Research Mission. Buyer is committed to supporting Seller’s historic research mission.  To this end and as of Closing, Buyer will assume Seller’s obligations and commitment to Wayne State University pertaining to Wayne State University’s arrangements with the National Institutes of Health for the Perinatal Research Branch operation.

            12.10   Karmanos Cancer Center.  Buyer is committed to supporting Seller’s historic partnership with the Karmanos Cancer Center.  To this end and as of Closing, Buyer will assume all Contracts between Seller and Karmanos Cancer Center.

            12.11   Health and Wellness Initiatives.  After Closing, Buyer shall enhance current health and wellness initiatives, community outreach and prevention programs, and quality improvement programs of Seller.

            12.12   Supplier Diversity Program.  After Closing, Buyer will support fully the Supplier Diversity Program of Seller, a copy of which is attached as Schedule 12.12, in an effort to provide opportunities for minority-owned, women-owned, and Detroit-based businesses to work with and provide goods and services to Buyer and the Hospitals.

            12.13   Project Genesis.  After Closing, Buyer will support the Project Genesis summer employment/internship program for Detroit Public High School students.

            12.14   Detroit Based Systems.  For a period of at least ten years after Closing, Buyer will operate the Hospitals as a Detroit-based system, and will maintain its regional headquarters in Detroit, Michigan.

            12.15   National Support Centers.  If after Closing Vanguard seeks to establish national centers for system support services, the City of Detroit will be given a full opportunity to present to Vanguard proposals for basing such centers in Detroit before Vanguard makes a final decision on where to locate such centers.

            12.16   Naming Conventions.  After Closing Buyer will honor all donor agreements for the naming of buildings, facilities or programs at the Hospitals.

            12.17   Annual Reporting Requirements.  For at least the first six years from and after the Closing Date, on or before 60 days after each anniversary of the Closing Date, Buyer shall prepare and deliver to DMC a written report that describes in reasonable detail and demonstrates Buyer’s performance under and compliance with the covenants of Buyer set forth in this Article 12.  Such report will be reviewed pursuant to the agreed upon procedures set forth in Schedule 12.17 by an independent certified public accounting firm that is mutually acceptable to Seller and Buyer; provided, however, that such independent certified public accounting firm will only review Buyer’s compliance with Section 12.4.  Seller (and its agents and others acting on behalf of Seller) and such independent certified public accounting firm shall have access to the books and records of Buyer and Vanguard for purposes of verifying the information contained in the annual report submitted by Buyer.  Each such report shall include, without limitation, information and data pertaining to Buyer’s charity care activities, capital expenditures, educational and research mission activities, health and wellness initiatives activities and supplier diversity activities.  Additionally and within 30 days after the delivery of each annual report, Vanguard shall make a presentation to the board of trustees of DMC regarding such annual report and Vanguard’s plan for and position in the Detroit, Michigan market.

            12.18   Post Closing Assistance to Seller.

            (a)        Notwithstanding any of the other provisions of this Agreement, at any time after Closing upon reasonable notice and during normal business hours, Buyer will make its records pertaining to the operation of the Hospital Businesses prior to Closing available to Seller in a timely manner.  In addition, Buyer will (i) provide reasonable assistance in the gathering and providing of financial information to Seller’s accountants as reasonably requested for the preparation of financial statements and Tax Returns for Seller and its Affiliates for periods prior to Closing and (ii) provide such other assistance as Seller may reasonably request in the winding up of its business and affairs as the owner and operator of the Hospital Businesses.

            (b)        For 12 months after the Closing Date, Buyer will provide Seller with a reasonable amount of office space and comply with the provisions of Section 12.18(a) at no cost to Seller other than reimbursement of out-of-pocket expenses, if any.  From and after the first anniversary of the Closing Date, Seller shall reimburse Buyer for its actual reasonable costs of complying with Section 12.18(a).  Buyer shall provide such information, cooperation and assistance without warranty of any kind to Seller, including a warranty about the reliability of the contents of such information.

            (c)        Additionally and as of the Closing Date, DMC and Buyer shall enter into a Transition Services Agreement pursuant to which Buyer will (i) employ the employees who will provide services to DMC after Closing for up to 12 months after Closing and DMC will have the right to utilize such employees and will reimburse Buyer for all costs and expenses incurred by Buyer in connection with the employment of such employees (salaries, wages and benefits), (ii) provide reasonable assistance to Seller in connection with Seller’s obligations under its provider agreements with Government Payment Programs, including, without limitation, reasonable assistance in the preparation of terminating cost reports and prosecution and defense of claims attendant to such provider agreements, (iii) at no cost to Seller, provide ministerial services in respect of the DMC Non-ERISA 403(b) Plan at a level currently provided by Seller, and (iv) provide such other services as DMC and Buyer may mutually agree.  The Transition Services Agreement will otherwise be upon such terms and conditions as are mutually acceptable to DMC and Buyer.

ARTICLE 13
OTHER POST-CLOSING AGREEMENTS

            13.1     Post-Closing Maintenance of and Access to Information.

            (a)        The Parties acknowledge that after Closing each Party may need access to information and documents (regardless of medium) in the control or possession of another Party for the purposes of concluding the transactions contemplated by this Agreement, preparing Tax Returns or conducting Tax audits, obtaining insurance, complying with the Government Payment Programs and other Legal Requirements, and prosecuting or defending third party claims.  Accordingly, each Party shall keep, preserve and maintain in the ordinary course of business, and as required by Legal Requirements and relevant insurance carriers, all books, records (including patient medical records), documents, databases and other information (regardless of medium) in the possession or control of such Party and relevant to the foregoing purposes at least until the expiration of any applicable statute of limitations or extensions thereof.  Thereafter, each Party shall notify the other Parties, and offer to the other Parties reasonable access to such documents, prior to the destruction thereof.

            (b)        Each Party shall cooperate fully with, and make available for inspection and copying by, the other Parties, their employees, agents, counsel and accountants and/or Governmental Authorities, upon written request and at the expense of the requesting Party, such books, records, documents and other information to the extent reasonably necessary to facilitate the foregoing purposes.  In addition, each Party shall cooperate with, and shall permit and use its best efforts to cause its former and present trustees, directors, officers and employees to cooperate with, the other Parties on and after Closing in furnishing information, evidence, testimony and other assistance in connection with any action, proceeding, arrangement or dispute of any nature with respect to the subject matters of this Agreement.

            (c)        The exercise by any Party of any right of access granted herein shall not materially interfere with the business operations of the other Parties.

            13.2     Cost Reports.  Seller, with the reasonable assistance of Buyer, shall prepare and timely file consistent with current laws all Government Payment Program cost reports relating to the Hospitals for periods ending on or prior to the Closing Date or required as a result of the transfer of the Assets to Buyer and the consummation of the transactions described herein (“Seller Cost Reports”).  Buyer shall forward to Seller any and all correspondence relating to the Seller Cost Reports within five Business Days after receipt by Buyer.  Buyer shall remit any receipts of funds relating to the Seller Cost Reports promptly after receipt by Buyer (and in all events within ten Business Days after receipt by Buyer) and shall forward to Seller any demand for payments within five (5) Business Days after receipt by Buyer.  Seller shall retain all rights and liabilities related to or in respect of the Seller Cost Reports including any amounts receivable or payable in respect of such reports.  Such rights shall include, without limitation, the right to appeal any determinations relating to the Seller Cost Reports.  Buyer will cooperate with Seller in regard to the preparation, filing, handling, and appeal of any Seller Cost Reports.  Such cooperation shall include the providing of statistics regularly maintained by the Hospitals, obtaining copies of files retained at the Hospitals, and coordinating with Seller pursuant to reasonable and adequate notice with respect to Medicare and Medicaid exit conferences or meetings.  Seller shall retain the originals of the Seller Cost Reports, correspondence, work papers, and other documents relating to the Seller Cost Reports. Seller will furnish copies of such cost reports, correspondence, work papers, and other documents to Buyer upon request.

            13.3     Misdirected Payments.  If, after Closing, Buyer receives any amount relating to the Seller Cost Reports (whether for discharges occurring prior to, on or after the Closing Date), Buyer shall promptly tender such amounts to Seller.  As part of the Assets acquired by Buyer hereunder, Buyer, after Closing, shall be entitled to receive from Blue Cross Blue Shield of Michigan all cost report settlements, whether for discharges occurring prior to, on or after the Closing Date.  After Closing, Seller shall remit to Buyer with reasonable promptness any monies received by Seller after Closing constituting or in respect of the Assets or the Assumed Liabilities, including any insurance proceeds.

            13.4     Collection of Pre-Closing Receivables and Special Accounts.  Buyer shall, as agent for and in the name of Seller and on Seller’s behalf, submit and process claims for payment to Medicare, Medicaid, and, to the extent that only Seller is permitted to directly receive payment, any other Government Payment Programs (“Governmental Payors”) for services provided by the Hospital Businesses on or prior to the Closing Date.  All of the payments with respect to such claims shall continue to be deposited into Seller’s bank accounts (the “Special Accounts”).  At least 30 days prior to Closing, Seller shall identify in a written notice to Buyer all Special Accounts and the banks where such accounts are maintained (the “Special Account Banks”).  The Special Accounts shall be and remain under the exclusive domain and control of Seller.  Seller shall, however, effective as of the Closing Date, enter into and maintain a Depository Agreement with the Special Account Banks relating to the Special Accounts in the form reasonably satisfactory to Buyer (“Depository Agreement”) or in such other form as is acceptable to the Special Account Banks, Buyer and Seller, which in any event shall include provisions that:  (a) provide for the daily sweep of funds from the Special Accounts into the bank account or accounts designated by Buyer (the “Buyer Account”); (b) provide for the immediate notification by the Special Account Banks to Buyer in the event that Seller terminates or modifies any instructions to the Special Account Banks or the Depository Agreement; and (c) are otherwise consistent with the terms of this Agreement and any other agreement between Buyer and Seller with respect to the Special Accounts, but which shall in no event contravene a Governmental Payor’s restrictions on Seller’s assignment or reassignment of payments from the Governmental Payor; provided that in the event that such provisions would contravene such restrictions, the Parties shall, to the extent the provisions thereof are permitted by and consistent with applicable Law, use their Commercially Reasonable Efforts to amend this Section 13.4 to restore the Parties to the equivalent economic position that they would have been in if such restriction did not exist.  After the Closing Date, Sellers shall not:  (i) take any actions that interfere with the transfer of funds from the Special Accounts to the Buyer Account as provided in this Section 13.4 and in the Depository Agreement; (ii) remove, withdraw or authorize the removal or withdrawal of any funds from the Special Accounts for any purpose except to accomplish the transfer of funds provided in this Section 13.4 or in the Depository Agreement; (iii) instruct any Governmental Payor to make payments to any account or location other than the Special Accounts; or (iv) take any other actions contrary to the terms of this Section 13.4; and Seller acknowledges and agrees that any such actions will, notwithstanding Seller’s ultimate control over the Special Accounts, constitute a material breach of Seller’s covenants in favor of Buyer hereunder.  Buyer understands and acknowledges that, notwithstanding anything herein to the contrary, amounts relating to settlements of any Seller Cost Reports (including, without limitation, the Net Cost Report Receivable for Medicare cost report years 2008 and 2009 (but subject to the terms of the Advance Agreement described in Section 13.6), but specifically excluding the Net Cost Report Receivable for Medicare cost report year 2010) will not be included in any funds that are transferred to the Buyer Account or otherwise subject to the terms and conditions of this Section 13.4.

            13.5     Cost Report Liabilities.  Notwithstanding that Seller is retaining all liabilities associated with Seller’s provider agreements with the Medicare program (as more particularly set forth in the Excluded Liabilities), Buyer shall reimburse Seller, or otherwise pay at the request of Seller, upon the receipt of supporting documentation reasonably acceptable to Buyer, those liabilities of Seller from and after Closing in respect of any Seller Cost Report adjustments or other amounts payable, in each case to the extent relating to reimbursement for direct graduate medical education (GME) and indirect medical education (IME) and Medicare disproportionate share payments (collectively, “Resident and DSH Liabilities”); provided, however, in no event shall Buyer’s obligations under this Section 13.5 exceed $25,000,000.  Although the obligations of Buyer under this Section 13.5 are included among the covenants, agreements and obligations of Buyer described in Section 14.2(a), the liability of Buyer under Section 14.2(a) as it relates solely to this Section 13.5 shall not exceed $25,000,000, it being the intent of the Parties that Buyer shall have no liability under this Section 13.5 or under Section 14.2(a) as it relates solely to this Section 13.5 in excess of such amount.  Notwithstanding the foregoing to the contrary, such $25,000,000 limitation described in this Section 13.5 shall be reduced dollar-for-dollar by amounts actually paid by, or on behalf of, Seller after the Closing in respect of any Resident and DSH Liabilities.

            13.6     Advances by Buyer.  Buyer shall advance amounts to Seller as necessary for Seller to satisfy Seller’s obligations under the Excluded Liabilities in an amount not to exceed the aggregate of Net Cost Report Receivable for Medicare cost report years 2008 and 2009 that are taken into consideration in the calculation described in Section 2.5(a)(ii)(B).  The amount of any individual advance shall not exceed the lesser of (i) the aggregate of Net Cost Report Receivable for Medicare cost report years 2008 and 2009 on the date that Seller requests the advance or (ii) the difference between the Excluded Liability to be satisfied by Seller and the amount of funds held by Seller that are available to satisfy such Excluded Liabilities.  Seller’s obligations to repay any advance will be secured by Seller’s interest in the Net Cost Report Receivable for Medicare cost report years 2008 and 2009 and shall mature upon the receipt of such Net Cost Report Receivable.  The rights and obligations of the Parties in respect of such advances will be set forth in an Advance Agreement that will be upon terms and conditions satisfactory to Buyer and Seller in their reasonable good faith discretion and that will be executed and delivered at Closing.

ARTICLE 14
INDEMNIFICATION

            14.1     Indemnification by Seller.  Subject in all events to the terms of Section 2.4, and further subject to the terms of this Article, from and after Closing, Seller shall indemnify, defend and hold harmless Buyer’s Indemnified Persons, and each of them, from and against any Losses incurred or suffered by Buyer’s Indemnified Persons, directly or indirectly, as a result of or arising from liabilities described in subsections (v), (vi) or (vii) of the definition of Excluded Liabilities; provided, however, Seller’s obligations in this sentence shall exclude any Losses for which Buyer is obligated to pay to, or on behalf of, Seller pursuant to Section 13.5.  Notwithstanding the foregoing and subject in all events to the terms of Section 2.4, Seller’s indemnification obligations contained in this Section 14.1 shall not exceed the amount determined in accordance with Section 2.5(a)(ii)(B)(I) as of the Closing Date minus any amounts paid by Seller after Closing in respect of the liabilities described in subsections (v), (vi) or (vii) of the definition of Excluded Liabilities.

            14.2     Indemnification by Vanguard and Buyer.  In connection with the assumption by Buyer of the Assumed Liabilities and subject to and to the extent provided in this Article, Vanguard and Buyer shall each, jointly and severally, indemnify, defend and hold harmless Seller’s Indemnified Persons, and each of them, from and against any Losses incurred or suffered by Seller’s Indemnified Persons, directly or indirectly, as a result of or arising from:

            (a)        The nonfulfillment of any covenant, agreement or other obligation of Vanguard or Buyer set forth in this Agreement to be performed after the Closing Date or in any other agreement or instrument delivered by Vanguard or Buyer at the Closing pursuant to this Agreement, except as may be waived by Seller;

            (b)        The Assumed Liabilities; and

            (c)        Any liability or claim of Seller arising after the Closing Date under the WARN Act  or any state or local counterparts as a result of Buyer’s failure to hire any employee or termination after Closing of any employee hired by Buyer in accordance with Section 6.3.

            14.3     Notice and Procedure.  All claims for indemnification by any Indemnified Party against an Indemnifying Party under this Article shall be asserted and resolved as provided in the following provisions of this Article 14.

            14.4     Notice and Control of Litigation.  If any claims or liability for which an Indemnifying Party would be liable for Losses to an Indemnified Party is asserted in writing by a Person other than any Buyer’s Indemnified Persons or Seller’s Indemnified Persons, the Indemnified Party shall notify the Indemnifying Party in writing of the same within 30 days after receipt of such written assertion of a claim or liability.  Should the Indemnified Party fail to notify the Indemnifying Party in the time required above, the Indemnifying Party shall be relieved of its obligations pursuant to this Article to the extent such failure to notify in the time required above materially adversely affects the Indemnifying Party’s ability to defend such matter.  If the Indemnifying Party notifies the Indemnified Party within 30 days after notice of such claim that the Indemnifying Party will defend the Indemnified Party against the claim, the Indemnifying Party shall, at its sole cost and risk defend the claim and control the defense, settlement and prosecution of any litigation.  If within 30 days after notice of such claim the Indemnifying Party either notifies the Indemnified Party that the Indemnifying Party disputes its obligations of indemnity with respect to the claim or fails to notify the Indemnified Party that the Indemnifying Party will defend the claim, or if the Indemnifying Party notifies the Indemnified Party within such 30 days that the Indemnifying Party will defend the Indemnified Party against the claim but fails thereafter to diligently prosecute or settle the claim, the Indemnified Party will have the right (but not the obligation) to undertake the defense, compromise or settlement of such claim at the cost and risk of the Indemnifying Party.  Anything in this Section notwithstanding, (i) if there is a reasonable probability that a claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, the Indemnified Party shall have the right, but not the obligation, at its own cost and expense, to defend, compromise and settle such claim, (ii) the Indemnifying Party shall not, without the written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant to the Indemnified Party a release from all liability in respect to such claim, and (iii) the Indemnifying Party may not assume the defense of the claim on behalf of the Indemnified Party if (1) the Persons against whom the claim is made, or any Indemnified Persons, include both the Indemnifying Party and any Indemnified Party, and (2) representation of both such Persons by the same counsel would be inappropriate due to actual or potential differing interests between them, in which case any Indemnified Party shall have the right to defend the claim on its own behalf and to employ counsel at the expense of the Indemnifying Party.  All Parties agree to cooperate fully as necessary in the defense of such matters (including making any counterclaim or cross-claim against any Person other than another Party).

            14.5     Notice of Claim.  If an Indemnified Party has a claim against any Indemnifying Party that is not described in Section 14.4, the Indemnified Party shall deliver a notice with reasonable promptness to the Indemnifying Party describing the claim.  Should the Indemnified Party fail to notify the Indemnifying Party within the time frame required above, the indemnity with respect to the subject matter of the required notice shall be limited to the damages that would have nonetheless resulted absent the Indemnified Party’s failure to notify the Indemnifying Party in the time required above after taking into account such actions as could have been taken by the Indemnifying Party had it received timely notice from the Indemnified Party.

            14.6     Mixed Claims.  Notice of any claims composed in part of third party claims and claims that are not third party claims may be given pursuant to either Section 14.4 or14.5, and the giving of a notice under Section 14.4 when a notice is properly due under Section 14.5, or the giving of a notice under Section 14.5 when a notice is properly due under Section 14.4, shall not impair the Indemnified Party’s rights hereunder except to the extent that an Indemnifying Party has been irreparably prejudiced thereby.

            14.7     Presumption of Liability.  If the Indemnifying Party either fails to notify the Indemnified Party within 30 days following its receipt of notice of the claim that the Indemnifying Party disputes its obligations of indemnity with respect to a claim or assumes the defense of a claim, the claim will be conclusively deemed a liability of the Indemnifying Party.

            14.8     Disputed Claims.  If the Indemnifying Party timely notifies the Indemnified Party that the Indemnifying Party disputes its obligations of indemnity with respect to the claim, the Indemnifying Party and the Indemnified Party shall proceed promptly and in good faith to negotiate a resolution of such dispute within 60 days following receipt of the notice and, if such dispute is not resolved through negotiations during such 60-day period, it shall be resolved pursuant to the provisions of Article 15.

            14.9     Payment of Losses.  The Indemnifying Party shall pay the amount of any Losses to the Indemnified Party within 30 days after notice of the claim is given or on such later date (i) in the case of a claim described in Section 14.4 that the Indemnified Party suffers Losses, or (ii) in the case of a claim described in Section 14.5, promptly after the Indemnified Party suffers Losses in respect of the claim.  In the event the Indemnified Party is not paid in full for its claim in a timely manner after the Indemnifying Party’s obligation to indemnify and the amount thereof has been determined, the amount due shall bear interest from the date that the Indemnified Party suffered Losses in respect of the claim until paid at the interest rate provided in Section 16.19.

            14.10   Limitations/DMC Assistance.

            (a)        No claim pursuant to this Article 14 may be asserted under this Agreement unless the Indemnified Party making the claim gives the Indemnifying Party against whom the claim is to be made notice of such claim before the end of the applicable survival period (as provided in Section14.11), provided that such claim shall survive the expiration of the survival period if notice thereof, as required hereby, was previously given.

            (b)        Notwithstanding any provision to the contrary contained in this Agreement, any amounts which are due and owing from Seller to Buyer after the Closing pursuant to this Agreement may be offset by Buyer against (i) monies due to Seller or (ii) performance to which Seller is otherwise entitled from Buyer, in each case pursuant to the terms of this Agreement, including Buyer’s obligations to Seller under this Article 14.  Prior to exercising any such right of offset, Buyer must give Seller written notice of Buyer’s intent to exercise such right.  Seller shall have a period of 15 Business Days to deliver the amounts due Buyer prior to exercising any right of offset.

            (c)        From and after Closing, DMC shall reasonably assist and cooperate with Buyer in Buyer’s efforts to pursue claims and enforce rights against third parties relating to events and circumstances that occurred prior to Closing and to defend against claims asserted by third parties relating to events and circumstance that occurred prior to Closing.  DMC will not be required to expend any funds in connection with such cooperation and assistance.

            14.11   Survival.  Notwithstanding any right of Seller to investigate the accuracy of the representations and warranties of Buyer and Vanguard contained in this Agreement, Seller has the right to rely fully upon the representations, warranties, covenants and agreements of Buyer and Vanguard contained in this Agreement.  Notwithstanding any right of Buyer or Vanguard to investigate the accuracy of the representations and warranties of Seller contained in this Agreement, Buyer and Vanguard have the right to rely fully upon the representations, warranties, covenants and agreements of Seller contained in this Agreement.  The representations and warranties of each of Seller, Buyer and Vanguard contained herein shall remain in full force and effect until the Closing has occurred, and such representations and warranties shall expire upon, and be of no force or effect after, the Closing Date.  All covenants and agreements (other than representations and warranties) in this Agreement made by Seller, Buyer and Vanguard shall survive the Closing indefinitely, except as otherwise specifically provided in this Agreement.

ARTICLE 15
ALTERNATIVE DISPUTE RESOLUTION

            15.1     Agreement to Use the Procedure.  In the event of a dispute between the Parties arising out of or related to this Agreement, the Parties shall utilize the procedures specified in this Article except (a) when otherwise modified by written agreement of the Parties at the time or after such time the dispute arises; (b) for any dispute that relates to the exercise of a right to terminate the Agreement, (c) for any dispute that arises out of a third party lawsuit, (e.g., a potential cross-claim), notwithstanding that the dispute otherwise arises under the Agreement, (d) as necessary to allow any Party to exercise its remedy of specific performance under this Agreement, (e) as necessary to allow either Party to pursue injunctive relief, or (f) when otherwise expressly provided elsewhere in this Agreement.

            15.2     Initiation of the Procedure.  A Party seeking to utilize these procedures (the “Initiating Party”) shall give written notice to the other Party or Parties, describing briefly the nature of the dispute and its claim and identifying an individual with authority to settle the dispute on its behalf.  The Party receiving such notice (the “Responding Party”) shall have ten days within which to designate, in a written notice given to the Initiating Party, an individual with authority to settle the dispute on its behalf.  The individuals so designated shall be known as the “Authorized Individuals.”

            15.3     Unassisted Settlement.  The Authorized Individuals shall make such investigations as they deem appropriate and promptly thereafter (but in no event later than 15 days from the date of designation of the Responding Party’s Authorized Individual) shall commence discussions concerning resolution of the dispute.  If the dispute has not been resolved within 55 days from the date that the Initiating Party gave written notice pursuant to Section 15.2 (such 55th day being the “Submission Date”), it shall be submitted to alternative dispute resolution (the “ADR”) as provided below.

            15.4     Selection of the Neutral.  The Parties shall have ten days from the Submission Date to select a mutually acceptable Person who is not an Affiliate or employee of any Party to resolve the dispute (the “Neutral”).  If no Neutral has been selected within such time, any Party to the dispute may request that the American Arbitration Association, the Center for Public Resources, or another mutually agreed-upon provider of neutral dispute resolution services, supply within ten days a list of potential Neutrals with qualifications specified by the Parties.  Within five days after receipt of the list, the Parties shall independently rank the proposed candidates, simultaneously exchange rankings and select as the Neutral the individual receiving the highest combined ranking who is available to serve.

            15.5     Time and Place for the ADR.  In consultation with the Neutral, the Parties shall promptly designate a mutually convenient time and place for the ADR in Detroit, Michigan (and unless circumstances require otherwise, such time shall be no later than 60 days after selection of the Neutral).

            15.6     Exchange of Information.  In the event any Party has a substantial need for information in the possession of the other Party in order to prepare for the ADR, the Parties shall attempt in good faith to agree on procedures for the expeditious exchange of such information, with the help of the Neutral if necessary.

            15.7     Summary of Views.  One week prior to the first scheduled session of the ADR, each Party shall deliver to the Neutral and to the other Party a concise written summary of its views on the matter in dispute, such summary not to exceed ten pages in length.

            15.8     Staffing the ADR.  In the ADR, each Party shall be represented by the Authorized Individual and by up to two counsel (who may be in-house counsel).  In addition, each Party may bring such other Persons (the maximum number of which shall be agreed upon by the Parties in advance) as may be needed to respond to questions, contribute information and participate in the negotiations, with the assistance of the Neutral, if necessary.

            15.9     Conduct of the ADR.  The Parties, in consultation with the Neutral, will agree upon a format for the meetings designed to assure that the Neutral and the Authorized Individuals have an opportunity to hear an oral presentation of each Party’s views on the matter in dispute, and that the Authorized Individuals attempt to negotiate a resolution of the matter in dispute, with or without the assistance of counsel or others, but with the assistance of the Neutral.  To this end, the Neutral is authorized to conduct both joint meetings and separate private caucuses with the Parties.  The Neutral will keep confidential all information learned in private caucus with either Party unless specifically authorized by such Party to make disclosure of the information to the other Party.

            15.10   The Neutral’s Views.  The Neutral shall (a) unless requested not to do so by the Parties, provide his opinion to the Parties on the probable outcome should the matter be litigated, and (b) if requested to do so by the Parties, make one or more recommendations as to the terms of a possible settlement, upon any conditions imposed by the Parties (including a minimum and maximum amount).  The Neutral shall base his opinions and recommendations on information then available to the Parties, excluding only such information disclosed by any Party to the Neutral in confidence but not disclosed to the other Party or Parties.  The opinions and recommendations of the Neutral shall not be binding on the Parties.

            15.11   Termination of the ADR.  The Parties shall participate in the ADR until the ADR is conducted in accordance with Section 15.9 and 15.10 and has concluded (as designated by the Neutral or by a written declaration by a Party to the effect that further efforts at mediation would not contribute to a resolution of the Parties’ dispute).  The Parties shall not terminate negotiations concerning resolution of the matters in dispute until at least ten days after the conclusion of the ADR.  No Party shall commence a lawsuit or seek other remedies prior to the conclusion of the ten-day post-ADR negotiation period, provided that either Party may commence litigation within five days prior to the date after which the commencement of litigation could be barred by an applicable statute of limitations or doctrine of laches, or in order to request a temporary restraining order or preliminary injunction to prevent irreparable harm, in which event the Parties shall continue nevertheless (unless prohibited by court order) to participate in the post-ADR negotiations to the conclusion of the ten-day post-ADR negotiation period.

            15.12   Fees of the Neutral; Disqualification.  The Parties shall share the fees of the Neutral equally.  The Neutral shall be disqualified as a witness, consultant, expert or counsel for either Party with respect to the matters in dispute and any litigation or other matters relating thereto.

            15.13   Confidentiality.  The ADR is intended to constitute a compromise and/or mediation for purposes of the Federal Rules of Evidence and state rules of evidence.  No stenographic, visual or audio record shall be made of the ADR.  All communications, writings, conduct, statements, promises, offers, views and opinions said, prepared or made for the purpose of, in the course of, or pursuant to an ADR by any Party, its agents, employees, representatives or other invitees, and by the Neutral (who will be the Parties’ joint agent for purposes of the ADR) are confidential and, where appropriate, shall be deemed to be work product and privileged.  Such conduct, statements, promises, offers, views and opinions shall not be discoverable or admissible for any purposes, including impeachment, in any litigation or other proceeding in which testimony can be compelled to be given, and shall not be disclosed to anyone not an agent, employee, expert, witness or representative of any Party, provided that evidence otherwise discoverable or admissible is not excluded from discovery or admission as a result of its use in the ADR.

ARTICLE 16
GENERAL

            16.1     Schedules   The Schedules (and all supplements to the Schedules and additional Schedules permitted by this Section 16.1) shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.  Any fact disclosed on one Schedule shall be deemed to be disclosed on each other applicable Schedule.  Nothing in the Schedules shall be deemed adequate to disclose an exception to a representation or warranty made herein unless it is readily apparent that the Schedule or exception applies to such representation or warranty and, without limiting the generality of the foregoing, the mere listing of a document in a Schedule shall not be deemed to disclose the contents of such document as an exception to any representation or warranty, unless such document has been made available to the other Parties.  The disclosure of any information in a Schedule shall not be deemed to constitute an acknowledgement that such information is required to be disclosed in connection with the representations and warranties of a Party or that it is material, nor shall such information be deemed to establish a level or standard of materiality for purposes of this Agreement.  Any Contracts, documents or other materials delivered by any of Seller or its advisors, or made available, to any of Vanguard and Buyer shall be deemed to be delivered to each of Vanguard and Buyer.  At or prior to Closing, Seller shall supplement the Schedules, deliver new Schedules or deliver written disclosures as necessary to make each of the representations and warranties of Seller contained in Article 3 true and correct in all material respects on and as of the Closing Date; provided, however, that without Buyer’s written consent, (i) Seller may not supplement any Schedule relating to the representations and warranties in Section 3.6 pertaining to the Financial Statements, and (ii) no such supplement or written disclosure shall disclose any circumstance or event that result in or are reasonably expected to result in, individually or in the aggregate, (iii) Losses of $25,000,000 or more, (iv) an adverse effect on EBITDA of the Hospital Business of at least $10,000,000 on an annualized basis or (v) a breach under the Principal Credit Agreement (assuming that Buyer had consummated the transactions described herein and the underlying facts and circumstances disclosed in such updated Schedule or written disclosure would constitute a breach under the Principal Credit Agreement).

            16.2     CON Disclaimer.  This Agreement shall not be deemed to be an acquisition or obligation of a capital expenditure or of funds within the meaning of the certificate of need laws of any state, until the appropriate Governmental Authorities shall have granted a certificate of need or other appropriate approval or determined that no certificate of need or other approval is required.

            16.3     Tax and Government Payment Programs Effect.  None of the Parties (nor such Parties’ counsel or accountants) has made or is making in this Agreement any representation to any other Party (or such Party’s counsel or accountants) concerning any of the Tax or Government Payment Programs effects or consequences on the other Party of the transactions provided for in this Agreement.  Each Party represents that it has obtained, or may obtain, independent Tax and Government Payment Programs advice with respect thereto and upon which it, if so obtained, has solely relied.

            16.4     Reproduction of Documents.  This Agreement as originally executed and all documents relating hereto, including consents, waivers and modifications which may hereafter be executed, the Closing Documents, financial statements, certificates and other information previously or hereafter furnished to any Party, may be reproduced by any Party by any photographic, microfilm, electronic or similar process and the Parties may destroy any original documents so reproduced.  The Parties stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial, arbitral or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the ordinary course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence; provided that an originally executed copy of the Agreement or any other such document shall control over any purported reproduction thereof to the extent of any differences between the two.

            16.5     Consented Assignment.  Subject to the terms of Section 5.5(b) and 9.3(f), Buyer shall assume the risk that an attempted assignment of any Assumed Contract, claim or right without the consent of the counterparty thereto would be ineffective or would materially affect Buyer’s rights thereunder such that Buyer would not in fact receive all the rights of Seller thereunder.  If an attempted assignment without the consent of the counterparty to an Assumed Contract, claim or right would be ineffective or would materially affect the rights thereunder of Seller so that Buyer would not in fact receive all such rights, Seller and Buyer shall cooperate in good faith in any reasonable arrangement designed to provide Buyer the benefits under any such Assumed Contract, claim or right, including enforcement of any and all rights of Seller against the other Person arising out of the breach or cancellation by such other Person or otherwise.  After Closing, the Parties shall use Commercially Reasonable Efforts to obtain the consent to the assignment of such Contract, claim or right.

            16.6     Time of Essence.  Time is of the essence in the performance of this Agreement, provided that if the day on or by which a notice must or may be given or the performance of any Party’s obligation is due is a Saturday, Sunday or holiday for banks in Detroit, Michigan, then the day on or by which such notice is due must or may be extended to the first Business Day thereafter.  This Section 16.6 may be waived only in a writing expressly referring hereto.

            16.7     Consents, Approvals and Discretion.  Except as herein expressly provided to the contrary, whenever this Agreement requires any consent or approval to be given by any Party or any Party must or may exercise discretion, such consent or approval shall not be unreasonably withheld or delayed and such discretion shall be reasonably exercised.  DMC shall have the right and authority to consent on behalf of each Seller and Vanguard shall have the right and authority to consent on behalf of each Buyer.

            16.8     Choice of Law; Forum.  This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan without regard to such State’s conflicts of laws rules, and all remedies for dispute resolution arising under this Agreement, including mediation, shall be conducted in Detroit, Michigan.

            16.9     Benefit; Assignment.  This Agreement shall inure to the benefit of and be binding upon the Parties and their legal representatives, successors and assigns.  No Party may assign this Agreement without the prior written consent of the other Parties.  Notwithstanding any provision to the contrary contained in this Agreement, after Closing, DMC may assign all or any part of its restricted endowment funds and up to $4,500,000 of other assets to another nonprofit tax-exempt Person without subjecting such Person to any obligation or duty hereunder,  without the consent of Buyer or Vanguard so long as (a) DMC provides prior written notice thereof to Vanguard, (b) such assignment by DMC shall not relieve DMC of its obligations hereunder and (c) such Person, if considered to be a Seller in Section 11.2, would not be in violation of Section 11.2 immediately prior to such assignment.  Alternatively, notwithstanding any provision to the contrary contained in this Agreement, after Closing, DMC may assign all or substantially all of its assets except its restricted endowment funds and up to $4,500,000 of other assets to another nonprofit tax-exempt Person whose board of trustees includes substantially the same individuals who are members of the board of trustees of DMC on the date of such assignment in conjunction with the delegation by DMC of all of its obligations and duties hereunder to such Person, with the effect of relieving DMC of its obligations hereunder, without the consent of Buyer or Vanguard so long as (x) DMC provides prior written notice thereof to Vanguard, (y) the Person to which funds, rights and obligations have been transferred agrees in writing to be fully bound by all of the terms and conditions of this Agreement and (z) such Person, if considered to be a Seller in Section 11.2 would not be in violation of Section 11.2 immediately prior to such assignment.  Additionally, after Closing DMC may assign its rights to enforce the obligations of Buyer and Vanguard hereunder and its right to appoint members of the board of directors of VHS Michigan Advisory Board to any Person whose board of trustees includes substantially the same individuals who are members of the board of trustees of DMC on the date of such assignment without the consent of Buyer or Vanguard.  At the request of Buyer prior to Closing, Seller shall transfer portions of the Assets and the Assumed Liabilities to those wholly-owned Subsidiaries of Buyer designated in writing to Seller (the “Buyer Entities”).  Upon the transfer of any Assets to a Buyer Entity, and in consideration thereof, such Buyer Entity shall be deemed to be a party hereto and shall be bound by and subject to the obligations of Buyer hereunder.  Notwithstanding the provisions of Section 16.11, the Buyer Entities shall be third-party beneficiaries of this Agreement.

            16.10   Other Owners of the Assets.  For purposes of all representations, warranties, covenants, and agreements contained herein, (a) Seller’s obligations with respect to any Assets shall be joint and several with any wholly-owned Affiliate of Seller which is not a party to this Agreement, but which owns or controls any Assets (an “Other Asset Holding Entity”), (b) Seller’s representations and warranties herein, to the extent applicable, shall be deemed to have been made by, on behalf of and with respect to, any such Other Asset Holding Entity in its ownership capacity, and (c) Seller has the legal capacity to cause, and it shall cause, any Other Asset Holding Entity to satisfy all of Seller’s obligations under this Agreement with respect to such Assets. Seller hereby waives any defense to a claim made by Buyer under this Agreement based on the failure of any person who owns or controls the Assets, including any Other Asset Holding Entity, to be a party to this Agreement.

            16.11   Third Party Beneficiary.  The terms and provisions of this Agreement (including provisions regarding employee and employee benefit matters) are intended solely for the benefit of the Parties, Seller’s Indemnified Persons with respect to Article 14, the Buyer’s Indemnified Persons with respect to Article 14, the Buyer Entities and, in each instance, their respective successors and permitted assigns, and are not intended to confer third-party beneficiary rights upon any other Person.  Any reference in this Agreement to one or more Seller Employee Benefit Plans includes provisions, if any, in such plans permitting their termination or amendment and any covenant in this Agreement to provide any Seller Employee Benefit Plans shall not be deemed or construed to limit (subject to Section 6.3(a)) the right of Buyer to terminate or amend such plan in accordance with its terms.

            16.12   Legal Fees and Costs.  In the event any Party elects to incur legal expenses to enforce or interpret any provision of this Agreement by judicial means, the prevailing party will be entitled to recover such legal expenses, including reasonable attorney’s fees, costs and necessary disbursements, in addition to any other relief to which such Party shall be entitled.

            16.13   Enforcement of Agreement/Specific Performance.

            (a)        The Parties hereto agree that irreparable damage will occur in the event that any of the provisions of this Agreement is not performed in accordance with its specific terms or is otherwise breached.  It is accordingly agreed that each Party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically any term or provision hereof in any court of competent jurisdiction, this being in addition to any other remedy to which it is entitled hereunder, at law or in equity.

            (b)        This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the entities that are expressly identified as Parties hereto and their respective successors and assigns as permitted hereunder, and no past, present or future Affiliate, director, trustee, officer, employee, incorporator, member, manager, partner, shareholder, agent, attorney or representative of any Party hereto shall have any liability for any obligations or liabilities of the Parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby, except as set forth in a written agreement to which such other Person or entity is a party.

            16.14   Waiver of Breach, Right or Remedy.  The waiver by any Party of any breach or violation by another Party of any provision of this Agreement or of any right or remedy permitted the waiving Party in this Agreement (a) shall not waive or be construed to waive any subsequent breach or violation of the same provision (b) shall not waive or be construed to waive a breach or violation of any other provision, and (c) shall be in writing and may not be presumed or inferred from any Party’s conduct.  Except as expressly provided otherwise in this Agreement and except for the obligation of the Parties to first utilize the ADR procedure in Article 15, no remedy conferred by this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be in addition to every other remedy granted in this Agreement or now or hereafter existing at law or in equity, by statute or otherwise.  The election of any one or more remedies by a Party shall not constitute a waiver of the right to pursue other available remedies.  In addition to any other rights and remedies any Party may have at law or in equity for breach of this Agreement, each Party shall be entitled to seek an injunction to enforce the provisions of this Agreement.

            16.5     Notices.  Any notice, demand or communication required, permitted or desired to be given hereunder shall be deemed effectively given if given in writing (a) on the date tendered by personal delivery; or (b) on the date tendered for delivery by nationally recognized overnight courier or (c) on the date received by telegraphic or other electronic means (including facsimile transmission), in any event addressed as follows:

            If to Buyer                    c/o Vanguard Health Systems, Inc.
            or Vanguard:                20 Burton Hills Boulevard, Suite 100
                                                Nashville, Tennessee  37215
                                                Attn:  General Counsel
                                                Facsimile:  (615) 665-6197

            If to Seller:                    c/o The Detroit Medical Center
                                                Corporate Offices
                                                3990 John R
                                                Detroit, Michigan  48201-2403
                                                Attn:  President
                                                Facsimile:  (313) 966-7569

            With a copy to:             The Detroit Medical Center
                                                4707 St. Antoine, Suite W514
                                                Detroit, Michigan  48201-2403
                                                Attn:  General Counsel
                                                Facsimile:  (313) 966-7569

or to such other address or number, and to the attention of such other Person, as any Party may designate at any time in writing in conformity with this Section.

            16.16   Severability.  If any provision of this Agreement is held or determined to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any Party under this Agreement will not be materially and adversely affected thereby:   (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement; and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

            16.17   Entire Agreement; Amendment.  This Agreement supersedes all previous contracts, agreements and understandings and constitutes the entire agreement of whatsoever kind or nature existing between or among the Parties representing the within subject matter and no Party shall be entitled to benefits other than those specified herein.  As between or among the Parties, any oral or written representation, agreement or statement not expressly incorporated herein, whether given prior to or on the Effective Date, shall be of no force and effect unless and until made in writing and signed by DMC, on behalf of each Seller, and Vanguard, on behalf of each Buyer and Vanguard, on or after the Effective Date.  Notwithstanding the foregoing, the Parties expressly acknowledge and agree that any written disclosure delivered to, and acknowledged in writing by, Buyer on the Effective Date that references this Section 16.17 shall constitute a part of this Agreement.  A written disclosure, provided in accordance with the previous sentence, that references a specific Section of this Agreement shall be as effective as a Schedule identifying such Section or a disclosure in respect of such Section.  To the extent that there is any conflict between such written disclosure and this Agreement, the terms of such written disclosure shall control.  Except as permitted by Section 16.1, this Agreement (including any Schedules and Exhibits thereto) may not be amended except in a written instrument executed by DMC, on behalf of each Seller, and Vanguard, on behalf of each Buyer and Vanguard.

            16.18   Multiple Counterparts.  This Agreement may be executed in two or more counterparts, each and all of which shall be deemed an original and all of which together shall constitute but one and the same instrument.  The facsimile signature of any Party to this Agreement or any Contract delivered in connection with the consummation of the transactions described herein or a PDF copy of the signature of any Party to this Agreement or any Contract delivered in connection with the consummation of the transactions described herein delivered by electronic mail for purposes of execution or otherwise, is to be considered to have the same binding effect as the delivery of an original signature on an original Contract.

            16.19   Interest.  Unless otherwise provided herein to the contrary, any monies required to be paid by any Party to another Party pursuant to this Agreement shall be due two Business Days after demand therefore and if not paid when due shall accrue interest from and after the due date to and including the date full payment is made at an annual rate equal to the prime rate in effect for the relevant period as reported by The Wall Street Journal under “Money Rates.”

            16.20   Drafting.  No provision of this Agreement shall be interpreted for or against any Person on the basis that such Person was the draftsman of such provision, and no presumption or burden of proof shall arise favoring or disfavoring any Person by virtue of the authorship of any provision of this Agreement.

            16.21   Confidentiality; Public Announcements.

            (a)        Except for disclosure required by the applicable securities laws or other Legal Requirements, with respect to information provided by Seller and Buyer in connection with and relative to this proposed transaction, the executed Confidentiality Agreement dated September 17, 2009, in respect of confidentiality between Vanguard and Seller shall remain in effect until Closing.

            (b)        At all times before the Closing, Seller, on the one hand, and Buyer, on the other hand, will consult with the other before issuing or making any reports, statements or releases to the public with respect to this Agreement or the transactions contemplated hereby and will use good faith efforts to obtain the other Party’s approval of the text of any public report, statement or release to be made on behalf of such Party.  If either Party is unable to obtain the approval of its public report, statement or release from the other Party and such report, statement or release is, in the opinion of legal counsel to such Party, necessary to discharge such Party’s disclosure obligations under Law, then such Party may make or issue the legally required report, statement or release and promptly furnish the other Party a copy thereof.  Buyer understands and acknowledges that Seller will provide a copy of this Agreement to the Attorney General and that the Attorney General may disclose this Agreement to the public at large.

            16.22   Authority of DMC and Vanguard.  Notwithstanding anything herein to the contrary, DMC, on behalf of Seller, and Vanguard, on behalf of Buyer and Vanguard, shall have the authority to enter into amendments or modifications hereto, letter agreements pertaining hereto and grant or withhold consent as provided or permitted hereunder without the need to obtain the signature of any other Parties hereto.  Each of DMC and Vanguard represent and warrant to the other that it has the power and authority to act on behalf of its Affiliates that are Parties hereto for all such purposes.

ARTICLE 17
GUARANTEE OF BUYER’S OBLIGATIONS

            Vanguard, as principle obligor and not merely as a surety, hereby unconditionally and absolutely guarantees the full, punctual and complete performance by Buyer of all of its obligations under this Agreement and each of the Closing Documents subject to the terms hereof and thereof, and so undertakes to Seller that, if and whenever Buyer is in default, Vanguard will on demand from Seller duly and promptly perform or procure the performance of Buyer’s obligations.  The foregoing guarantee is a continuing guarantee and will remain in full force and effect until the obligations of Buyer under this Agreement have been duly performed or discharged and the obligations of Vanguard shall not be affected, modified, or impaired for any reason, including, without limitation, upon the happening from time to time of any of the following events, whether or not with notice to or the consent of Vanguard:

            (a)        The compromise, settlement, release, change, modification, or amendment (except to the extent of such compromise, settlement release, change, modification, or amendment) of any or all of the obligations, duties, covenants, or agreements of any Party under this Agreement or any Closing Document;

            (b)        The extension of the time for performance of payment of money pursuant to this Agreement, or of the time for performance of any other obligations, covenants, or agreements under or arising out of this Agreement or any Closing Documents or the extension or the renewal thereof; and

            (c)        The institution of any bankruptcy or insolvency proceedings against or by Buyer, or the voluntary or involuntary liquidation, sale, or other transfer of all or substantially all of the assets of Buyer.

The guarantee set forth in this Article shall continue to be effective or will be reinstated, as the case may be, if at any time any payment of obligations by Buyer is rescinded or must otherwise be returned by Seller upon the insolvency, bankruptcy, or reorganization of Buyer or otherwise, all as though such payment had not been made.  The obligations of Vanguard hereunder are independent of the obligations of Buyer, and a separate action or actions may be brought and prosecuted against Vanguard without first pursuing any claims against Buyer.

[SIGNATURE PAGES FOLLOW]

HOU_IMANAGE-789791.5

            IN WITNESS THEREOF, the Parties have caused this Agreement to be executed in multiple originals by their duly authorized officers as of the Effective Date.

SELLER:

THE DETROIT MEDICAL CENTER                    HARPER-HUTZEL HOSPITAL

By:       /s/ Stephen R. D’Arcy                                      By:       /s/ Michael E. Duggan
             Stephen R. D’Arcy,                                                      Michael E. Duggan,
            Chair of the Board of Trustees                          Authorized Representative

DETROIT RECEIVING HOSPITAL                      CHILDREN’S HOSPITAL OF MICHIGAN
AND UNIVERSITY HEALTH CENTER

By:       /s/ Michael E. Duggan                                       By:       /s/ Michael E. Duggan
             Michael E. Duggan,                                                      Michael E. Duggan,
            Authorized Representative                                            Authorized Representative

REHABILITATION INSTITUTE, INC.                 SINAI HOSPITAL OF GREATER DETROIT

By:       /s/ Michael E. Duggan                                       By:       /s/ Michael E. Duggan
             Michael E. Duggan,                                                      Michael E. Duggan,
            Authorized Representative                                            Authorized Representative

HURON VALLEY HOSPITAL, INC.                      DETROIT MEDICAL CENTER
                                                                                    COOPERATIVE SERVICES

By:       /s/ Michael E. Duggan                                       By:       /s/ Michael E. Duggan
             Michael E. Duggan,                                                      Michael E. Duggan,
            Authorized Representative                                            Authorized Representative

[SIGNATURES CONTINUED ON NEXT PAGE]

DMC ORTHOPEDIC BILLING                             METRO TPA SERVICES, INC.
ASSOCIATES, LLC

By:       /s/ Michael E. Duggan                                       By:       /s/ Michael E. Duggan
             Michael E. Duggan,                                                      Michael E. Duggan,
            Authorized Representative                                            Authorized Representative

MICHIGAN MOBILE PET CT, LLC

By:       /s/ Michael E. Duggan
             Michael E. Duggan,
            Authorized Representative

BUYER:

VHS OF MICHIGAN, INC.                                     VHS HARPER-HUTZEL HOSPITAL,
                                                                                    INC.

By:       /s/ Keith B. Pitts                                               By:       /s/ Keith B. Pitts
             Keith B. Pitts,                                                               Keith B. Pitts,
            Executive Vice President                                               Executive Vice President

VHS DETROIT RECEIVING HOSPITAL,            VHS CHILDREN’S HOSPITAL
INC.                                                                            OF MICHIGAN, INC.

By:       /s/ Keith B. Pitts                                               By:       /s/ Keith B. Pitts
             Keith B. Pitts,                                                               Keith B. Pitts,
            Executive Vice President                                               Executive Vice President

[SIGNATURES CONTINUED ON NEXT PAGE]

VHS REHABILITATION INSTITUTE                  VHS SINAI-GRACE HOSPITAL, INC.
OF MICHIGAN, INC.

By:       /s/ Keith B. Pitts                                               By:       /s/ Keith B. Pitts
             Keith B. Pitts,                                                               Keith B. Pitts,
            Executive Vice President                                               Executive Vice President

VHS HURON VALLEY-SINAI                                VHS DETROIT BUSINESSES, INC.
HOSPITAL, INC.

By:       /s/ Keith B. Pitts                                               By:       /s/ Keith B. Pitts
             Keith B. Pitts,                                                               Keith B. Pitts,
            Executive Vice President                                               Executive Vice President

VHS DETROIT VENTURES, INC.

By:       /s/ Keith B. Pitts
             Keith B. Pitts,
            Executive Vice President

VANGUARD:

VANGUARD HEALTH SYSTEMS, INC.

By:       /s/ Keith B. Pitts
             Keith B. Pitts,
            Vice Chairman